Filed pursuant to Rule 424(b)(3)

File No. 333-236896

STATEMENT OF ADDITIONAL INFORMATION

A&Q LONG/SHORT STRATEGIES FUND LLC

600 Washington Boulevard
Stamford, Connecticut 06901
(203) 719-1428
toll-free (888) 793-8637

May 1, 2021

This Statement of Additional Information (“SAI”) is not a prospectus. This SAI relates to and should be read in conjunction with the Prospectus of A&Q Long/Short Strategies Fund LLC (the “Fund”), dated May 1, 2021. The Prospectus and this SAI, which is incorporated by reference into the Prospectus in its entirety, are published on the following website: https://www.ubs.com/us/en/asset-management/individual-investors-and-financial-advisors/products/hedge-funds.html. The SAI also may be obtained by contacting the Fund at the telephone numbers or address set forth above. Defined terms used herein, and not otherwise defined herein, have the same meanings as in the Prospectus.

TABLE OF CONTENTS

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ADDITIONAL INVESTMENT POLICIES

The investment objective and principal investment strategies of A&Q Long/Short Strategies Fund LLC (the “Fund”), as well as the principal risks associated with the Fund’s investment strategies, are set forth in the Prospectus. Capitalized terms used but not defined herein, have the meanings assigned to them in the Fund’s Prospectus. Certain additional investment information is set forth below.

Fundamental Policies

The Fund’s stated fundamental policies, which may be changed only by the affirmative vote of a majority of the outstanding voting securities of the Fund (“Interests”), are listed below. For the purposes of this statement of additional information (“SAI”), “majority of the outstanding voting securities of the Fund” means the vote, at an annual or special meeting of securityholders duly called, (a) of 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy; or (b) of more than 50% of the outstanding voting securities of the Fund, whichever is less. The Fund may not:

•	Borrow money, except to the extent permitted under the Investment Company Act of 1940, as amended (the “Investment Company Act”) (which currently limits borrowing to no more than 33-1/3% of the value of the Fund’s total assets).

•	Issue senior securities, except to the extent permitted under the Investment Company Act (which currently limits the issuance of a class of senior securities that is indebtedness to no more than 33-1/3% of the value of the Fund’s total assets or, if the class of senior security is stock, to no more than 50% of the value of the Fund’s total assets).

•	Underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act of 1933, as amended, in connection with the disposition of its portfolio securities.

•	Make loans, except through purchasing fixed-income securities, lending portfolio securities or entering into repurchase agreements in a manner consistent with the Fund’s investment policies or as otherwise permitted under the Investment Company Act.

•	Purchase, hold or deal in real estate.

•	Invest in commodities or commodity contracts.

•	Invest more than 25% of the value of its total assets in the securities of issuers in any single industry, except that U.S. Government securities may be purchased without limitation. For purposes of this investment restriction, the Investment Funds are not considered a part of an industry. The Fund may invest in Investment Funds that may concentrate their assets in one or more industries. The Fund will consider the concentration of the Investment Funds in determining compliance with this policy.

•	Invest in securities of other investment companies, except to the extent permitted by the Investment Company Act.

If a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Fund’s total assets, unless otherwise stated, will not constitute a violation of such restriction or policy.

The types of securities or investment techniques that may be employed by the Fund in accordance with the Investment Company Act, which may give rise to senior securities within the meaning of the Investment Company Act, include: short sales, forward contracts, reverse repurchase agreements, and when-issued or delayed delivery securities. The Adviser, however, as discussed below under the captions “—Foreign Securities” and “—Special Investment Techniques,” believes that it only will utilize forward currency exchange contracts, and perhaps put options and futures contracts, to attempt to hedge against foreign currency risks. Additionally, as disclosed in the Fund’s Prospectus, the Fund may sell securities short in pursuit of its investment objective, although it presently does not intend to do so.

The Fund’s investment objective is fundamental and may not be changed without the vote of a majority of the Fund’s outstanding voting securities.

Certain Portfolio Securities and Other Operating Policies

Equity Securities

An Investment Fund’s portfolio may include long and short positions in common stocks, preferred stocks and convertible securities. Investment Managers may focus on investments within specific sectors, countries and/or regions. Investment Managers also may invest in depositary receipts relating to foreign securities. See “—Foreign Securities” below. Equity securities fluctuate in value in response to many factors, including the activities and financial condition of individual companies, the business market in which individual companies compete and general market and economic conditions.

The Investment Managers generally may invest in equity securities without restriction as to market capitalization, such as those issued by smaller capitalization companies, including micro-cap companies. The prices of the securities of some of these smaller companies may be subject to more abrupt or erratic market movements than larger, more established companies, because they typically are traded in lower volume and the issuers typically are more subject to changes in earnings and prospects. The Investment Managers may purchase securities in all available securities trading markets, including initial public offerings and the aftermarket.

The Investment Managers’ investments in equity securities may include securities that are listed on securities exchanges, as well as unlisted securities that are traded over-the-counter (“OTC”). Equity securities of companies traded OTC may not be traded in the volumes typically found on a national securities exchange. Consequently, an Investment Manager may be required to dispose of such securities over a longer (and potentially less favorable) period of time than is required to dispose of the securities of listed companies.

Debt Securities

Some Investment Managers may invest in debt securities. The Investment Managers typically will invest in these securities when their yield and potential for capital appreciation are considered sufficiently attractive or in connection with convertible arbitrage strategies, and also may invest in these securities for defensive purposes and to maintain liquidity. These securities may pay fixed, variable or floating rates of interest, and may include zero coupon obligations. Debt securities are subject to the risk of the issuer’s inability to meet principal and interest payments on its obligations (i.e., credit risk) and are subject to the risk of price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness or financial condition of the issuer and general market liquidity (i.e., market risk).

The market value of a debt security may decline due to general market conditions that are not specifically related to a particular company, such as real or perceived adverse economic conditions,

changes in the outlook for corporate earnings, changes in interest or currency rates or adverse investor sentiment generally. Debt securities markets can be susceptible to increases in volatility and decreases in liquidity. Liquidity can decline unpredictably in response to overall economic conditions or credit tightening. Increases in volatility and decreases in liquidity may be caused by a rise in interest rates (or the expectation of a rise in interest rates), which are at or near historic lows in the United States and in other countries. During periods of reduced market liquidity, an Investment Fund may not be able to readily sell debt securities at prices at or near their perceived value. If an Investment Fund needed to sell large blocks of debt securities to meet shareholder redemption requests or to raise cash, those sales could further reduce the prices of such securities. An unexpected increase in Investment Fund redemption requests, including requests from shareholders who may own a significant percentage of the Investment Fund’s shares, which may be triggered by market turmoil or an increase in interest rates, could cause the Investment Fund to sell its holdings at a loss or at undesirable prices and adversely affect the Investment Fund’s share price and increase the Investment Fund’s liquidity risk, expenses and/or taxable distributions. Economic and other market developments can adversely affect debt securities markets. Regulations and business practices, for example, have led some financial intermediaries to curtail their capacity to engage in trading (i.e., “market making”) activities for certain debt securities, which could have the potential to decrease liquidity and increase volatility in the debt securities markets. Policy and legislative changes worldwide are affecting many aspects of financial regulation. The impact of these changes on the markets, and the practical implications for market participants, may not be fully known for some time.

The Investment Managers may invest in both investment grade and non-investment grade debt securities. Investment grade debt securities are securities that have received a rating from at least one nationally recognized statistical rating organization (“NRSRO”) in one of the four highest rating categories or, if not rated by any NRSRO, have been determined by the Investment Manager to be of comparable quality. Non-investment grade debt securities are considered by the NRSRO to be predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal. Non-investment grade debt securities in the lowest rating categories may involve a substantial risk of default or may be in default. Adverse changes in economic conditions or developments regarding the individual issuer are more likely to cause price volatility and weaken the capacity of the issuers of non-investment grade debt securities to make principal and interest payments than is the case for higher grade debt securities. In addition, the market for lower grade debt securities may be thinner and less liquid than for higher grade debt securities.

The issuers of debt instruments (including sovereign issuers) may face significant ongoing uncertainties and exposure to adverse conditions that may undermine the issuer’s ability to make timely payment of interest and principal in accordance with the terms of the obligations.

Foreign Securities

Some Investment Managers will invest in securities of foreign issuers and in depositary receipts, such as American Depositary Receipts and American Depositary Shares (collectively, “ADRs”), Global Depositary Receipts and Global Depositary Shares (“GDRs”) and other forms of depositary receipts. ADRs are receipts typically issued by a United States bank or trust company that evidence ownership of underlying securities issued by a foreign corporation. GDRs are receipts issued outside the United States typically by non-United States banks and trust companies that evidence ownership of either foreign or domestic securities. Generally, ADRs in registered form are designed for use in the United States securities markets and GDRs in bearer form are designed for use outside the United States. Foreign securities markets generally are not as developed or efficient as those in the United States and generally are subject to less government supervision and regulation. In addition, less information may be available regarding foreign securities and foreign issuers may not be subject to accounting, auditing and financial reporting standards and requirements comparable to or as uniform as those of U.S. issuers.

These securities may be purchased through “sponsored” or “unsponsored” facilities. A sponsored facility is established jointly by the issuer of the underlying security and a depositary. A depositary may establish an unsponsored facility without participation by the issuer of the deposited security. Holders of unsponsored depositary receipts generally bear all the costs of such facilities, and the depositary of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the issuer of the deposited security or to pass through voting rights to the holders of such receipts in respect of the deposited securities.

Securities of some foreign issuers are less liquid and more volatile than securities of comparable U.S. issuers. Similarly, volume and liquidity in most foreign securities markets are less than in the United States and, at times, volatility of price can be greater than in the United States. Transaction costs of investing in foreign securities markets generally are higher than in the United States.

Investment Funds and the Fund are subject to additional risks, including possible adverse political and economic developments, seizure or nationalization of foreign deposits or adoption of governmental restrictions which might adversely affect or restrict the payment of principal and interest on the foreign securities to investors located outside the country of the issuer, whether from currency blockage or otherwise. Also, since foreign securities often are purchased with and payable in currencies of foreign countries, the value of these assets as measured in U.S. dollars may be affected favorably or unfavorably by changes in currency rates and exchange control regulations.

Foreign securities in which the Investment Managers may invest may be listed on foreign securities exchanges or traded in foreign OTC markets or may be purchased in private placements and not be publicly traded. Investments in foreign securities are affected by risk factors generally not thought to be present in the United States. Some of these factors are listed in the Prospectus under “Risk Factors—The Investment Funds’ Foreign Investments Involve Risk of Loss.”

Some Investment Managers, and UBS Hedge Fund Solutions LLC (the “Adviser” or “UBS HFS” and, when providing services under an administration agreement between it and the Fund, dated as of September 10, 2002, as revised as of July 1, 2015 (the “Administration Agreement”), the “Administrator”), may hedge against foreign currency risks, including the risk of changing currency exchange rates, which could reduce the value of certain foreign currency denominated portfolio securities irrespective of the underlying investment. An Investment Fund may enter into forward currency exchange contracts (“forward contracts”) for hedging purposes and non-hedging purposes to pursue its investment objective, and the Fund will utilize principally forward currency exchange contracts, although it also may utilize put options and futures contracts, to hedge against foreign currency risks. Forward contracts are transactions involving an obligation to purchase or sell a specific currency at a future date at a specified price. Forward contracts may be used by the Investment Managers and the Adviser for hedging purposes to protect against uncertainty in the level of future foreign currency exchange rates. This technique would allow an Investment Manager or the Adviser to “lock in” the U.S. dollar price of the security. Forward contracts also may be used to attempt to protect the value of existing holdings of foreign securities. There may be, however, imperfect correlation between the foreign securities holdings and the forward contracts entered into with respect to such holdings. There can be no assurance that such hedging transactions, even if undertaken, will be effective. The risks and techniques used to hedge against those risks are substantially the same as those described in respect of “—Foreign Securities” and “—Foreign Currency Transactions.”

Forward contracts also may be used for non-hedging purposes by the Investment Funds, such as when an Investment Manager anticipates that particular foreign currencies will appreciate or depreciate in value, even though securities denominated in such currencies are not then held in the Investment Fund’s investment portfolio. See “—Special Investment Techniques.”

Foreign Currency Transactions

Investment Funds may invest in instruments denominated in currencies other than the U.S. dollar; accordingly, the value of such an investment as measured in U.S. dollars is affected by changes in currency exchange rates. Currency exchange rates generally are determined by the forces of supply and demand in the currency markets and the relative merits of investments in different countries, actual or anticipated changes in interest rates, and other complex factors. Currency exchange rates also can be affected unpredictably by intervention or failure to intervene by U.S. or foreign governments or central banks, or by currency controls or political developments in the U.S. or abroad.

Investment Funds and the Fund may employ certain investment practices to hedge currency exposures; however, such instruments may not be available, may not be economically priced (in the judgment of an Investment Manager or the Adviser), nor provide a perfect hedge. Unless an Investment Fund or the Fund hedges itself against fluctuations in exchange rates between the U.S. dollar and the foreign currencies in which foreign investments are denominated, any profits the Investment Fund or the Fund may realize could be eliminated as a result of adverse changes in exchange rates. An Investment Manager also may engage in foreign currency transactions for speculative purposes or to fix in U.S. dollars, between trade and settlement date, the value of a security the Investment Manager has agreed to buy or sell, or to hedge the U.S. dollar value of securities the Investment Manager already owns, particularly if it expects a decrease in the value of the currency in which the foreign security is denominated.

Foreign currency transactions may involve, for example, the Investment Manager’s or the Adviser’s purchase of foreign currencies for U.S. dollars or the maintenance of short positions in foreign currencies, which would involve the Investment Fund or the Fund agreeing to exchange an amount of a currency it did not currently own for another currency at a future date in anticipation of a decline in the value of the currency sold relative to the currency the Investment Manager or the Adviser contracted to receive in the exchange. The Investment Manager’s and the Adviser’s success in these transactions will depend principally on its ability to predict accurately the future exchange rates between foreign currencies and the U.S. dollar.

Convertible Securities

Convertible securities are bonds, debentures, notes, preferred stock or other securities that may be converted into or exchanged for a specified amount of common stock of the same or different issuer within a particular period of time at a specified price or formula. A convertible security entitles the holder to receive interest that generally is paid or accrued on debt or a dividend that is paid or accrued on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Convertible securities have unique investment characteristics, in that they generally (a) have higher yields than common stocks, but lower yields than comparable non-convertible securities, (b) are less subject to fluctuation in value than the underlying common stock due to their debt characteristics and (c) provide the potential for capital appreciation if the market price of the underlying common stock increases.

The value of a convertible security is a function of its “investment value” (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its “conversion value” (the security’s worth, at market value, if converted into the underlying common stock). The investment value of a convertible security is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors also may have an effect on the convertible security’s investment value. The conversion value of a convertible security is determined by the market price of the underlying common stock. If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value. Generally, the conversion value decreases as the convertible security approaches maturity. To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value. A convertible security generally will sell at a premium over its conversion value by the extent to which investors place value on the right to acquire the underlying common stock while holding a debt security.

Distressed Securities

Some Investment Managers may invest in the securities of financially distressed companies (“distressed securities”). Investments in distressed securities involve substantial risks. Any one or all of the companies in which an Investment Manager may invest may be unsuccessful or not show any return for a considerable period of time. In any reorganization or liquidation proceeding relating to the portfolio company, the Investment Fund may lose its entire investment or may be required to accept cash or securities with a value less than the original investment. Where Investment Managers take control positions, serve on creditors’ committees or otherwise take an active role in seeking to influence the management of the issuers of distressed securities, their Investment Funds may be subject to increased litigation risk resulting from their actions and they may obtain inside information that may restrict their ability to dispose of the distressed securities.

Among the risks inherent in investments in troubled entities is the fact that it frequently may be difficult to obtain information as to the true condition of such issuer. There is no minimum credit standard that is a prerequisite to an Investment Fund’s investment in any instrument and a significant portion of the obligations and preferred stock in which an Investment Fund may invest may be less than investment grade. Judgments about the credit quality of the issuer and the relative value of its securities used to establish arbitrage positions may prove to be wrong. Such investments also may be adversely affected by laws relating to, among other things, fraudulent transfers and other voidable transfers or payments, lender liability and the bankruptcy courts’ power to disallow, reduce, subordinate or disenfranchise particular claims. The market prices of such securities also are subject to abrupt and erratic market movements and above-average price volatility, and the spread between the bid and asked prices of such securities may be greater than those prevailing in other securities markets. It may take a number of years for the market price of such securities to reflect their intrinsic value and the Investment Managers’ estimates of intrinsic value may be based on their views of market conditions, including interest rates, that may prove to be incorrect.

In addition, a liquidation or bankruptcy proceeding either may be unsuccessful (for example, because of the failure to obtain requisite approvals), may be delayed (for example, until various liabilities, actual or contingent, have been satisfied) or may result in a distribution of cash or a new security the value of which will be less than the purchase price to the Investment Fund of the security in respect of which such distribution was made.

Further, an Investment Manager’s investments in junk bonds are considered to be predominantly speculative with respect to the company’s capacity to pay interest and repay principal. These securities may involve a substantial risk of default or may be in default. Adverse changes in economic conditions or developments regarding the individual company are more likely to cause price volatility and weaken the capacity of issuers of junk bonds to make principal and interest payments than is the case for higher grade securities. In addition, the market for these securities may be thinner and less liquid than for higher grade securities.

An Investment Fund also may be subject to additional risks associated with private equity investments, including very limited liquidity because of legal or contractual limitations on resale, lack of public market, dependence on an exit strategy, such as an initial public offering or sale of business, which may not occur, and dependence on managerial assistance provided by other investors and their willingness to provide additional financial support.

An Investment Fund may acquire direct interests or participations in privately held loans from banks, insurance companies, financial institutions, or other lenders, as well as claims held by trade or other creditors, and may originate these types of loans. These investments are subject to both interest rate risk and credit risk. These investments also are subject to the risk of non-payment of scheduled interest or principal. Non-payment would result in a reduction of income to an Investment Fund and a reduction in the value of the investments experiencing non-payment. There can be no assurance that the liquidation of any collateral securing a loan would satisfy a borrower’s obligation in the event of non-payment of scheduled interest or principal payments, or that such collateral could be readily liquidated. To the extent that a loan is collateralized by stock in the borrower or its subsidiaries, such stock may lose all or substantially all of its value in the event of bankruptcy of a borrower. Additional bankruptcy risks include delays or limitations on realizing the benefits of the collateral or subordination or invalidation of the loans. In addition, because these investments are not registered and no public market for them exists, they typically are less liquid than publicly traded securities.

Investments in securities or claims related to commercial or residential real estate may involve risk relating to the credit of the underlying obligor, uncertainties related to cash flows derived from the underlying properties, and susceptibility to economic conditions generally and those related to specific locations.

Funding a plan of reorganization involves additional risks, including risks associated with equity ownership in the reorganized entity. The equity securities of distressed companies may be highly illiquid and hard to value. Equity securities hold the most junior position in a distressed company’s capital structure and are not secured by any specific collateral.

Some of these investments may be difficult for an Investment Manager to value because market quotations are not available. In these circumstances, investments may be valued by an Investment Manager based on procedures designed to ascertain their fair value; however these determinations may not reflect the actual value of the investments.

Money Market Instruments

An Investment Manager may invest, for defensive purposes or otherwise, some or all of its assets in high quality fixed-income securities, money market instruments, and money market mutual funds, or hold cash or cash equivalents in such amounts as the Investment Manager deems appropriate under the circumstances. Pending allocation of the offering proceeds and thereafter, from time to time, the Fund also may invest in these instruments. Money market instruments are high quality, short-term fixed-income obligations, which generally have remaining maturities of one year or less, and may include U.S. Government securities, commercial paper, certificates of deposit and bankers’ acceptances issued by domestic branches of U.S. banks that are members of the Federal Deposit Insurance Corporation, and repurchase agreements.

Reverse Repurchase Agreements

Reverse repurchase agreements involve a sale of a security to a bank or securities dealer and the Investment Manager’s simultaneous agreement to repurchase the security for a fixed price, reflecting a market rate of interest, on a specific date. These transactions involve a risk that the other party to a reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in losses to an Investment Fund. Reverse repurchase agreements are a form of leverage that also may increase the volatility of an Investment Fund’s portfolio.

Special Investment Techniques

Investment Managers may use a variety of special investment techniques, in addition to short selling, including purchasing or entering into options, swaps, swaptions, futures and forward agreements on various financial instruments and currency, to attempt to hedge the Investment Funds’ portfolios against various risks or other factors that generally affect the values of securities and for non-hedging purposes. Additionally, the Adviser may hedge against foreign currency risks through the use of derivatives, and believes that it will utilize principally forward currency exchange contracts, although it may also utilize put options and futures contracts. These techniques may involve the use of derivatives and may change over time as new instruments and techniques are introduced or as a result of regulatory developments. Certain of the special investment techniques that the Investment Managers and the Adviser may use are speculative and involve a high degree of risk, particularly when used by the Investment Managers for non-hedging purposes. There can be no assurance that these techniques will be successful.

Derivatives. Derivatives are financial instruments that derive their value, at least in part, from the performance of an underlying asset, currency, index or interest rate. Derivatives can be volatile and involve various types and degrees of risk, depending upon the characteristics of the particular derivative and the portfolio as a whole. Derivatives permit an investor to increase or decrease the level of risk, or change the character of the risk, to which its investment portfolio is exposed.

Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in derivatives could have a large potential impact on the Fund’s performance.

If an Investment Manager (or, with respect to currency hedges, the Adviser) invests in derivatives at inopportune times or judges market conditions or market values incorrectly, such investments may lower the Investment Fund’s (or the Fund’s) return or result in a loss. The Fund also could experience losses if the Investment Manager’s (or, with respect to currency hedges, the Adviser’s) derivatives were poorly correlated with its other investments, or if the Investment Manager (or the Adviser) were unable to liquidate its position because of an illiquid secondary market. All derivatives involve risks different from, and potentially greater than, the risks associated with investing directly in securities and other more traditional assets, including:

Management Risk. Derivatives are specialized instruments that require investment techniques and risk analyses different from those associated with stocks and bonds. The use of a derivative requires an understanding not only of the underlying instrument, but also of the derivative itself. In particular, the use and complexity of derivatives require the maintenance of adequate controls to monitor the transactions entered into and the ability to assess the risk that a derivative adds to the Investment Fund.

Counterparty Credit Risk. This is the risk that a loss may be sustained by an Investment Fund as a result of the failure of the other party to a derivative (usually referred to as a “counterparty”) to comply with the terms of the derivative. The credit risk arising from futures and cleared derivatives is generally different from the credit risk arising from OTC derivatives, because a party to a futures contract or a cleared derivatives transaction is subject to the credit risk of the clearing house and the futures commission merchant or clearing member through which it holds its cleared position, rather than the credit risk of a market “counterparty.” An Investment Fund may post or receive collateral related to changes in the market value of a derivative. An Investment Fund also may invest in derivatives that (i) do not require the counterparty to post collateral, (ii) require collateral but do not provide for the Investment Fund’s security interest in it to be perfected, (iii) require significant upfront deposits unrelated to the derivatives’ intrinsic value, or (iv) do not require that collateral be regularly marked-to-market. When a counterparty’s obligations are not fully secured by collateral, an Investment Fund runs the risk of having limited recourse if the counterparty defaults. Even when obligations are required by contract to be collateralized, an Investment Fund may not receive the collateral the day the collateral is called, leaving the Investment Fund subject to counterparty risk until it receives the collateral.

Documentation Risk. Many derivatives also have documentation risk. Because the contract for each OTC derivative transaction is individually negotiated with a specific counterparty, there exists the risk that the parties may interpret contractual terms (e.g., the definition of default) differently than an Investment Fund. If that occurs, the cost and unpredictability of the legal proceedings required for the Investment Fund to enforce its contractual rights may lead the Investment Fund to decide not to pursue its claims against the counterparty. An Investment Fund, therefore, assumes the risk that it may be unable to obtain payments the Investment Manager believes are owed to it under derivatives or those payments may be delayed or made only after the Investment Fund has incurred the costs of litigation. Also, payment amounts calculated in connection with standard industry conventions for resolving contractual issues (e.g., International Swaps and Derivatives Association, Inc. (ISDA) Protocols and auction processes) may be different than would be realized if a counterparty were required to comply with the literal terms of the derivative (e.g., physical delivery). There is little case law interpreting the terms of most derivatives or characterizing their tax treatment. In addition, the literal terms of an OTC contract may be applied in ways that are at odds with the investment thesis behind the decision to enter into the contract.

Liquidity Risk. Liquidity risk exists when a particular instrument is difficult to purchase or sell. If a derivative transaction is particularly large or if the relevant market is illiquid (as is the case with many OTC derivatives), it may not be possible to initiate a transaction or liquidate a position at an advantageous price. Less liquid derivatives may also fall more in price than other securities during market falls. During periods of market disruption, an Investment Fund may have a greater need for cash to provide collateral for large swings in the mark-to-market obligations arising under the derivatives used by the Investment Fund or to provide additional initial margin if required by a clearing house or clearing member.

Leverage Risk. Since many derivatives have a leverage component (i.e., a notional value in excess of the assets needed to establish and/or maintain the derivative position), adverse changes in the value or level of the underlying asset, rate or index can result in a loss substantially greater than the amount invested in the derivative itself. Certain derivatives have the potential to expose an Investment Fund to unlimited loss, regardless of the size of the initial investment in the derivative.

OTC Derivative Instrument Transaction. Investment Funds may invest in derivatives that are not traded on organized exchanges and as such are not standardized. Such transactions are known as OTC transactions. While some OTC markets are often highly liquid, transactions in OTC derivatives may involve greater risk than investing in exchange traded instruments because there is no exchange market on which to close out an open position. It may be impossible to liquidate an existing position, to assess the value of the position arising from an off-exchange transaction or to assess the exposure to risk. Bid and offer prices need not be quoted and, even where they are, they will be established by dealers in these instruments and consequently it may be difficult to establish what is a fair price. In respect of such trading, an Investment Fund is subject to the risk of counterparty failure or the inability or refusal by a counterparty to perform with respect to such contracts. Market illiquidity or disruption could result in major losses to the Investment Fund.

Regulatory Risk. The derivatives market is subject to various risks related to existing, as well as new and evolving, regulation both within and outside the United States. Additional regulation of the derivatives markets may make derivatives more costly, may limit the availability of derivatives, or may otherwise adversely affect the value or performance of derivatives. Any such adverse future developments could impair the effectiveness of an Investment Fund’s derivative transactions and cause the Fund to lose value. They may also render certain strategies in which the Investment Fund might otherwise engage impossible or so costly that they will no longer be economical to implement.

Other Risks. Other risks in using derivatives include the risk of mispricing or improper valuation of derivatives. Many derivatives, in particular OTC derivatives, are complex and their valuation often requires modeling and judgment, which increases the risk of mispricing or improper valuation, and there can be no assurance that the pricing models employed by an Investment Manager will produce valuations that are consistent with the values realized when OTC derivatives are actually closed out or sold. This valuation risk is more pronounced when an Investment Fund enters into OTC derivatives with specialized terms because the value of those derivatives in some cases is determined in part by reference to similar derivatives with more standardized terms. Improper valuations may result in increased cash payment requirements to counterparties, under collateralization and/or errors in calculation of the Investment Fund’s net asset value. Furthermore, derivatives also involve the risk that changes in their value may not correlate perfectly with the assets, rates or indices they are designed to track. The risk may be more pronounced when outstanding notional amounts in the market exceed the amounts of the referenced assets. Derivatives are also subject to currency and other risks. Suitable derivatives are not available in all circumstances. For example, the economic costs of taking some derivatives positions may be prohibitive. Under the terms of certain contracts governing derivative transactions, the occurrence of certain events with respect to an Investment Fund (such as a decline in the Investment Fund’s net asset value) may cause the Investment Fund’s derivative transactions to be terminated early, including at an inopportune time or at an unfavorable price.

Options and Futures. Investment Managers (and, with respect to currency hedges, the Adviser) may invest in options and futures contracts. Investment Managers also may invest in so-called “synthetic” options (which generally are privately negotiated options that are exclusively cash-settled) or other derivatives written by broker-dealers or other permissible financial intermediaries. Options transactions may be effected on securities exchanges or in the OTC market. Since participants in such markets are typically not subject to credit evaluation and regulatory oversight as are members of “exchange-based” markets, the Investment Fund bears the risk that the counterparty that wrote the option will be unable or unwilling to perform its obligations under the option contract. Such options also may be illiquid and, in such cases, it may be difficult to close out a position. OTC options also may include options on baskets of specific securities.

Call and put options also may be purchased and sold in respect of specific securities, and may include covered or uncovered call and put options. A covered call option, which is a call option with respect to which an investor owns the underlying security, that is sold exposes the investor during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying security or to possible continued holding of a security that might otherwise have been sold to protect against depreciation in the market price of the security. A covered put option, which is a put option with respect to which an investor has segregated cash or liquid securities to fulfill the obligation undertaken, that is sold exposes the investor during the term of the option to a decline in price of the underlying security while depriving it of the opportunity to invest the segregated assets.

An Investment Manager may close out a position when writing options by purchasing an option on the same security with the same exercise price and expiration date as the option that it has previously written on such security. A profit or loss will be realized if the amount paid to purchase an option is less or more, as the case may be, than the amount received from the sale thereof. To close out a position as a purchaser of an option, the Investment Manager would ordinarily make a similar “closing sale transaction,” which involves liquidating its position by selling the option previously purchased, although it would be entitled to exercise the option should it deem it advantageous to do so.

Investment Managers (and, when hedging foreign currency exposure, the Adviser) may enter into futures contracts in U.S. domestic markets or on exchanges located outside the United States. Foreign markets may offer advantages such as trading opportunities or arbitrage possibilities not available in the United States. Foreign markets, however, may have greater risk potential than domestic markets. For example, some foreign exchanges are principal markets so that no common clearing facility exists and an investor may look only to the broker for performance of the contract. In addition, any profits a person might realize in trading could be eliminated by adverse changes in the exchange rate, or the Investment Funds and the Fund could incur losses as a result of those changes. Transactions on foreign exchanges may include both commodities that are traded on domestic exchanges and those that are not. Unlike trading on domestic commodity exchanges, trading on foreign commodity exchanges is not regulated by the U.S. Commodity Futures Trading Commission.

Engaging in these transactions involves risk of loss to the Investment Funds and the Fund which could adversely affect the value of the Fund’s net assets. No assurance can be given that a liquid market will exist for any particular futures contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the Investment Funds and the Fund to substantial losses.

Successful use of futures also is subject to the ability to predict correctly movements in the direction of the relevant market, and, to the extent the transaction is entered into for hedging purposes, to ascertain the appropriate correlation between the transaction being hedged and the price movements of the futures contract.

Investment Managers may purchase and sell stock index futures contracts. A stock index future obligates a person to pay or receive an amount of cash equal to a fixed dollar amount specified in the futures contract multiplied by the difference between the settlement price of the contract on the contract’s last trading day and the value of the index based on the stock prices of the securities that comprise it at the opening of trading in such securities on the next business day.

Investment Managers may purchase and sell interest rate futures contracts. An interest rate future obligates a person to purchase or sell an amount of a specific debt security at a future date at a specific price.

Investment Managers and the Fund may purchase and sell currency futures. A currency future obligates a person to purchase or sell an amount of a specific currency at a future date at a specific price.

Pursuant to regulations and/or published positions of the U.S. Securities and Exchange Commission (the “SEC”), the Adviser may be required to segregate permissible liquid assets in connection with its commodities transactions in an amount generally equal to the value of the underlying commodity. The segregation of such assets will have the effect of limiting the Adviser’s ability otherwise to invest those assets.

Call and Put Options on Securities Indexes. Investment Managers may purchase and sell call and put options on stock indexes, such as the Standard & Poor’s 500 Composite Stock Price Index and Standard & Poor’s 100 Index, listed on national securities exchanges or traded in the OTC market for hedging purposes and to pursue their investment objectives. A stock index fluctuates with changes in the market values of the stocks that comprise the index. Accordingly, successful use of options on stock indexes will be subject to the ability to predict correctly movements in the direction of the stock market generally or segments thereof. This requires different skills and techniques than forecasting changes in the price of individual stocks.

Warrants. Warrants are derivatives that permit, but do not obligate, the holder to subscribe for other securities. Warrants do not carry with them the right to dividends or voting rights with respect to the securities that they entitle the holder to purchase, and they do not represent any rights in the assets of the issuer. As a result, warrants may be considered more speculative than certain other types of investments. In addition, the value of a warrant does not necessarily change with the value of the underlying securities or commodities, and a warrant ceases to have value if it is not exercised prior to its expiration date.

Swap Agreements. Investment Managers may enter into equity, equity index, interest rate, credit, total return, currency and cross currency rate and contract for difference swap agreements on behalf of the Investment Funds. These transactions are entered into in an attempt to obtain a particular return when it is considered desirable to do so. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a “basket” of securities representing a particular index. Equity index swaps involve the exchange by an Investment Fund with another party of cash flows based upon the performance of an index or a portion of an index of securities that usually includes dividends.

Swaps are either subject to a bilateral agreement with a counterparty or are cleared through a central clearing organization. To the extent an Investment Fund invests in swaps, forwards, options and other “synthetic” or derivative instruments that are not cleared by a clearing house, counterparty exposures can develop and the Investment Fund takes the risk of nonperformance by the other party on the contract. Swaps, forwards, futures, options and other “synthetic” or derivative instruments that are cleared by a central clearing organization, which generally are supported by guarantees of the clearing organization’s members, daily marking-to-market and settlement and segregation and minimum capital requirements applicable to intermediaries, are subject to different risks, including the creditworthiness of the central clearing organization and its members.

Some swaps are required to be executed on an exchange or on a swap execution facility. A swap execution facility is a trading platform where multiple market participants can execute derivatives by accepting bids and offers made by multiple other participants in the platform. While this execution requirement is designed to increase transparency and liquidity in the cleared derivatives market, trading on a swap execution facility can create additional costs and risks for the Investment Funds. For example, swap execution facilities typically charge fees, and if an Investment Fund executes swaps on a swap execution facility through a broker intermediary, the intermediary may impose fees as well. In addition, the Investment Fund may be required to indemnify a swap execution facility, or a broker intermediary who executes cleared derivatives on a swap execution facility on the Investment Fund’s behalf, against any losses or costs that may be incurred as a result of the Investment Fund’s transactions on the swap execution facility.

Equity Swaps. An equity swap is a transaction in which one party pays periodic amounts of a given currency based on a fixed price or fixed rate and the other party pays periodic amounts of the same currency or a different currency based on the performance of a share of an issuer, a basket of shares of several issuers or an equity index.

Equity Index Swaps. Equity index swaps involve the exchange between parties of cash flows based upon the performance of an index or a portion of an index of securities that usually includes dividends. Investment Managers may purchase cash-settled options on equity index swaps. A cash-settled option on a swap gives the purchaser the right, but not the obligation, in return for the premium paid, to receive an amount of cash equal to the value of the underlying swap as of the exercise date. These options typically are purchased in privately negotiated transactions from financial institutions, including securities brokerage firms.

Interest Rate Swaps. Forms of interest rate swap agreements include: interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates exceed a specified rate or “cap”; interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates fall below a specified level or “floor”; and interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels.

Credit Swaps. In a credit swap (also sometimes referred to as “credit default swap” or “credit default put”), one party makes an upfront payment or a series of periodic payments and, upon the occurrence of a specified credit event with respect to a designated third party, the other party makes a payment based on a notional amount or the face value of a specified instrument, which in some (but not all) cases will only be made against delivery of such specified instrument.

Total Return Swaps. In a total return swap, one party pays a rate of interest in exchange for the total rate of return on another investment. For example, if an Investment Fund wished to invest in a senior loan, it could instead enter into a total return swap and receive the total return of the senior loan, less the “funding cost,” which would be a floating interest rate payment to the counterparty.

Currency Swaps. Currency swaps involve the exchange of rights to make or receive payments in specified foreign currencies. Since currency swaps are individually negotiated, an Investment Fund expects to achieve an acceptable degree of correlation between its portfolio investments and its currency swap positions. Currency swaps usually involve the delivery of the entire principal value of one designated currency in exchange for another designated currency.

Cross Currency Rate Swaps. A cross currency rate swap is a transaction in which one party pays periodic amounts in one currency based on a specified fixed rate (or a floating rate that is reset periodically) and the other party pays periodic amounts in another currency based on a floating rate that is reset periodically. All calculations are determined on predetermined notional amounts of the two currencies. Often such swaps will involve initial or final exchanges of amounts corresponding to the notional amounts.

Contract for Difference Swaps. In a contract for difference swap, the seller agrees to pay or to receive from the buyer the difference between the nominal value of an underlying instrument at the opening of the contract and the value of the instrument at the expiration of the contract, and the buyer pays periodic amounts on the notional amount of the capital employed by the seller, less the margin posted. Contract for difference swaps permit investors to take long or short positions in an underlying instrument, which may be a single security, stock basket or index.

Most swap agreements would calculate the obligations of the parties to the agreement on a “net basis.” Consequently, the Investment Fund’s current obligations (or rights) under a swap agreement generally will be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). The risk of loss with respect to swaps is limited to the net amount of payments that a party is contractually obligated to make. If the other party to a swap defaults, a party’s risk of loss consists of the net amount of payments that the party contractually is entitled to receive.

The use of swaps is a highly specialized activity that involves special investment techniques and risks, including increased volatility and the credit risk associated with the counterparty to the derivative. These investments generally will be subject to transaction costs and other fees, which will reduce the value of an Investment Fund’s investment. In addition, if an Investment Manager is incorrect in its forecasts of market values, interest rates or exchange rates, the performance of the Investment Fund may be adversely affected.

Lending Portfolio Securities

Investment Managers may lend securities from their Investment Funds to brokers, dealers and other financial institutions needing to borrow securities to complete certain transactions. The Investment Fund continues to be entitled to payments in amounts equal to the interest, dividends or other distributions payable on the loaned securities that affords the Investment Fund an opportunity to earn interest on the amount of the loan and on the loaned securities’ collateral. The Fund might experience risk of loss if the institution with which the Investment Manager has engaged in a portfolio loan transaction breaches its agreement with the Investment Fund.

When-Issued, Delayed Delivery and Forward Commitment Securities

To reduce the risk of changes in interest rates and securities prices, Investment Funds may purchase securities on a forward commitment or when-issued or delayed delivery basis, which means delivery and payment take place a number of days after the date of the commitment to purchase. The payment obligation and the interest rate receivable with respect to such purchases are fixed when an Investment Fund enters into the commitment, but the Investment Fund does not make payment until it receives delivery from the counterparty. The Investment Fund will commit to purchase such securities only with the intention of actually acquiring the securities, but the Investment Fund may sell these securities before the settlement date if it is deemed advisable.

Securities purchased on a forward commitment or when-issued or delayed delivery basis are subject to changes in value, generally changing in the same way, i.e., appreciating when interest rates decline and depreciating when interest rates rise, based upon the public’s perception of the creditworthiness of the issuer and changes, real or anticipated, in the level of interest rates. Securities so purchased may expose the Fund to risks because they may experience such fluctuations prior to their actual delivery. Purchasing securities on a when-issued or delayed delivery basis can involve the additional risk that the yield available in the market when the delivery takes place actually may be higher than that obtained in the transaction itself. Purchasing securities on a forward commitment or when-issued or delayed delivery basis when an Investment Fund is fully or almost fully invested may result in greater potential fluctuation in the value of the net assets of the Investment Fund.

Additional Risk—Sector Risk

Some Investment Funds may invest a substantial portion of their assets in securities of companies in particular sectors including financial services, technology, or health sciences-related companies, which presents certain risks that may not exist to the same degree as in other types of investments. Securities of companies in these sectors, in general, tend to be highly volatile as compared to other types of investments. Investment Managers who focus on investing in these sectors subject their Investment Funds to investment risk that is greater than if the Investment Funds were invested in a more diversified manner among various sectors.

Financial services companies are subject to extensive government regulation. This regulation may limit both the amount and types of loans and other financial commitments a financial services company can make, and the interest rates and fees it can charge. These limitations may have a significant impact on the profitability of a financial services company since profitability is attributable, at least in part, to the company’s ability to make financial commitments such as loans. Profitability of a financial services company is largely dependent upon the availability and cost of the company’s funds, and can fluctuate significantly when interest rates change. The financial difficulties of borrowers can negatively impact the industry to the extent that borrowers may not be able to repay loans made by financial service companies.

Industries throughout the science and technology fields include many smaller and less seasoned companies. These types of companies may present greater opportunities for capital appreciation, but also may involve greater risks. Such companies may have limited product lines, markets or financial resources, or may depend on a limited management group. These companies also are strongly affected by worldwide scientific or technological developments, and their products and services may not be economically successful or may quickly become outdated. Certain of these companies also offer products or services that are subject to governmental regulation and, therefore, may be affected adversely by governmental policies.

Many health sciences and biotechnology companies are subject to substantial governmental regulations that can affect their prospects. Changes in governmental policies may have a material effect on the demand for particular products and services. Regulatory approvals (often entailing lengthy application and testing procedures) also may be required before new drugs and certain medical devices and procedures can be introduced. Many of these companies have products and services that are subject to the risks of rapid obsolescence caused by progressive scientific and technological advances. The enforcement of patent, trademark and other intellectual property laws will affect the value of many of these companies. While they generally will make these investments based on a belief that actual or anticipated products or services will produce future earnings, if an anticipated event is delayed or does not occur, or if investor perceptions about a company change, the company’s stock price may decline sharply and its securities may become less liquid.

REPURCHASES AND TRANSFERS OF INTERESTS

Involuntary Repurchases

The Fund may, at any time, repurchase involuntarily at net asset value an Interest or a portion of an Interest of an investor, or any person acquiring an Interest or portion thereof from or through an investor, in accordance with the LLC Agreement and Section 23 of the Investment Company Act, and any applicable rules thereunder. The repurchase price payable in respect of repurchased Interests will be equal to the value of the investor’s capital account or applicable portion thereof based on the estimated net asset value of the Fund’s assets as of the effective date of the applicable repurchase, after giving effect to all allocations to be made to the investor’s capital account as of such date.

Tenders by the Adviser

The Adviser may tender for repurchase in connection with any repurchase offer made by the Fund any Interest that it holds in its capacity as an investor.

Transfers of Interests

No person may become a substituted investor without the written consent of the Board, which consent may be withheld for any reason in the Board’s sole and absolute discretion. Interests may be transferred only (i) by operation of law pursuant to the death, bankruptcy, insolvency or dissolution of an investor or (ii) with the written consent of the Board, which may be withheld in its sole and absolute discretion and is expected to be granted, if at all, only in limited circumstances, generally in connection with a transfer that does not result in a change of beneficial ownership. By way of example, the following transfers will not be deemed to result in a change of beneficial ownership: transfers between investors having the same social security or tax identification number; transfers between spouses; transfers from individual to joint accounts; transfers from self-directed pension plans to individual retirement account (“IRA”) rollover accounts; and transfers from an individual to a revocable trust established by that individual. Notice to the Fund of any proposed transfer must include evidence satisfactory to the Fund that the proposed transferee meets any requirements imposed by the Fund with respect to investor eligibility and suitability, including the requirement that any investor, or investor’s equity owners in certain circumstances, (i) immediately after the time of purchase, has at least $1 million under the discretionary investment management of UBS Group AG (“UBS”) and its affiliates or subsidiaries, (ii) at the time of purchase, has a net worth of more than $2.1 million, or (iii) at the time of purchase, meets the standard for a “qualified purchaser” in the Investment Company Act and the rules thereunder, and must be accompanied by a properly completed investor certification.

Any transferee meeting the eligibility requirements that acquires an Interest or portion thereof in the Fund by operation of law as the result of the death, dissolution, bankruptcy or incompetency of an investor or otherwise, will be entitled to the allocations and distributions allocable to the Interest so acquired and to transfer such Interest in accordance with the terms of the Fund’s Limited Liability Company Agreement, as amended from time to time (the “LLC Agreement”), but will not be entitled to the other rights of an investor unless and until such transferee becomes a substituted investor as provided in the LLC Agreement. If an investor transfers an Interest or portion thereof with the approval of the Board, the Fund will promptly take all necessary actions to admit such transferee or successor to the Fund as an investor. Each investor and transferee is required to pay all expenses, including attorneys’ and accountants’ fees, incurred by the Fund in connection with such transfer. If such a transferee does not meet the investor eligibility requirements, the Fund reserves the right to repurchase its Interest.

The LLC Agreement provides that each investor in the Fund has agreed to indemnify and hold harmless the Fund, the Directors, the Adviser, each other investor and any affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses, including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement, joint or several, to which such persons may become subject by reason of or arising from any transfer made by such investor in violation of these provisions or any misrepresentation made by such investor in connection with any such transfer.

DIRECTORS AND OFFICERS

Subject to the requirements of the Investment Company Act, the business and affairs of the Fund shall be managed under the direction of the Board. The Board shall have the right, power and authority, on behalf of the Fund and in its name, to do all things necessary and proper to carry out its duties under the LLC Agreement. Each Director shall be vested with the same powers, authority and responsibilities on behalf of the Fund as are customarily vested in each director of a registered closed-end management investment company organized as a Delaware corporation. No Director shall have the authority individually to act on behalf of or to bind the Fund except within the scope of such Director’s authority as delegated by the Board. The Board may delegate the management of the Fund’s day-to-day operations to one or more officers or other persons (including, without limitation, the Adviser), subject to the investment objective and policies of the Fund and to the oversight of the Board.

Board’s Oversight Role in Management

The Board’s role in management of the Fund is oversight. As is the case with virtually all investment companies (as distinguished from operating companies), service providers to the Fund, primarily the Adviser, have responsibility for the day-to-day management of the Fund, which includes responsibility for risk management (including management of investment performance and investment risk, valuation risk, issuer and counterparty credit risk, compliance risk and operational risk). As part of its oversight, the Board, acting at its scheduled meetings, or the Chairman, acting between Board meetings, regularly interacts with and receives reports from senior personnel of service providers, including senior managerial and financial officers of the Adviser, the Fund’s and the Adviser’s Chief Compliance Officer and portfolio management personnel. The Board’s Audit Committee (which consists of all of the Independent Directors (as defined below)) holds regularly scheduled meetings and, as appropriate, the chair of the Audit Committee maintains contact with the Fund’s independent registered public accounting firm and the Adviser’s senior personnel. The Board also receives periodic presentations from senior personnel of the Adviser regarding risk management generally, as well as presentations regarding operational, compliance or investment risk areas such as business continuity, anti-money laundering, personal trading, valuation and investment research. The Board also receives reports from counsel to the Fund or counsel to the Adviser and the Board’s own independent legal counsel regarding regulatory compliance and governance matters.

The Board’s oversight role does not make the Board a guarantor of the Fund’s investments or activities.

Board Composition and Leadership Structure

The Investment Company Act requires that at least 40% of the Fund’s Directors not be “interested persons” (as defined in the Investment Company Act) of the Fund and, as such, not be affiliated with the Adviser (“Independent Directors”). To rely on certain exemptive rules under the Investment Company Act, a majority of the Fund’s Directors must be Independent Directors, and for certain important matters, such as the approval of investment advisory agreements or transactions with affiliates, the Investment Company Act or the rules thereunder require the approval of a majority of the Independent Directors. Currently, two of the Fund’s three Directors are Independent Directors.

The Independent Directors exercised their informed business judgment to appoint Meyer Feldberg to serve as Chairman of the Board. Mr. Feldberg is not affiliated with the Adviser, UBS Financial Services Inc. (“UBS Financial Services”) or their affiliates, but is treated as an interested person of the Fund solely as a consequence of his affiliation with a broker-dealer with which the funds advised by the Adviser may do business. The Independent Directors have determined that they can act independently and effectively without having an Independent Director serve as Chairman and without designating a lead Independent Director, and that a key factor for assuring they are in a position to do so is that all of the Directors are independent of management and that two of the Fund’s three Directors are not interested persons of the Fund. In addition, Independent Directors have been designated to chair the Audit Committee and the Nominating Committee, and from time to time one or more Independent Directors may be designated, formally or informally, to take the lead in addressing with management or their independent legal counsel matters or issues of concern to the Board. The Fund’s Directors, including its Independent Directors, interact directly with senior management of the Adviser at scheduled meetings and between meetings as appropriate. As a result, the Board has determined that its leadership structure, in which no individual Independent Director has been designated to lead all the Independent Directors, is appropriate in light of the specific characteristics and circumstances of the Fund, including, but not limited to: (i) the fact that Mr. Feldberg effectively acts as an independent Chairman and lead Independent Director; (ii) the services that the Adviser and its affiliates provide to the Fund and potential conflicts of interest that could arise from these relationships; (iii) the extent to which the day-to-day operations of the Fund are conducted by Fund officers and employees of the Adviser; (iv) the Board’s oversight role in management of the Fund; and (v) the Board’s size and the cooperative working relationship among the Independent Directors and among all Directors.

Information about the Directors and Officers

Information regarding the Directors and officers of the Fund, including their positions with the Fund, length of time served and principal occupations during the past five years, as well as the Directors’ other board memberships and affiliations during the past five years, is set forth below.

Name, Age, Address and Position(s) with Fund	Term of Office and Length of Time Served[1]	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director[2]	Other Directorships/ Trusteeships Held by Director Outside Fund Complex During Past 5 Years
INDEPENDENT DIRECTORS
Virginia G. Breen (56) c/o UBS HFS 600 Washington Boulevard Stamford, Connecticut 06901 Director	Term — Indefinite Length—since Aug. 7, 2008	Private investor and board member of certain entities (as listed herein).	3	Director of: Paylocity Holding Corp.; the Neuberger Berman Private Equity Registered Funds (19 funds); certain funds in the Calamos Fund Complex (26 portfolios); Jones Lang LaSalle Income Property Trust, Inc.; Tech and Energy Transition Corporation
Stephen H. Penman (74) c/o UBS HFS 600 Washington Boulevard Stamford, Connecticut 06901 Director	Term — Indefinite Length—since Jul. 1, 2004	Professor of Financial Accounting of the Graduate School of Business, Columbia University.	3	Member, Board of Advisors, Boston Harbor Investment Management, LLC.

Name, Age, Address and Position(s) with Fund	Term of Office and Length of Time Served[1]	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director[2]	Other Directorships/ Trusteeships Held by Director Outside Fund Complex During Past 5 Years
INTERESTED DIRECTOR
Meyer Feldberg (78)[3] c/o UBS HFS 600 Washington Boulevard Stamford, Connecticut 06901 Chairman and Director	Term — Indefinite Length—since Commencement of Operations	Dean Emeritus and Professor of Management of the Graduate School of Business, Columbia University; Senior Advisor for Morgan Stanley.	48	Director of: NYC Ballet; Revlon, Inc. (1997 to 2017); Macy’s, Inc. (1992 to 2016). Advisory Director of Welsh Carson Anderson & Stowe.
OFFICER(S) WHO ARE NOT DIRECTORS
William J. Ferri (54) UBS HFS 787 7th Avenue New York, New York 10019 Principal Executive Officer	Term — Indefinite Length—since Oct. 1, 2010	Head of UBS Asset Management (Americas) Inc. (“UBS AM”) since March 2017. Mr. Ferri was Global Head of UBS HFS from 2010 to 2017, and Head of Multi-Manager and Hedge Fund Solutions of UBS AM from 2017 to April 2021.	N/A	N/A
Dylan Germishuys (51) UBS HFS 600 Washington Boulevard Stamford, Connecticut 06901 Principal Accounting Officer	Term — Indefinite Length—since Nov. 19, 2013	Head of Operations and Product Control of UBS HFS since 2004.	N/A	N/A
Frank S. Pluchino (61) UBS HFS 600 Washington Boulevard Stamford, Connecticut 06901 Chief Compliance Officer	Term — Indefinite Length—since Jul. 19, 2005	Executive Director and Chief Compliance Officer of UBS HFS since October 2010, and Executive Director of UBS Business Solutions US LLC since January 2017. Mr. Pluchino also serves as Chief Compliance Officer of the registered investment funds advised by UBS HFS and UBS AM.	N/A	N/A
Keith A. Weller (58) UBS AM One North Wacker Drive Chicago, Illinois 60606 Chief Legal Officer	Term — Indefinite Length—since Jul. 25, 2019	Executive Director and Deputy General Counsel (since February 2019, prior to which he was Senior Associate General Counsel) of UBS Business Solutions US LLC (since January 2017) and UBS AM—Americas (since 2005). Mr. Weller also serves as a Vice President and Secretary of the registered investment funds advised by UBS AM.	N/A	N/A

[1]	The Fund commenced operations on February 1, 2003.

[2]	As of April 1, 2021, of the 48 funds/portfolios in the complex, 45 were advised by an affiliate of UBS HFS and three comprised the registered alternative investment funds advised by UBS HFS.

[3]	Mr. Feldberg is an “interested person” of the Fund because he is an affiliated person of a broker-dealer with which the funds advised by UBS HFS may do business. Mr. Feldberg is not affiliated with UBS Financial Services or its affiliates.

Additional information about each Director follows (supplementing the information provided in the table above) that describes some of the specific experiences, qualifications, attributes and skills that each Director possesses. The Board believes that the significance of each Director’s experience, qualifications, attributes or skills is an individual matter (meaning that experience that is important for one Director may not have the same value for another) and that these factors are best evaluated at the board level, with no single Director, or particular factor, being indicative of board effectiveness. However, the Board believes that Directors need to have the ability to critically review, evaluate, question and discuss information provided to them, and to interact effectively with Fund management, service providers and counsel, in order to exercise effective business judgment in the performance of their duties; the Board believes that its members satisfy this standard. Experience relevant to having this ability may be achieved through a Director’s educational background; business, professional training or practice (e.g., accounting or law), public service or academic positions; experience from service as a board member (including the Board of the Fund) or as an executive of investment funds, public companies or significant private or not-for-profit entities or other organizations; and/or other life experiences. The charter for the Board’s Nominating Committee contains other factors considered by the Committee in identifying and evaluating potential Board member nominees. To assist them in evaluating matters under federal and state law, the Directors are counseled by their own independent legal counsel, who participates in Board meetings and interacts with the Adviser, and also may benefit from information provided by the Fund’s or the Adviser’s counsel; both Board and Fund counsel have significant experience advising funds and fund board members. The Board and its committees have the ability to engage other experts as appropriate. The Board evaluates its performance on an annual basis.

•	Virginia G. Breen – Ms. Breen was a private institutional investor for more than 25 years and currently sits on the boards of: Tech and Energy Transition Corporation (NASDAQ: TETCU), a special purpose acquisition company; Jones Lang LaSalle Income Property Trust, a registered, daily-priced, non-traded real estate investment trust; Paylocity Holdings (NASDAQ: PCTY), a human capital management software-as-a-service company; certain funds in the Calamos Fund Complex, a mutual fund complex; and the Neuberger Berman Private Equity Registered Funds, a registered global private market fund-of-funds complex. Ms. Breen was a General Partner of venture capital firms Blue Rock Capital and Sienna Ventures, and a Vice President of the Sprout Group, the venture capital affiliate of Donaldson, Lufkin & Jenrette (now Credit Suisse First Boston). Ms. Breen started her career as an Investment Analyst with DLJ’s Investment Banking Group. Ms. Breen received her M.B.A. with Highest Honors from Columbia University and her undergraduate degree in Computer Science with Electrical Engineering from Harvard College.

•	Meyer Feldberg – Mr. Feldberg has been Dean Emeritus and Professor of Leadership and Ethics at Columbia Business School at Columbia University since June 2004. Prior to that time, he served as the Dean of the Columbia Business School at Columbia University from 1989 to June 2004. He is currently serving as a Senior Advisor at Morgan Stanley. In 2007, New York City Mayor Michael Bloomberg appointed Mr. Feldberg as the President of New York City Global Partners, an office in the Mayor’s office that manages the relationships between New York City and other global cities around the world. Mr. Feldberg has had more than 30 years’ experience in higher education. Before becoming the Dean of the Columbia Business School, he was Dean of the University of Cape Town’s Graduate School of Business (1972-1979), Director of Executive Education and Associate Dean at Northwestern University’s J.L. Kellogg Graduate School of Management (1979-1981), Dean of Tulane University’s A.B. Freeman School of Business (1981-1986) and President of the Illinois Institute of Technology (1986-1989).

Mr. Feldberg received his B.A. from the University of Witwatersrand, his M.B.A. from Columbia Business School in 1965 and his Ph.D. from the University of Cape Town.

•	Stephen H. Penman – Mr. Penman is the George O. May Professor in the Graduate School of Business, Columbia University. He also serves as Co-Director of the Center for Excellence in Accounting and Security Analysis at Columbia University. Mr. Penman serves on the Board of Advisors of Boston Harbor Investment Management, LLC, a registered investment adviser founded in November 2012. Prior to his appointment at Columbia in 1999, he was the L.H. Penney Professor in the Walter A. Haas School of Business at the University of California at Berkeley. From 1990 to 1995, Mr. Penman served as Chairman of the Professional Accounting Program and Chairman of the Accounting Faculty at Berkeley where he initiated and chaired the Haas School’s Annual Conference on Financial Reporting. He has served as a Visiting Professor at Columbia University and the London Business School, and as the Jan Wallander Visiting Professor at the Stockholm School of Economics. Mr. Penman’s research is concerned with the valuation of equity and the role of accounting information in security analysis. He has published widely in finance and accounting journals and has conducted seminars on fundamental analysis and equity evaluation for academic and professional audiences. In 1991, he was awarded the notable Contribution to Accounting Literature Award by the American Accounting Association and the American Institute of Certified Public Accountants, and in 2002 was awarded the American Accounting Association and Deloitte & Touche Wildman Medal for his book, Financial Statement Analysis and Security Valuation. He is editor of the Review of Accounting Studies and is on the editorial board of the Schmalenbach Business Review. Mr. Penman received a first-class honors degree in Commerce from the University of Queensland, Australia, and M.B.A. and Ph.D. degrees from the University of Chicago. In 2009, he was awarded an Honorary Doctorate by the Stockholm School of Economics.

The Board believes that the foregoing specific experiences, qualifications, attributes and skills of each Director have prepared them to be effective Directors. The Board also believes that such qualities demonstrate that its members have the ability to exercise effective business judgment in the performance of their duties.

The Directors serve on the Board for terms of indefinite duration. A Director’s position in that capacity will terminate if such Director is removed, resigns or is subject to various disabling events such as death or incapacity. A Director may resign upon 90 days’ prior written notice to the other Directors, subject to waiver of notice, and may be removed either by vote of two-thirds of the Directors not subject to the removal vote or vote of the investors holding not less than two-thirds of the total number of votes eligible to be cast by all investors. In the event of any vacancy in the position of a Director, the remaining Directors may appoint an individual to serve as a Director, so long as immediately after such appointment at least two-thirds of the Directors then serving would have been elected by the investors. The Directors may call a meeting of investors to fill any vacancy in the position of a Director, and must do so within 60 days after any date on which Directors who were elected by the investors cease to constitute a majority of the Directors then serving. If no Director remains to manage the business of the Fund, UBS HFS shall continue to serve as the Fund’s Adviser and Administrator, but must promptly call a meeting of investors to be held within 60 days after the date on which the last Director ceased to act in that capacity for the purpose of either electing new Directors or dissolving the Fund.

The only standing committees of the Board are the Audit Committee and the Nominating Committee. The current members of each of the Audit Committee and the Nominating Committee are Virginia G. Breen and Stephen H. Penman, constituting all of the Independent Directors of the Fund. Mr.

Penman serves as the Chair of the Audit Committee, and Ms. Breen serves as Chair of the Nominating Committee. The function of the Audit Committee is to (i) oversee the Fund’s accounting and financial reporting processes, the audits of the Fund’s financial statements and the Fund’s internal controls over, among other things, financial reporting and disclosure controls and procedures, (ii) oversee or assist in Board oversight of the integrity of the Fund’s financial statements and the Fund’s compliance with legal and regulatory requirements, and (iii) approve prior to appointment the engagement of the Fund’s independent registered public accounting firm and review the independent registered public accounting firm’s qualifications and independence and the performance of the independent registered public accounting firm. The Audit Committee met three times during the fiscal year ended December 31, 2020.

The function of the Nominating Committee, pursuant to its adopted written charter, is to select and nominate persons for election as Directors of the Fund. The Nominating Committee reviews and considers, as the Nominating Committee deems appropriate after taking into account, among other things, the factors listed in the charter, nominations of potential Directors made by Fund management and by Fund investors who have sent to Gregory S. Rowland, Esq., legal counsel for the Independent Directors, at c/o Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, such nominations which include all information relating to the recommended nominee that is required to be disclosed in solicitations or proxy statements for the election of Directors, including without limitation the biographical information and the qualifications of the proposed nominees. Nomination submissions must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by investors, and such additional information must be provided regarding the recommended nominee as reasonably requested by the Nominating Committee. The Nominating Committee meets as is necessary or appropriate. The Nominating Committee met once during the fiscal year ended December 31, 2020.

The following table sets forth the dollar range of ownership of equity securities of the Fund and other registered investment companies overseen by each Director within the Fund Complex, in each case as of December 31, 2020. The Directors are not required to contribute to the capital of the Fund or hold Interests in the Fund.

Name of Director	Dollar Range of Equity Securities of the Fund	Aggregate Dollar Range of Equity Securities of All Registered Investment Companies Overseen by the Director in Fund Complex

Virginia G. Breen	None	None

Meyer Feldberg	None	None

Stephen H. Penman	None	None

As of December 31, 2020, none of the Directors or their immediate family members owned beneficially or of record securities of the Adviser or other entity (other than a registered investment company), directly or indirectly controlling, controlled by, or under common control with the Adviser.

Compensation

Name and Position with Fund	Aggregate Compensation from the Fund For the Fiscal Year Ended December 31, 2020	Total Compensation from Fund and Fund Complex Paid to Board Members For the Fiscal Year Ended December 31, 2020*
Virginia G. Breen	$23,000	$93,100
Director
Meyer Feldberg**	$28,000	$262,386	***
Chairman and Director
Stephen H. Penman	$28,000	$113,100
Director

*	Represents total compensation paid during the fiscal year ended December 31, 2020 to each Director by: (i) the four registered alternative investment funds then-advised by UBS HFS, including the Fund; and (ii) additionally, in the case of Mr. Feldberg, the 47 funds/portfolios then-advised by UBS AM, an indirect affiliate of the Adviser.

**	Mr. Feldberg is an “interested person” of the Fund because he is an affiliated person of a broker-dealer with which the funds advised by UBS HFS may do business. Mr. Feldberg is not affiliated with UBS Financial Services or its affiliates.

***	For the fiscal year ended December 31, 2020, Mr. Feldberg received total compensation of $113,100 and $149,286 from the funds/portfolios advised by UBS HFS and UBS AM, respectively. Mr. Feldberg also received additional compensation directly from UBS AM with respect to his service as an interested board member of certain funds/portfolios advised by UBS AM for which the management, investment advisory and/or administration agreements provide that UBS AM will bear a portion of the compensation paid to interested board members of the funds/portfolios.

George W. Gowen, who resigned as a Director of, and from any other positions held in, the Fund in connection with his retirement effective as of December 31, 2020, received $23,000 in aggregate compensation from the Fund and $93,100 in total compensation from the Fund and the Fund Complex during the fiscal year ended December 31, 2020.

Each Director is paid by the Fund an annual retainer of $12,500 and per meeting fees of $2,100 (or $1,100 in the case of telephonic meetings). In addition, the Chairman of the Board and the Chair of the Audit Committee each receives an additional annual fee of $20,000, split equally among the registered alternative investment funds advised by UBS HFS, including the Fund. All Directors are reimbursed by the Fund for their reasonable out-of-pocket expenses. The Directors do not receive any pension or retirement benefits from the Fund.

CODE OF ETHICS

The Fund and the Adviser each has adopted a code of ethics pursuant to Rule 17j-1 under the Investment Company Act that permits its personnel, subject to the codes, to invest in securities, including securities that may be purchased or held by the Fund. The Distributor (as defined below) has not adopted such a code of ethics, as it does not have any employees who could be deemed to be “access persons,” as such term is defined in the Investment Company Act. The Fund’s and the Adviser’s codes of ethics can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at (202) 551-5850. These codes are available on the EDGAR database on the SEC’s website at http://www.sec.gov, and also may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address:

publicinfo@sec.gov, or by writing the SEC’s Public Reference Branch, 100 F Street, NE, Washington, D.C. 20549-0102.

PROXY VOTING POLICIES AND PROCEDURES

The Fund is a fund of funds that invests primarily in Investment Funds that have investors other than the Fund. The Fund may invest a majority of its assets in non-voting securities of Investment Funds.

The Fund has delegated voting of proxies in respect of portfolio holdings to the Adviser, to vote the Fund’s proxies in accordance with the Adviser’s proxy voting guidelines and procedures. However, Investment Funds typically do not submit matters to investors for vote. If an Investment Fund submits a matter to the Fund for vote (and if the Fund holds voting interests in the Investment Fund, which it does not intend to do), the Adviser will vote on the matter in a way that it believes is in the best interest of the Fund and in accordance with the following proxy voting guidelines (the “Voting Guidelines”):

•	In voting proxies, the Adviser is guided by general fiduciary principles. The Adviser’s goal is to act prudently, solely in the best interest of the Fund.

•	The Adviser attempts to consider all factors of its vote that could affect the value of the investment and will vote proxies in the manner that it believes will be consistent with efforts to maximize shareholder values.

•	The Adviser, absent a particular reason to the contrary, generally will vote with management’s recommendations on routine matters. Other matters will be voted on a case-by-case basis.

The Adviser applies its Voting Guidelines in a manner designed to identify and address material conflicts that may arise between the Adviser’s interests and those of its clients before voting proxies on behalf of such clients. The Adviser relies on the following to seek to identify conflicts of interest with respect to proxy voting and assess their materiality:

•	The Adviser’s employees are under an obligation (i) to be aware of the potential for conflicts of interest on the part of the Adviser with respect to voting proxies on behalf of client accounts both as a result of an employee’s personal relationships and due to special circumstances that may arise during the conduct of the Adviser’s business, and (ii) to bring conflicts of interest of which they become aware to the attention of certain designated persons.

•	Such designated persons work with appropriate personnel of the Adviser to determine whether an identified conflict of interest is material. A conflict of interest will be considered material to the extent that it is determined that such conflict has the potential to influence the Adviser’s decision-making in voting the proxy. All materiality determinations will be based on an assessment of the particular facts and circumstances. The Adviser shall maintain a written record of all materiality determinations.

•	If it is determined that a conflict of interest is not material, the Adviser may vote proxies notwithstanding the existence of the conflict.

•	If it is determined that a conflict of interest is material, the Adviser’s legal department works with appropriate personnel of the Adviser to agree upon a method to resolve such conflict of interest before voting proxies affected by the conflict of interest. Such methods may include:

•	disclosing the conflict to the Fund’s Board of Directors and obtaining the consent from Fund’s Board of Directors before voting;

•	engaging another party on behalf of the Adviser’s client to vote the proxy on its behalf;

•	engaging a third party to recommend a vote with respect to the proxy based on application of the policies set forth herein; or

•	such other method as is deemed appropriate under the circumstances given the nature of the conflict.

•	The Adviser shall maintain a written record of the method used to resolve a material conflict of interest.

Information regarding how the Adviser voted the Fund’s proxies related to the Fund’s portfolio holdings during the most recent 12-month period ended June 30th is available without charge, upon request, by calling (203) 719-1428 or toll-free at (888) 793-8637, and is available on the SEC’s website at http://www.sec.gov.

INVESTMENT ADVISORY SERVICES; ADMINISTRATION SERVICES

The Adviser

The Directors have engaged the Adviser to provide investment advice to, and manage the day-to-day business and affairs of, the Fund, in each case under the ultimate supervision of and subject to any policies established by the Board, pursuant to an investment advisory agreement entered into between the Fund and the Adviser, dated as of September 10, 2002, as amended as of April 1, 2021 (the “Investment Management Agreement”). The Adviser allocates the Fund’s assets and, thereafter, evaluates regularly each Investment Fund and its Investment Manager to determine whether its investment program is consistent with the Fund’s investment objective and whether its investment performance is satisfactory. The Adviser may reallocate the Fund’s assets among the Investment Funds, redeem its investment in Investment Funds and select additional Investment Funds. The Adviser will perform its duties subject to any policies established by the Directors.

The Adviser was formed as a Delaware limited liability company on March 16, 2004 and is an indirect, wholly-owned subsidiary of UBS. The Adviser is registered as an investment adviser under the Advisers Act. The Adviser’s offices are located at 600 Washington Boulevard, Stamford, Connecticut 06901, and the Adviser’s telephone number is (888) 793-8637.

The Investment Management Agreement initially was approved by the Board, including each Independent Director, on September 10, 2002, and by vote of investors holding Interests in the Fund on September 10, 2002. The Investment Management Agreement will continue automatically for successive one-year periods, if its continuance is approved annually by the Board, including a majority of the Independent Directors. The Investment Management Agreement may be terminated at any time by vote of the Board or by a vote of a majority of the Fund’s outstanding voting securities on 60 days’ written notice to the Adviser or by the Adviser on 60 days’ written notice to the Fund. The Investment Management Agreement will terminate automatically in the event of its assignment within the meaning of the Investment Company Act.

The Investment Management Agreement provides that, in the absence of willful misfeasance, bad faith or gross negligence of its obligations to the Fund, or reckless disregard of its obligations under the

Investment Management Agreement, the Adviser and any member, director, officer or employee of the Adviser, or any of their affiliates, will not be liable to the Fund for any error of judgment, mistake of law or any act or omission by such person in connection with the performance of services to the Fund. The Investment Management Agreement also provides for indemnification, to the fullest extent permitted by law, by the Fund of the Adviser, or any member, director, officer or employee of the Adviser, and any of their affiliates, against any liability or expense to which such person may be liable that arises in connection with the performance of services to the Fund, provided that the liability or expense is not incurred by reason of the person’s willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Fund.

During the fiscal years ended December 31, 2020, December 31, 2019 and December 31, 2018, the Fund paid $1,601,198, $1,760,200 and $1,562,091, respectively, pursuant to the Investment Management Agreement.

The Administrator

The Adviser, in its capacity as the Administrator, provides certain administrative services to the Fund including, among other things, providing office space, handling of investor inquiries regarding the Fund, providing investors with information concerning their investment in the Fund and coordinating and organizing meetings of the Board.

During the fiscal years ended December 31, 2020, December 31, 2019 and December 31, 2018, the Fund paid $331,283, $364,179 and $323,191, respectively, to the Administrator pursuant to the Administration Agreement.

Portfolio Management

The Fund’s portfolio manager (the “Portfolio Manager”) manages multiple accounts for the Adviser, including registered closed-end management investment companies and private domestic and offshore pooled investment vehicles.

Potential conflicts of interest may arise because of the Portfolio Manager’s management of the Fund and other accounts. For example, conflicts of interest may arise with the allocation of investment transactions and allocation of limited investment opportunities. Allocations of investment opportunities generally could raise a potential conflict of interest to the extent that the Portfolio Manager may have an incentive to allocate investments that are expected to increase in value to preferred accounts. Conversely, the Portfolio Manager could favor one account over another in the amount or the sequence in which orders to redeem investments are placed. The Portfolio Manager may be perceived to have a conflict of interest if there are a large number of other accounts, in addition to the Fund, that he is managing on behalf of the Adviser. In addition, the Portfolio Manager could be viewed as having a conflict of interest to the extent that he has an investment in accounts other than the Fund. A potential conflict of interest may be perceived if the Adviser receives a performance-based advisory fee as to one account but not another, because the Portfolio Manager may favor the account subject to the performance fee, whether or not the performance of that account directly determines the Portfolio Manager’s compensation. The Adviser periodically reviews the Portfolio Manager’s overall responsibilities to ensure that he is able to allocate the necessary time and resources to effectively manage the Fund.

Other accounts may have investment objectives, strategies and risks that differ from those of the Fund. For these or other reasons, the Portfolio Manager may purchase different investments for the Fund and the other accounts, and the performance of investments purchased for the Fund may vary from the performance of the investments purchased for other accounts. The Portfolio Manager may place transactions on behalf of other accounts that are directly or indirectly contrary to investment decisions made for the Fund, which could have the potential to adversely impact the Fund, depending on market conditions.

The Adviser’s goal is to provide high quality investment services to all of its clients, while meeting its fiduciary obligation to treat all clients fairly. The Adviser has adopted and implemented policies and procedures, including brokerage and trade allocation policies and procedures, that it believes address the conflicts associated with managing multiple accounts for multiple clients. In addition, the Adviser monitors a variety of areas, including compliance with Fund guidelines. Furthermore, senior investment and business personnel at the Adviser periodically review the performance of the Portfolio Manager.

The Portfolio Manager’s compensation is comprised primarily of a fixed salary and a discretionary bonus paid by the Adviser or its affiliates and not by the Fund. A portion of the discretionary bonus may be paid in shares of funds managed by the Adviser or in shares of stock or stock options of UBS, the parent company of the Adviser, subject to certain vesting periods. The amount of the Portfolio Manager’s discretionary bonus, and the portion to be paid in shares of funds managed by the Adviser or in shares of stock or stock options of UBS, is determined by senior officers of the Adviser. In general, the amount of the bonus will be based on a combination of factors, none of which is necessarily weighted more than any other factor. These factors may include: the overall performance of the Adviser; the overall performance of UBS; the profitability to the Adviser derived from the management of the Fund and the other accounts managed by the Adviser; the absolute performance of the Fund and such other accounts for the preceding year; contributions by the Portfolio Manager to assisting in managing the Adviser; participation by the Portfolio Manager in training of personnel; and support by the Portfolio Manager generally to colleagues. The bonus is not based on a precise formula, benchmark or other metric.

The following table lists the number and types of other accounts advised by the Fund’s Portfolio Manager and approximate assets under management in those accounts as of December 31, 2020.

Portfolio Manager	Registered Investment Companies			Pooled Investment Vehicles			Other Accounts
	Number of Accounts		Assets Managed	Number of Accounts		Assets Managed	Number of Accounts		Assets Managed
Bruce Amlicke	3	(1)	$743,472,196	79	(2)	$20,618,222,277	17	(3)	$15,421,283,660	(1)

1       All of these accounts charge performance-based advisory fees.

[2]	Of these accounts, 46 accounts with total assets of approximately $10,138,578,357 charge performance-based advisory fees.

3       Of these accounts, 3 accounts with total assets of approximately $6,557,702,096 charge performance-based advisory fees.

Mr. Amlicke does not beneficially own any Interests in the Fund.

CONFLICTS OF INTEREST

The activities of UBS, the Adviser and its affiliates, and Investment Managers may give rise to conflicts of interest that could disadvantage the Fund. This section discusses these and other potential conflicts of interest of which investors should be aware.

Adviser Clients

The Adviser’s affiliates are major participants in the equity, fixed-income, global currency, commodity, derivative and other markets. As such, the Adviser’s affiliates may be actively engaged in transactions with and in providing services to Investment Funds in which the Fund is or will be invested, or funds or accounts with the same Investment Manager as the Investment Funds. A dispute between the Adviser’s affiliate and any such Investment Manager or Investment Fund may have an adverse impact on the Fund as an investor in such Investment Fund. Such Investment Fund may sustain losses as a result of the dispute (thus reducing the value of the Fund’s investment), or be subject to litigation (potentially impairing the Fund’s ability to redeem its investment and requiring the Investment Fund to incur litigation-related expenses). The Adviser’s affiliates are not obligated to forgo any claims or waive any rights against an Investment Fund because the Adviser directs or advises its clients, including the Fund, to invest in such Investment Fund.

The Adviser and its affiliates may provide investment management services, discretionary or non-discretionary, to other registered investment companies, private investment funds and accounts that have investment objectives similar or dissimilar to those of the Fund, and that may or may not follow investment programs similar to the Fund, and in which the Fund will have no interest (collectively, “Adviser Clients”). The portfolio strategies of, and the transactions engaged in by, the Adviser and its affiliates used for Adviser Clients may conflict with the investment strategies employed, and transactions engaged in, by the Adviser in managing the Fund, and may adversely affect access to Investment Managers and the availability of Investment Funds in which the Fund may seek to invest. In addition, the Adviser is not restricted from forming additional investment funds, entering into other investment advisory relationships or engaging in other business activities, even if such activities may be in competition with the Fund and/or may involve substantial time and resources of the Adviser and its personnel.

The Adviser may invest a portion of the Fund’s assets in Investment Funds that have fee sharing arrangements with the Adviser’s affiliates for placement agent services, although the Fund itself does not bear any costs for such services.

Certain conflicts of interest may also arise from the fact that regulation (e.g., under the Bank Holding Company Act of 1956 or the Investment Company Act) or internal UBS policy may restrict the ability of the Adviser on behalf of the Fund to purchase, sell or be deemed to own or control certain securities. The Adviser and its affiliates may be obligated to divest their proprietary or Adviser Clients’ positions, or refrain from engaging in any transactions, in order for the Fund to make such an investment.

Investment Decisions

The Adviser and its affiliates may give advice or take action with respect to Adviser Clients that may differ from the advice given or the timing or nature of any action taken with respect to the Fund. The factors that the Adviser may consider in allocating investments among the Fund and the Adviser Clients include, without limitation: the Fund’s or the Adviser Clients’ investment strategies; concentrations and diversification within the Fund’s and the Adviser Clients’ portfolios; tax and regulatory issues; the nature and size of existing portfolio holdings and cash positions; risk/return objectives; and anticipated redemptions (by Adviser Clients other than the Fund) and subscriptions. In certain circumstances, the Adviser may give additional consideration with respect to an allocation if the Fund or an Adviser Client has a substantial amount of available cash.

It is the policy of the Adviser to allocate, to the extent possible, suitable investment opportunities to the Fund and Adviser Clients on a fair and equitable basis over time. However, allocation of investment opportunities may not be made on a pro rata basis among the Fund and Adviser Clients, even where the Fund and such Adviser Clients have substantially similar, or identical, investment objectives. For example, in cases where an investment opportunity may be limited, priority may be given to the Fund or Adviser Clients where the amount involved is below the Adviser’s minimum recommended investment allocation for the Fund or Adviser Clients. Allocations of Investment Funds with limited capacity are subject to approval by the Adviser’s Chief Compliance Officer.

Generally, investment decisions made on behalf of the Fund are made independently of any investment decisions made on behalf of Adviser Clients. The Adviser or its affiliates may determine that an investment opportunity in a particular investment vehicle is appropriate for a particular Adviser Client or for itself or its officers, directors, partners, members or employees, but not for the Fund. Situations also may arise in which the Adviser, its affiliates or Adviser Clients have made investments that would have been suitable for the Fund but, for various reasons, were not pursued by, or available to, the Fund. If the Fund desires to invest in the same Investment Fund as an Adviser Client, the available investment will be allocated fairly and equitably in accordance with the Adviser’s allocation policies and procedures. Decisions in this regard are necessarily subjective and there is no requirement that the Fund participate, or participate to the same extent as the Adviser Clients, in all investments. At times, the Adviser may determine that Adviser Clients and the Fund should take differing positions with respect to a particular investment. In these cases, the Adviser may place separate transactions for one or more Adviser Clients that may affect the value of the investment vehicle, the execution of the transaction or the amount the Fund will be able to invest in the Investment Fund, to the detriment or benefit of one or more Adviser Clients. Placing transactions on behalf of Adviser Clients that are directly or indirectly contrary to investment decisions made for the Fund can have the potential to adversely impact the Fund, depending on market conditions. However, the Adviser will seek to resolve such conflicts in a fair and equitable manner and believes that such risks are mitigated by its allocation policies and procedures.

Certain provisions of the Investment Company Act or the rules and regulations of the SEC thereunder, or any other applicable laws, rules or regulations, may limit or prohibit the Fund from investing in an investment opportunity in which Adviser Clients or the Adviser or its affiliates or any of their respective officers, directors, partners, members or employees are also invested, and the Fund’s investments in certain Investment Funds may be scaled back and/or redeemed due to such limits. For example, the Adviser monitors, and may adjust, ownership levels in Investment Funds to avoid potential affiliated transactions. The Adviser will have no obligation to invest in or withdraw from one of the Fund’s Investment Funds, even though the Adviser invests in or withdraws from such Investment Fund on behalf of an Adviser Client.

While the Adviser will seek to ensure that neither the Fund nor any Adviser Client will be systematically disadvantaged by the aggregation, placement and allocation of orders and investments, situations may arise in which the investment activities of the Adviser, its affiliates and any of their respective officers, directors, partners, members or employees may disadvantage the Fund. Such situations may be based on, among other things: (i) legal restrictions regarding the combined size of positions that may be taken in an Investment Fund by the Fund and Adviser Clients, thereby limiting the size of the Fund’s position, or even preventing the Fund from investing, in such Investment Fund; and (ii) the difficulty of withdrawing from an Investment Fund where the market cannot absorb the sale of the combined positions of the Fund and the Adviser Clients.

At times, an Investment Fund may agree to reduce the fees charged to Adviser Clients and/or the Fund based on the aggregate amount of their respective investment meeting a certain threshold, or based on the Investment Fund reaching a certain asset level. There may be an incentive, therefore, for Adviser Clients and/or the Fund to invest in such Investment Fund (or remain invested).

The Adviser may advise non-discretionary account clients to invest in the same Investment Funds in which the Fund invests. When seeking capacity in Investment Funds and making investment allocation decisions on behalf of its clients, the Adviser does not make distinctions based on whether a client account is discretionary or non-discretionary or on other non-investment related factors, such as level of fees paid. In the event the Adviser knows that an Investment Fund does not have enough capacity to accommodate the Adviser’s recommended allocations in full, the Adviser will allocate such Investment Fund’s limited capacity among its clients according to the Adviser’s allocation policies and procedures, as described above.

The Adviser creates funds that invest in baskets of Investment Funds, each of which follows a specific strategy. These “basket” funds provide Adviser Clients with access to multiple Investment Managers implementing specific strategies, without having to invest separately in each Investment Fund in the basket. The Adviser occasionally also asks certain Investment Managers to create Investment Funds dedicated for investment by Adviser Clients, which often are available on beneficial terms generally not offered to other clients of such Investment Managers. Certain clients of the Adviser, such as the Fund, may not be able to invest in the “basket” funds or the dedicated Investment Funds due to, for example, certain regulatory constraints and/or matters of suitability.

Investment Managers

Conflicts of interest may arise from the fact that the Investment Managers and their affiliates generally will be carrying on substantial investment activities for other clients, including other investment funds, in which the Fund will have no interest. The Investment Managers may have financial incentives to favor certain of such accounts over the Investment Funds. Any of their proprietary accounts and other customer accounts may compete with the Fund for specific trades, or may hold positions opposite to positions maintained on behalf of the Fund. The Investment Managers may give advice and recommend securities to, or buy or sell securities for, an Investment Fund or managed account in which the Fund’s assets are invested, which advice or securities may differ from advice given to, or securities recommended or bought or sold for, other accounts and customers even though their investment objectives may be the same as, or similar to, those of the Fund.

Trade Errors

The Adviser reviews all of its potential trade errors in accordance with its trade error policy, and seeks to minimize all trade errors by adopting measures to prevent and correct them. Generally, the Adviser’s trade error policy is that it will not allocate any losses caused by the Adviser to the Fund. The Adviser will face a potential conflict of interest when determining whether a trade is considered an error that is reimbursable by the Adviser or as a trade that was not an error and created a loss, but which is not reimbursable by the Adviser. The Adviser’s Chief Compliance Officer will determine whether any transaction is considered a trade error after assessing the facts and circumstances surrounding the transaction.

Transactions with and by UBS Affiliates

The proprietary activities or portfolio strategies of UBS and its affiliates (including the Adviser), and the activities or strategies used for accounts managed by UBS and its affiliates (including the Adviser) for themselves or other Adviser Clients, could conflict with the transactions and strategies employed by an Investment Manager and affect the prices and availability of the securities and instruments in which the Investment Manager invests. Issuers of securities held by the Fund, an Investment Manager and an Investment Fund may have publicly or privately traded securities in which UBS and its affiliates are investors or make a market. The trading activities of UBS and its affiliates generally are carried out without reference to positions held directly or indirectly by the Fund, the Investment Managers or the Investment Funds and may have an effect on the value of the positions so held, or may result in UBS and its affiliates having interests or positions adverse to that of the Fund or the Investment Funds.

Investment Managers may purchase investments that are issued, or are the subject of an underwriting or other distribution, by UBS and its affiliates. An Investment Manager may invest, directly or indirectly, in the securities of companies affiliated with UBS and its affiliates, or in which UBS and its affiliates have a business relationship or an equity or other participation interest. The purchase, holding and sale of such investments by an Investment Manager may enhance the profitability of UBS’s or its affiliates’ own investments in, or other relationships with, such companies. The Adviser may have a conflict of interest when deciding to invest Fund or Adviser Client assets with such Investment Managers where the Adviser is aware of, or becomes aware of, such holdings or relationship.

UBS or its affiliates may lend to issuers of securities that are owned by the Investment Funds, or to affiliates of those issuers, or may receive guarantees from the issuers of those securities. In making and administering such loans, UBS or its affiliates may take actions, including restructuring a loan, foreclosing on the loan, requiring additional collateral from an issuer, charging significant fees and interest to the issuer, placing the issuer in bankruptcy, or demanding payment on a loan guarantee, that may be contrary to the interests of the Fund. If that happens, the security issued by the borrower or the guarantor or the affiliate that is owned by the Fund or the Investment Funds may lose some or all of its value.

The Distributor

UBS Financial Services (together with any other broker or dealer appointed by the Fund to act as distributor of its Interests, the “Distributor”) acts as the distributor of the Fund’s Interests on a best efforts basis, subject to various conditions, without special compensation from the Fund.

The Adviser or the Distributor intends to compensate the Distributor’s or its affiliates’ financial advisors for their ongoing servicing of clients with whom they have placed Interests in the Fund, and such compensation is based upon a formula that takes into account the amount of client assets being serviced, as well as the investment results attributable to the clients’ assets in the Fund. Additionally, these entities, at their discretion, may charge investors purchasing Interests in the Fund a sales load of up to 2% of the investor’s capital contribution. See “Capital Accounts” and “Plan of Distribution,” each in the Fund’s Prospectus.

Expenses

The Adviser may incur common costs and expenses for goods and services that may be utilized by the Fund and Adviser Clients (e.g., legal research, service provider costs). While the Adviser will seek to allocate these costs and expenses fairly and equitably among the Fund and Adviser Clients, it is not always possible to allocate such costs on a pro rata basis among all clients benefiting from the product for which such costs and expenses were incurred. Generally, costs and expenses related to products utilized by the Fund and Adviser Clients will be allocated among such entities according to their respective assets under management at the time such costs are incurred, and, therefore, certain clients may benefit subsequently from products that were previously paid for by the Fund and Adviser Clients. The Adviser will not seek retroactively to reallocate costs away from its clients, including the Fund, which may have paid for a product that has been subsequently utilized by Adviser Clients.

Service Providers

The Adviser and its affiliates may have investments or other business relationships with Investment Managers or Investment Funds, including acting as broker, prime broker, lender, counterparty or financial advisor to an Investment Manager or an Investment Fund, and may receive compensation for providing these services. These relationships could preclude the Fund from engaging in certain transactions and could constrain the Fund’s investment flexibility. In addition, to the extent consistent with applicable law, affiliates of the Adviser may execute trades for Investment Funds on both a principal and agency basis. Accordingly, the Adviser will face a conflict in evaluating such portfolio managers. Moreover, as a result of certain relationships, UBS and its affiliates may take actions with respect to an Investment Fund, such as making a margin call, that adversely affect such Investment Fund and, therefore, the Fund. The Adviser does not require, or seek to exert any influence on, Investment Managers to utilize one of its affiliates as a service provider or counterparty.

The Adviser seeks to select Fund service providers based on objective factors. A conflict may arise, however, in instances where the Adviser considers selecting service providers with which an employee of the Adviser has an existing relationship (through family members or otherwise).

Employees of the Adviser

Employees of the Adviser will be engaged in substantial activities other than on behalf of the Fund, and may have conflicts of interest in allocating their time and activity between the Fund and Adviser Clients. The Adviser and its employees are not required to devote their full business time to the Fund, but will devote as much time to the activities of the Fund as the Adviser deems necessary and appropriate. Employees of the Adviser seeking a position, including as an officer or director/trustee, of an entity unaffiliated with the Adviser, must obtain approval from UBS before accepting such position. Generally, UBS will not approve such requests if the position requires time commitments that may affect the employee’s ability to perform his or her duties or if the unaffiliated entity engages in commercial activities similar, or related, to those of the Adviser. If approved, any such activity could be viewed as creating a conflict of interest in that such personnel may not be able to devote the same time and effort to the Fund.

Employees of the Adviser may choose to personally invest, directly and indirectly, in certain, but not all, of the funds advised by the Adviser. It is expected that, if such investments are made, the size and nature of these investments will change over time. The employees are not required to keep any minimum investment in any of the funds managed by the Adviser.

Employees of the Adviser may have access to confidential information related to investments by the Fund or Adviser Clients in Investment Funds. Generally, it is the Adviser’s policy that employees and their family members may not invest in Investment Funds in which the Fund or an Adviser Client is invested. Any exceptions to this policy must be approved by the Adviser’s Chief Compliance Officer, who will seek to ensure compliance with applicable law and minimize any conflicts arising from such investment.

Gifts and Entertainment

The Adviser’s employees may receive gifts and forms of entertainment from certain entities or persons doing business with the Fund, including, but not limited to, Investment Managers, the Fund administrator, the Custodian and the Fund’s independent public accounting firm. To the extent that employees of the Adviser receive gifts and forms of entertainment, there may be an incentive for such employees to sustain or expand the relationship with the entity or persons providing the gifts and entertainment. The Adviser maintains policies and procedures in accordance with acceptable industry standards regarding the receipt of gifts and entertainment, as well as charitable contributions.

The Adviser, its affiliates and its employees may provide gifts and entertainment to entities such as pension consultants, trustees or fiduciaries, subject to UBS group policies. Additionally, the Adviser, its affiliates and its employees may make permitted political contributions to public officials or candidates who support policies, legislation, regulations or other matters that are favorable to or supported by the Adviser, including matters that may not necessarily be favorable to or supported by the Fund or investors. To the extent the Adviser provides any gifts/entertainment or makes political contributions it will need to ensure such items are not prohibited by applicable laws or regulations. The Adviser monitors the level of such gifts/entertainment and compiles periodic reports for supervisory persons of the Adviser to review.

Voting Interests in Investment Funds

To avoid becoming subject to certain Investment Company Act prohibitions with respect to affiliated transactions, the Fund may elect to own, together with certain Adviser Clients, less than 5% of the voting securities of each Investment Fund, although the aggregate economic investment in an Investment Fund may exceed 5%. This limitation on owning voting securities is intended to ensure that an Investment Fund is not deemed an “affiliated person” of the Fund for purposes of the Investment Company Act, which may, among other things, impose limits on transactions with the Investment Fund, both by the Fund and Adviser Clients. As disclosed under the caption “Risk Factors—Investments in Non-Voting Stock; Inability to Vote” in the Fund’s Prospectus, the Fund may enter into contractual arrangements under which the Fund irrevocably waives its rights (if any) to vote its interests in an Investment Fund. Adviser Clients may also waive their voting rights in a particular Investment Fund. The Adviser will decide whether the Fund will waive such voting rights and, in making these decisions, will consider the size of the Fund’s investment and that of the Adviser Clients in the particular Investment Funds. These voting waiver arrangements may increase the ability of the Fund and other clients of the Adviser to invest in certain Investment Funds. However, to the extent the Fund contractually forgoes the right to vote the securities of an Investment Fund, the Fund may not be able to vote on, or may have limited voting rights with respect to, matters that require the approval of the interest holders of the Investment Fund, including matters adverse to the Fund’s interests.

The BHCA and regulations of the Federal Reserve may also restrict the Fund’s activities if the Federal Reserve, at any time, determines that UBS “controls” the Fund for purposes of the BHCA. The Adviser is subject to the BHCA provisions for funds in which UBS and its affiliates control, directly or indirectly, above a certain percentage, in the aggregate, of (a) the outstanding units of any class of voting securities or (b) the total equity (including subordinated debt) of certain issuers, including the Fund. All investment funds managed by the Adviser which are also “controlled” by UBS will be aggregated together for purposes of determining the maximum limit of how much can be invested in an Investment Fund. Therefore, the Fund may be limited in the amount of an Investment Fund it may hold due to these regulations. Similarly, regulatory constraints imposed on Adviser Clients, including under the BHCA and Federal Reserve regulations, may lead the Adviser to limit, or reduce, Fund and/or Adviser Client positions in certain Investment Funds to accommodate such constrained Adviser Clients. See “BHCA Considerations.”

Administrator

BNY Mellon Investment Servicing (US) Inc. (“BNY”), as Fund administrator, generally is responsible for calculating the net asset value of the Fund, which determines the performance of the investors’ investment in the Fund, as well as the amount of fees the Fund pays the Adviser.

In circumstances where an Investment Fund has suspended its net asset value or where BNY otherwise determines the net asset value reported by an Investment Fund is unreliable, BNY may seek the opinion of the Adviser as how to price such Investment Fund. To the extent the Adviser gives its opinion pursuant to its established written valuation policies and procedures, an incentive exists to obtain higher valuations for such Investment Funds since the compensation it receives from the Fund is based on such valuations.

Banking Regulation

Certain conflicts of interest may arise between the Adviser or its affiliates (including UBS), on the one hand, and the Fund, on the other hand, related to the application of certain banking laws. See “BHCA Considerations.”

BHCA CONSIDERATIONS

The Adviser, UBS and their affiliates are subject to certain U.S. and non-U.S. banking laws, including the BHCA, and to regulation by the Federal Reserve. The BHCA applies to UBS, its subsidiaries and other companies it controls (“UBS and its Affiliates”) for BHCA purposes. The BHCA and other applicable banking laws, rules, regulations, guidelines and the interpretations thereof by the staff of the regulatory agencies which administer them, may restrict the transactions and relationships between the Adviser and/or UBS and its Affiliates, on the one hand, and the Fund, on the other hand, and may restrict the investments, activities and/or transactions of the Fund.

The BHCA and the regulations of the Federal Reserve may also restrict the Fund’s activities if the Federal Reserve, at any time, determines that UBS “controls” the Fund for purposes of the BHCA. In such a case, the Fund would, itself, be subject to the provisions of the BHCA. It is not expected that the BHCA, or other existing U.S. banking laws or regulations, would materially adversely affect the Fund. There can be no assurance, however, that any changes in U.S. bank regulatory requirements would not have a material adverse effect on the Fund’s investment program or performance.

Under the BHCA provisions that are applicable to bank holding companies which are not also FHCs (as defined below), UBS and its Affiliates may be prohibited from owning or controlling, directly or indirectly, above a certain percentage, in the aggregate, of (a) the outstanding shares of any class of voting securities or (b) the total equity (including subordinated debt) of certain issuers (the “Equity Limit”). In many cases, the Equity Limit may be as low as five percent (5%) of any class of voting securities or twenty-five percent (25%) of total equity. UBS would also be prohibited from exercising a “controlling influence over the management or policies” of certain issuers. If UBS is deemed to control the Fund for BHCA purposes, the holdings of the Fund would be aggregated with those of UBS and its Affiliates for purposes of determining the Equity Limit with respect to any issuer, and any restrictions on holding securities of an issuer due to the Equity Limit or other requirements under the BHCA will apply to UBS, its affiliates and the Fund in the aggregate.

If UBS and its direct and indirect subsidiaries in the aggregate exceed the Equity Limit with respect to the Fund, under BHCA section 4(c), the activities of the Fund would need to comply with the nonbanking activities restrictions. In addition, if UBS and its direct and indirect subsidiaries in the aggregate control the Fund, the activities of the Fund would need to comply with the nonbanking activities restrictions and the Fund’s investments would be aggregated with UBS’s investments for the purposes of applying the Equity Limit to, and determining control of, companies in which the Fund invests.

The foregoing limits may have a material adverse effect on the activities and performance of the Fund in that they may restrict the activities, types of investments and size of investments by the Fund. UBS and its direct and indirect subsidiaries are not obligated to divest any investments or refrain from engaging in any transactions or activities in order to permit the Fund to own or retain any particular investment or engage in any particular activity, but the Fund may be required to divest particular investments to bring UBS into compliance with BHCA section 4(c).

The BHCA authorizes a bank holding company or non-U.S. bank, if it meets certain criteria, to elect to become a financial holding company (“FHC”). UBS elected to become an FHC in April 2000. An FHC may engage in and may acquire companies engaged in a wide range of activities that are “financial in nature” (or in some circumstances “incidental” or “complementary” to financial activities), including certain banking, securities, merchant banking and insurance activities. As an FHC, should UBS and its direct and indirect subsidiaries in the aggregate exceed the Equity Limit with respect to, or be deemed to control, the Fund, UBS may elect to treat its investment in the Fund as a merchant banking activity. Investments made by an FHC under the merchant banking authority are not subject to the Equity Limit, and companies controlled by an FHC under the merchant banking authority are not subject to the BHCA section 4(c) nonbanking activities restrictions. However, such investments are subject to the provisions of the BHCA and regulations of the Federal Reserve governing merchant banking activities by FHCs (“Merchant Banking Regulations”). To comply with the Merchant Banking Regulations, certain features of the Fund’s structure might need to be modified and the organizational documents of the Fund may be amended, if necessary, to effect such changes. Under the Merchant Banking Regulations, among other things, an FHC may only hold an investment made in a particular “portfolio company” (as defined in the Merchant Banking Regulations) for a period of 10 years, or must obtain the approval of the Federal Reserve to hold the investment for a longer period.

Alternatively, UBS and its direct and indirect subsidiaries in the aggregate could structure any investment in the Fund to ensure that they do not exceed the Equity Limit with respect to, or are not deemed to control, the Fund. To accomplish this result, UBS could, for example, make a minimum investment in the Fund (which could be zero) and remove all indicia of control recognized by the BHCA and the Federal Reserve.

UBS is under no obligation to utilize its merchant banking authority in connection with the Fund’s investments or activities. The ability of UBS to utilize its merchant banking authority is wholly dependent on UBS maintaining its FHC status. Nor are UBS or its subsidiaries, including the Adviser, under any obligation to take any steps that would prohibit the Fund from being deemed to be controlled by UBS or that would cause the Fund, if deemed to be controlled by UBS, to no longer be controlled by UBS. There can be no assurance that the Fund will ever cease to be subject to the BHCA or other banking laws. There can be no assurance that the bank regulatory requirements applicable to the Fund, or any change in such requirements, would not have a material adverse effect on the Fund’s investment program or performance.

In addition, the Dodd-Frank Act amended the BHCA to include the Volcker Rule, which generally prohibits a banking entity, including UBS and its Affiliates, from acquiring or retaining any ownership interest in or sponsoring a hedge fund or a private equity fund, subject to certain narrow exceptions. At this time, the Volcker Rule is not expected to have a material adverse effect on the Fund. While UBS is expected to be an investor in the Fund, it is not expected that such holdings would be prohibited, since it is expected that UBS would be acting solely as agent or nominee with regard to any Interests held and would not be investing proprietary money beyond that permitted by an exception. (In contrast, employees of UBS and its Affiliates, including the Adviser, who are not directly engaged in providing services to the Fund will, most likely, be prohibited from investing in the Fund.)

The Adviser may in the future, in its sole discretion, and without notice to or consent of the investors, take such action as it determines is necessary or appropriate in order to comply with the BHCA, including the Volcker Rule, or regulations promulgated thereunder to reduce, eliminate or otherwise modify the impact or applicability of such law or regulation to the Adviser, its affiliates (including UBS) or the Fund. While the Adviser will have regard to its fiduciary obligations to the Fund and its investors in taking any such actions, the Fund and/or the investors may nevertheless be materially and adversely affected. In determining their responses to regulations, the Adviser and its affiliates, subject to its fiduciary obligations, will take account of their own business interests, which may conflict with the interests of investors.

TAX ASPECTS

The following discussion is a general summary of the material U.S. federal income tax considerations relevant to the Fund, and the purchase, ownership and disposition of Interests.

This summary does not purport to be a complete description of all the income tax considerations applicable to such purchase, ownership or disposition. For example, it does not describe all of the tax consequences that may be relevant to certain types of investors subject to special treatment under the U.S. federal income tax laws, such as non-U.S. persons, banks and certain other financial institutions, insurance companies, private foundations, real estate investment trusts, regulated investment companies and other entities treated as financial conduits, brokers, dealers and traders in securities, holders subject to the alternative minimum tax, pension plans and trusts, partnerships or other entities or arrangements treated as a partnership for U.S. federal income tax purposes (and investors therein), U.S. expatriates, persons with a functional currency other than the U.S. dollar, and persons that will hold Interests as a position in a “straddle,” as part of a “synthetic security” or “hedge,” or as part of a “conversion transaction,” “constructive sale transaction” or other integrated investment. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed Treasury regulations (the “Regulations”), published rulings and court decisions all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect) which could affect the continuing accuracy of this discussion. The Fund has not sought, and will not seek, any ruling from the Internal Revenue Service (the “Service”) or any other foreign or U.S. federal, state or local agency regarding any of the tax issues affecting the Fund, nor has it obtained an opinion of counsel with respect to any tax issues other than as described herein. This discussion is not binding on the Service, and, accordingly, there can be no assurance that the Service will not assert, and a court will not sustain, a position contrary to any of the tax consequences discussed herein. This summary does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if the Fund were to invest in tax exempt securities or certain other investment assets.

You are hereby informed that (i) any tax advice contained in this SAI or the Prospectus (including any opinion of counsel referred to in this SAI or the Prospectus) is not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding penalties under the Code, (ii) any such advice is written to support the promotion or marketing of the transactions or matters addressed in this SAI and in the Prospectus (and in any such opinion of counsel), and (iii) each investor and potential investor should seek advice based on its particular circumstances from an independent tax advisor.

In addition to the particular matters set forth in this section, tax-exempt organizations should review carefully those sections of the Prospectus and this SAI regarding liquidity and other financial matters to ascertain whether the investment objective of the Fund is consistent with their overall investment plans. The Investment Funds and the Fund may utilize leverage. Therefore, the Fund expects that its investment activities will give rise to “unrelated business taxable income” (“UBTI”) to a tax-exempt investor. Accordingly, Interests in the Fund may not be a suitable investment for certain tax-exempt entities. Each prospective tax-exempt investor is urged to consult its own tax advisors regarding the acquisition of Interests.

Tax Treatment of Fund Operations

Classification of the Fund. Prior to the commencement of operations of the Fund, the Fund received an opinion of Stroock & Stroock & Lavan LLP, counsel to the Fund at that time (“Prior Counsel”), that under the provisions of the Code and the Regulations, as in effect on the date of the opinion, the Fund will be treated as a partnership for U.S. federal income tax purposes and not as an association taxable as a corporation.

“Publicly traded partnerships” are generally treated as corporations for U.S. federal income tax purposes. A publicly traded partnership is any partnership of which interests are traded on an established securities market or are readily tradable on a secondary market, or the substantial equivalent thereof. Interests in the Fund are not traded on an established securities market. Regulations concerning the classification of partnerships as publicly traded partnerships provide certain safe harbors under which interests in a partnership will not be considered readily tradable on a secondary market, or the substantial equivalent thereof. The Fund is not expected to be eligible for any of those safe harbors.

The Regulations specifically provide that the fact that a partnership does not qualify for the safe harbors discussed above is disregarded for purposes of determining whether interests in a partnership are readily tradable on a secondary market, or the substantial equivalent thereof. Rather, in this event the partnership’s status is examined under a general facts and circumstances test set forth in the Regulations. Prior Counsel to the Fund rendered its opinion that, under this “facts and circumstances” test, and based upon the operations of the Fund, as well as the legislative history to the relevant sections of the Code and the text of the Regulations, Interests in the Fund are not readily tradable on a secondary market, or the substantial equivalent thereof, and, therefore, the Fund will not be treated as a publicly traded partnership taxable as a corporation.

Neither of the opinions described above, however, is binding on the Service or the courts. If it were determined that the Fund should be treated as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, the taxable income of the Fund may be subject to corporate income tax at regular corporate rates when recognized by the Fund; distributions of such income, other than in certain repurchases of Fund Interests, would be treated as dividend income when received by the investors to the extent of the Fund’s current or accumulated earnings and profits; and investors would not be entitled to report profits or losses realized by the Fund. Accordingly, treatment as a corporation or a publicly traded partnership could materially reduce an investor’s after-tax return.

references in the following discussion to the tax consequences of Fund investments, activities, income, gain and loss, include the direct investments, activities, income, gain and loss of the Fund, and those indirectly attributable to the Fund as a result of it being a member or partner of an Investment Fund that is treated as a partnership (and is not a publicly traded partnership taxable as a corporation) for U.S. Federal income tax purposes. The REMAINDER OF THIS discussion assumes that the fund will be treated as a partnership that is not a PUBLICLY traded partnership for u.s. Federal income tax purposes.

As an entity treated as a partnership for U.S. federal income tax purposes, the Fund generally is not itself subject to U.S. federal income tax. Instead, each investor will be treated as a partner of the Fund and, as such, will be required to take into account his, her or its distributive share of each item of the Fund’s income, gain, loss, deduction and credits allocated to the Fund (including from investments in other partnerships) for each taxable year of the Fund ending with or within the investor’s taxable year in order to compute his, her or its U.S. federal income tax liability. Each item will have the same character to an investor, and generally will have the same source (either United States or foreign), as though the investor realized the item directly. Investors must report these items regardless of the extent to which, or whether, the Fund or investors receive cash distributions for such taxable year, and thus may incur income tax liabilities unrelated to any distributions to or from the Fund. Distributions of cash by a partnership to a partner are generally not taxable unless the amount of cash distributed to a partner is in excess of the partner’s adjusted basis in its partnership interest.

Notwithstanding the foregoing, for taxable years beginning after December 31, 2017, the Fund could, in certain circumstances, be liable itself for taxes and other liabilities resulting from audit adjustments in respect of its tax returns absent an election by the Fund to the contrary. See “Tax Elections; Returns; Tax Audits” below.

Allocation of Profits and Losses. Under the LLC Agreement, the Fund’s net capital appreciation or net capital depreciation for each fiscal period is allocated among the investors and to their capital accounts without regard to the amount of income or loss actually recognized by the Fund for U.S. federal income tax purposes. The LLC Agreement provides that items of income, deduction, gain, loss or credit actually recognized by the Fund for each fiscal year generally are to be allocated for U.S. federal income tax purposes among the investors pursuant to the applicable Regulations, based upon amounts of the Fund’s net capital appreciation or net capital depreciation allocated to each investor’s capital account for the current and prior fiscal years.

The Fund may invest in Investment Funds that have taxable years that differ from the Fund’s taxable year. This may result in a mismatch between the Fund’s capital appreciation or depreciation for a fiscal period attributable to such Investment Funds and the amount of income, gain, loss, deduction or credit required to be allocated to investors by the Fund for such fiscal period attributable to the Fund’s investment in such Investment Funds. This mismatch may cause entering or withdrawing investors to be allocated more or less ordinary income or capital gain for U.S. federal income tax purposes than would be the case if such Investment Funds and the Fund had the same taxable year.

The Board has the discretion to make special allocations of ordinary income and capital gains (including short-term capital gains) as well as deductions and losses (including long-term and short-term capital losses) for U.S. federal income tax purposes to a withdrawing investor up to an amount by which the total of such investor’s capital account as of the effective date of withdrawal exceeds or is less than its “adjusted tax basis,” for U.S. federal income tax purposes, in its Interest as of such time (determined without regard to any adjustments made to such adjusted tax basis by reason of any transfer or assignment of such Interest, including by reason of death and without regard to such investor’s allocable share of the liabilities of the Fund). These special allocations, if made, would not be binding on the Service, and if the Service successfully challenges such a special allocation, the Fund’s tax items allocable to all investors could be affected.

Tax Elections; Returns; Tax Audits. The Code provides for optional adjustments to the basis of partnership property in connection with distributions of partnership property to a partner and in connection with transfers of partnership interests, including by reason of death, provided that either a partnership election has been made pursuant to Code Section 754 or there is a substantial basis reduction (with respect to a distribution) or the partnership has a substantial built-in loss immediately after such transfer (with respect to a transfer). At the request of an investor, the Adviser, in its sole discretion, may cause the Fund to make a Code Section 754 election. If a Code Section 754 election is made, such election cannot be revoked without the Service’s consent. The actual effect of any such election may depend on whether any Investment Fund itself has a Code Section 754 election in place. As a result of the complexity and added expense of the tax accounting required to implement such an election, the Fund does not presently intend to make such election.

Regardless of whether a Code Section 754 election is in place, the Fund generally is required to adjust its tax basis in its assets in respect of all investors in cases of Fund distributions that result in a “substantial basis reduction” in respect of the Fund’s property. A substantial basis reduction exists where the sum of (i) any loss recognized by the distributee with respect to the distribution and (ii) the excess of the adjusted tax basis of the distributed property to the distributee over the Fund’s adjusted tax basis in its property immediately before the distribution, exceeds $250,000. The Fund is also required to adjust its tax basis in its assets in respect of a transferee, in the case of a sale or exchange of an Interest, or a transfer upon death, when there exists a “substantial built-in loss” in respect of Fund property immediately after transfer. A substantial built-in loss exists where (i) the Fund’s adjusted tax basis in its property exceeds the fair market value of its property by more than $250,000 or (ii) the transferee would be allocated a loss of more than $250,000 if the Fund’s assets were sold for cash equal to their fair market value immediately after the transfer. For this reason, the Fund may request that (i) an investor who receives a distribution from the Fund in connection with a complete withdrawal, (ii) a transferee of an Interest (including a transferee in case of death) and (iii) any other investor in appropriate circumstances to provide the Fund with information regarding its adjusted tax basis in its Interest.

The Board decides how to report the Fund’s tax items on the Fund’s U.S. federal income tax returns, and all investors are required under the Code to treat the items consistently on their own returns, unless they file a statement with the Service disclosing the inconsistency. In the event the U.S. federal income tax returns of the Fund are audited by the Service, the tax treatment of the Fund’s income and deductions generally is determined at the Fund level in a single proceeding rather than by individual audits of the investors. Under the partnership audit rules, which became effective January 1, 2018, for taxable years beginning after December 31, 2017, the Fund is required to designate a partner, or other person, with a substantial presence in the United States as the partnership representative (“Partnership Representative”), thereby replacing the position of the “tax matters partner.” The Partnership Representative has the sole authority to act on the Fund’s behalf for purposes of, among other things, U.S. federal income tax audits and judicial review of administrative adjustments by the Service. Any actions taken by the Fund or by the Partnership Representative on the Fund’s behalf with respect to, among other things, U.S. federal income tax audits and judicial review of administrative adjustments by the Service, will be binding on the Fund and the Fund’s investors. Dylan Germishuys of UBS HFS (or such other person as may be designated by the Administrator or by the Fund from time to time) shall serve as the “partnership representative” of the Fund within the meaning of Section 6223 of the Code, or any similar provisions of state or local tax laws.

In the event the Fund is audited, an investor may be subject to additional taxation on a retroactive basis (even if it is no longer an investor at the time of the audit adjustment), or, as respect to federal income tax returns for taxable years of the Fund beginning after December 31, 2017, the Fund may, absent an election by the Fund to have partnership adjustments taken into account by its investors for the years to which the adjustments relate (a “partner liability election”) (however, if a partnership liability election is made, interest on any deficiency will be at a rate that is 2% higher than the interest rate otherwise applicable to tax underpayments), be liable for the taxes and other liabilities resulting from the audit adjustments (which taxes and other liabilities would be indirectly borne by the Fund’s then current investors, even if those investors were not investors during the period to which the audit adjustments relate). No assurance can be provided that the Fund will make, or will be eligible to make, a partner liability election. Accordingly, there is no assurance that the Fund will not itself be liable for taxes and other liabilities resulting from a tax audit of the Fund (which taxes and liabilities would reduce amounts available for distribution to investors), that an investor’s share of any such Fund-level liability would not exceed the liability that would have been borne by the investors had the Fund made a partner liability election, or that an investor will not effectively bear liabilities related to a period in which it was not an investor.

Similar partnership audit rules generally will apply to those Investment Funds that are classified as partnerships for U.S. federal income tax purposes and their partners (including the Fund as a partner in such Investment Funds), with the Partnership Representative of each such Investment Fund having significant authority in connection with an audit of that Investment Fund. In February 2019, the Service published final Regulations addressing certain administrative and procedural rules under the centralized partnership audit regime, which, in part, permit a partnership that is itself a partner of another partnership to elect to have the partners in the upper-tier partnership take an audit adjustment of the lower-tier partnership into account. If such election is made, the upper-tier partnership would push adjustments received from a lower-tier partnership in which it is a partner through to the partners of the upper-tier partnership (and interest on any deficiency will be at a rate that is 2% higher than the interest rate otherwise applicable to tax underpayments). The upper-tier partnership so electing must timely complete the “push-out” of the adjustment in order for it to be effective, as the rules do not provide any procedure for obtaining an extension. If, therefore, the Fund were not to make a timely election to “push-out” the adjustment of an Investment Fund that results in an increase in the Fund’s tax liability, then the Fund would be liable at the Fund-level for taxes or other liabilities associated with such audit of an Investor Fund. As a result, in this scenario, an investor of the Fund may bear liabilities related to a period in which it was not an investor, or an investor’s share of the Fund-level liability may exceed the liability that would have been borne by such investor had the Fund made a “push-out” election as described above.

Each current and prospective investor should consult its own tax advisors regarding all aspects of the partnership audit rules and their application in the context of the prospective investor’s particular circumstances.

Tax Consequences to a Withdrawing Investor

An investor who tenders its entire Interest to the Fund for repurchase generally will recognize capital gain or loss to the extent of the difference between the proceeds received by such investor and such investor’s adjusted tax basis in its Interest. Gain, if any, generally will be recognized by a tendering investor only as and after the total proceeds received by such investor exceed the investor’s adjusted tax basis in its Interest. A loss, if any, may be recognized only after the tendering investor has received full payment under the promissory note (and generally may not be recognized upon the tender or payment of the promissory note if any assets other than cash and the note are received by the investor upon the tender of its Interests). Such capital gain or loss will be short-term, long-term, or some combination of both, depending upon the timing of the investor’s contributions to the Fund. However, a withdrawing investor will recognize ordinary income to the extent such investor’s allocable share of the Fund’s “unrealized receivables” exceeds the investor’s basis in such unrealized receivables, as determined pursuant to the Regulations. For these purposes, unrealized receivables in respect of a withdrawing investor include, among other items, any market discount bonds or short-term obligations held by the Fund to the extent of the amounts which would be treated as ordinary income if such bonds or obligations had been sold by the Fund. Further, a withdrawing investor may recognize some amount of ordinary income upon a withdrawal if the Fund, or an Investment Fund, makes an election to mark to market its assets for U.S. federal income tax purposes. See “—Possible ‘Mark-to-Market’ Election” below.

An investor receiving a cash nonliquidating distribution (i.e., an investor who tenders less than its entire Interest to the Fund) will recognize gains in a similar manner generally to the extent that the amount of the distribution exceeds such investor’s adjusted tax basis in its Interest in the Fund. An investor generally will not be able to recognize loss on a distribution that is a nonliquidating distribution.

As discussed above, the Board has the discretion to make special allocations of ordinary income and capital gains (including short-term capital gains) as well as deductions and losses (including long-term and short-term capital losses) for U.S. federal income tax purposes to a withdrawing investor up to an amount by which the total of such investor’s capital account as of the effective date of withdrawal exceeds or is less than its “adjusted tax basis,” for U.S. federal income tax purposes, in its Interest as of such time (determined without regard to any adjustments made to such adjusted tax basis by reason of any transfer or assignment of such Interest, including by reason of death and without regard to such investor’s allocable share of the liabilities of the Fund). Any such special allocation of income or gain may result in the withdrawing investor recognizing ordinary income or capital gain, which may include short-term capital gain, in the investor’s last taxable year in the Fund, thereby reducing the amount of long-term capital gain recognized during the tax year in which it receives its liquidating distribution upon withdrawal. Any such special allocation of deduction or loss may result in the withdrawing investor recognizing ordinary loss or capital loss, which may include long-term capital loss, in the investor’s last taxable year in the Fund, thereby reducing the amount of ordinary loss or short-term capital loss recognized during the tax year in which it receives its liquidating distribution upon withdrawal.

Distribution of Property

A partner’s receipt of a distribution of property from a partnership generally is not taxable unless the distributed property consists of marketable securities. However, a distribution of marketable securities by a partnership generally will not be taxable if the distributing partnership is an “investment partnership” and the recipient of the distribution is an “eligible partner,” each within the meaning of the relevant Code section. The Fund will determine at the appropriate time whether it qualifies as an “investment partnership.” An “eligible partner” generally is a partner who, prior to the date of the relevant distribution, only contributed certain types of property, including cash, to the partnership. A distribution of marketable securities generally would be treated in the same manner as a distribution of cash.

Tax Treatment of U.S. Investors

Under the Code, the maximum ordinary income tax rate for individuals is 37%. However, certain “qualified dividend income” is taxable at a preferential maximum rate of 20%.

The maximum individual income tax rate for long-term capital gains is generally 20%, unless the taxpayer elects to be taxed at ordinary rates. In any case, the actual rate imposed on income and gains may be higher due to the phase out of certain tax deductions, exemptions and/or credits. See “—Limitation on Deductibility of Interest and Short Sale Expenses” below. The excess of capital losses over capital gains may be offset against the ordinary income of an individual taxpayer, subject to an annual deduction limitation of $3,000. Capital losses of an individual taxpayer generally may not be carried back but may be carried forward indefinitely. For corporate taxpayers, the maximum income tax rate is 21%. Capital losses of a corporate taxpayer may be offset only against capital gains, but unused capital losses may be carried back three years, subject to certain limitations, and carried forward five years.

Individuals (other than non-resident aliens) will be subject to an additional 3.8% surtax on the lesser of (i) their net investment income and (ii) the excess of their adjusted gross income (determined with certain modifications on account of certain foreign earned income and related deductions) over a threshold amount of $250,000 in the case of a taxpayer filing a joint return or a surviving spouse, $125,000 in the case of a married taxpayer filing a separate return, and $200,000 in all other cases. A similar 3.8% surtax will be imposed on certain trusts and estates in respect of the lesser of their undistributed net investment income and the excess of their adjusted gross income over a prescribed threshold. Net investment income is determined under prescribed rules, including special rules relating to income from passive trades or businesses, trades or businesses of trading in financial instruments or commodities, and in respect of dispositions of interests in partnerships and S corporations.

For taxable years beginning before January 1, 2026, pursuant to Section 199A of the Code, a taxable United States person that is not classified as a corporation may be entitled to a deduction of up to 20% of such person’s “qualified business income” (“QBI”) for the taxable year. QBI does not include certain types of income (for example, QBI generally does not include capital gains, dividends or interest), and the amount of any deduction for QBI is subject to limitations. There can be no assurance that any portion of the Fund’s (or an Investment Fund’s) tax items will be QBI or that any QBI allocated by the Fund to an investor will be eligible for a deduction pursuant to Section 199A of the Code.

For U.S. federal income tax purposes, taxable U.S. persons are subject to limitations on their ability to utilize certain deductions and losses to offset their U.S. federal taxable income. See “—Deductibility of Fund Investment Expenditures by Noncorporate Investors and Certain Other Expenditures.”

Tax Treatment of Fund Investments

In General. The Fund, through the Investment Funds, expects to act as a trader, investor or both, and not as a dealer, with respect to the Fund’s securities transactions. A trader and an investor are persons who buy and sell securities for their own accounts. A dealer is a person who purchases securities for resale to customers rather than for investment or speculation. If, contrary to expectations, the Fund were to be characterized as a dealer for U.S. federal income tax purposes (or should for other reasons be comparably treated) under certain sections of the Code, transactions which would otherwise qualify for capital gain or loss treatment (as discussed below) may result in ordinary income or loss. The remainder of this discussion assumes that the Fund is properly treated as other than a dealer for purposes of the relevant sections of the Code.

Generally, the gains and losses realized by a trader or an investor on the sale of securities are capital gains and losses. Thus, subject to the treatment of certain currency exchange gains as ordinary income and certain other transactions described below, the Fund expects that its gains and losses from its securities transactions typically will be capital gains and capital losses. See “—Currency Fluctuations—Gains or Losses” and certain other transactions described below. These capital gains and losses may be long-term or short-term depending, in general, upon the length of time a particular investment position is maintained and, in some cases, upon the nature of the transaction. Property held for more than one year generally will be eligible for long-term capital gain or loss treatment. In certain circumstances, if the issuer of a security held by the Fund engages in a reorganization transaction, the Fund may be treated as disposing of the security in a taxable transaction at the time of the reorganization, depending on certain factors relating to the reorganization, the nature of the security and the nature of the consideration received for the security in the reorganization. Accordingly, the timing of the Fund’s dispositions of its securities may be affected by factors beyond its control. Further, the application of certain rules relating to short sales, constructive sales, so-called “straddle” and “wash sale” transactions, “Section 1256 contracts,” certain hedge transactions and the marking to market of positions for U.S. federal income tax purposes (see “—Possible ’Mark-to-Market’ Election” below) may serve to alter the manner in which the holding period for a security is determined or may otherwise affect the characterization as long-term or short-term, and also the timing of the realization and/or character, of certain gains or losses. Additionally, the straddle rules and short sale rules may require the capitalization of certain related expenses in certain circumstances.

The Fund may realize ordinary income from dividends, accruals of interest, original issue discount and market discount on, or with respect to, securities. The Fund may realize ordinary income or loss with respect to its investments in partnerships engaged in a trade or business. Income or loss from transactions involving derivatives, such as swap transactions, also may constitute ordinary income or loss, and in certain cases, such income may be recognizable prior to the receipt of cash associated with such income. In addition, periodic amounts payable by the Investment Funds in connection with equity swaps, interest rate swaps, other swaps, caps, floors and collars likely would be considered “miscellaneous itemized deductions” which, for a noncorporate investor, may be subject to restrictions on their deductibility. See “—Deductibility of Fund Investment Expenditures by Noncorporate Investors and Certain Other Expenditures.” Moreover, gain recognized from certain “conversion transactions” will be treated as ordinary income. Generally, a conversion transaction is one of several enumerated transactions where substantially all of the taxpayer’s return is attributable to the time value of the net investment in the transaction.

Modifications and Reorganization Exchanges of Debt Securities. To the extent there is a “significant modification” of a debt security held by the Fund, pursuant to a workout or otherwise, the Fund will be treated as exchanging the pre-modification debt security for a new debt security having the terms of the modified security. The Fund generally will be required to recognize gain or loss upon the deemed exchange equal to the difference between the issue price of the post-modification instrument and the Fund’s basis in the pre-modification debt security (which may have been purchased at a discount). Further, in certain circumstances, if the issuer of a security held by the Fund engages in a reorganization transaction, the Fund may be treated as disposing of the security in a taxable transaction at the time of the reorganization, depending on certain factors relating to the reorganization, the nature of the security and the nature of the consideration received for the security in the reorganization. At the time of either a taxable deemed exchange upon modification of a debt security or a taxable exchange of a debt security pursuant to a reorganization of the issuer of such security, however, the Fund may not have any cash receipts associated with any gains recognized upon the deemed exchange or reorganization. Each investor will be required to pay all applicable U.S. federal income taxes with respect to its share of any such gains even though the Fund does not intend to make periodic distributions of its net income or gains, if any, to investors for such purpose.

Obligations with Original Issue Discount. The Fund, through the Investment Funds, may invest in debt securities that are issued with original issue discount (“OID”). A debt instrument has OID if the obligation’s stated redemption price at maturity (which includes the principal amount of the obligation and, in certain cases, interest payable on the obligation) exceeds its issue price by more than a statutorily defined de minimis amount. OID is includible in gross income as ordinary income as it accrues under a prescribed constant-yield method. In general, OID will be includible in income in advance of the receipt of cash associated with that income. To the extent the Fund or an Investment Fund purchases a debt instrument that was issued with OID for a price that exceeds the instrument’s adjusted issue price (such excess being “acquisition premium”), it may offset its OID income inclusions with the acquisition premium as it is deemed to accrue over the life of the debt instrument.

Obligations with Market Discount. The Fund, through the Investment Funds, may acquire “Market Discount Obligations.” A debt security (excluding certain short-term obligations) generally will be treated as a Market Discount Obligation if its issue price exceeds the Investment Fund’s purchase price for the debt security by more than a statutorily defined de minimis amount. Accrued market discount is includible in income as ordinary income, but limited in any period to an amount equal to the principal payments received during that period on the obligation. Further, any gain upon the disposition of a

Market Discount Obligation will be treated as ordinary income to the extent of any previously untaxed accrued market discount. Subject to special rules that may apply to Market Discount Obligations that receive principal payments prior to maturity, market discount accrues on a straight-line basis or, if the Fund so elects, on a constant-yield basis, over the remaining life of the obligation.

Currency Fluctuations—Gains or Losses. The amount of gain or loss on securities denominated in a foreign currency frequently will be affected by the fluctuation in the value of such foreign currencies relative to the value of the U.S. dollar. Generally, gains or losses with respect to investments in common stock of foreign issuers will be taxed as capital gains or losses at the time of the disposition of such stock. However, gains and losses on the acquisition and disposition of foreign currency (e.g., the purchase of foreign currency and subsequent use of the currency to acquire stock) will be treated as ordinary income or loss. Additionally, gains or losses on the disposition of debt securities denominated in a foreign currency to the extent attributable to fluctuation in the value of the foreign currency between the date of acquisition of the debt security and the date of disposition will be treated as ordinary income or loss. Similarly, gains or losses attributable to fluctuations in exchange rates that occur between the time the taxpayer accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the taxpayer actually collects such receivables or pays such liabilities may be treated as ordinary income or ordinary loss.

As indicated above, the Fund, directly or through the Investment Funds, may acquire foreign currency forward contracts, enter into foreign currency futures contracts and acquire put and call options on foreign currencies. Generally, foreign currency regulated futures contracts and option contracts that qualify as “Section 1256 Contracts” (see “—Section 1256 Contracts”), will not be subject to ordinary income or loss treatment under the Code. However, if the Fund acquires currency futures contracts or option contracts that are not Section 1256 Contracts, or any currency forward contracts, any gain or loss realized by the Fund with respect to such instruments will be ordinary, unless (i) the contract is a capital asset in the hands of the Fund and is not a part of a straddle transaction and (ii) the Fund makes an election (by the close of the day the transaction is entered into) to treat the gain or loss attributable to such contract as capital gain or loss. Additionally, the Fund may acquire an interest in Investment Funds that maintain their books and records in a currency other than the U.S. dollar, and in such a case the portion of any gain or loss in such Investment Funds attributable to changes in the value of currency in which such Investment Fund maintains its books and records would also be taxable as ordinary income or loss.

Section 1256 Contracts. In the case of “Section 1256 Contracts,” the Code generally applies a “mark to market” system of taxing unrealized gains and losses on such contracts and otherwise provides for special rules of taxation. Under these rules, Section 1256 Contracts, which include certain regulated futures contracts, foreign currency forward contracts and certain options contracts, held at the end of each taxable year are treated for U.S. federal income tax purposes as if they were sold by the holder for their fair market value on the last business day of such taxable year. The net gain or loss, if any, resulting from such deemed sales, known as “marking to market,” together with any gain or loss resulting from actual sales of Section 1256 Contracts, must be taken into account by the holder in computing its taxable income for such year. If a Section 1256 Contract held at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on such sale will be adjusted to reflect the gain or loss previously taken into account under the “mark to market” rules.

Capital gains and losses from such Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% thereof and as long-term capital gains or losses to the extent of 60% thereof. Such gains and losses will be taxed under the general rules described above. Gains and losses from certain foreign currency transactions will be treated as ordinary income and losses. See “—Currency Fluctuations—Gains or Losses.” If an individual taxpayer incurs a net capital loss for a year, the portion thereof, if any, which consists of a net loss on “Section 1256 Contracts” may, at the election of the taxpayer, be carried back three years. Losses so carried back may be deducted only against net capital gain to the extent that such gain includes gains on “Section 1256 Contracts.” A Section 1256 Contract does not include any “securities futures contract” or any option on such a contract, other than a “dealer securities futures contract.” See “—Certain Securities Futures Contracts.”

Certain Securities Futures Contracts. Generally, a securities futures contract is a contract of sale for future delivery of a single security or a narrow-based security index. Any gain or loss from the sale or exchange of a securities futures contract (other than a “dealer securities futures contract”) is treated as gain or loss from the sale or exchange of property that has the same character as the property to which the contract relates has (or would have) in the hands of the taxpayer. If the underlying security would be a capital asset in the taxpayer’s hands, then gain or loss from the sale or exchange of the securities futures contract would be capital gain or loss. Capital gain or loss from the sale or exchange of a securities futures contract to sell property (i.e., the short side of a securities futures contract) generally will be short-term capital gain or loss.

A “dealer securities futures contract” is treated as a Section 1256 Contract. A “dealer securities futures contract” is a securities futures contract, or an option to enter into such a contract, that (i) is entered into by a dealer (or, in the case of an option, is purchased or granted by the dealer) in the normal course of its trade or business activity of dealing in the contracts and (ii) is traded on a qualified board of trade or exchange.

Mixed Straddle Election. The Code allows a taxpayer to elect to offset gains and losses from positions that are part of a “mixed straddle.” A “mixed straddle” is any straddle in which one or more but not all positions are Section 1256 Contracts.

Pursuant to temporary Regulations, the Fund may be eligible to elect to establish one or more mixed straddle accounts for certain of its mixed straddle trading positions. The mixed straddle account rules generally require a daily “marking to market” of all open positions in the account and a daily netting of gains and losses from positions in the account. Daily accounts of net gains and net losses attributable to non-Section 1256 Contracts generally are characterized as short-term capital gain or loss, while daily accounts of net gains and net losses attributable to Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% thereof and as long-term capital gains or losses to the extent of 60% thereof. At the end of a taxable year, annual net gains or net losses from the mixed straddle account(s) are recognized for U.S. federal income tax purposes. At such time, the daily accounts of net gains and net losses related to a particular mixed straddle account are netted, and then are further netted with the annual net gains and net losses from other mixed straddle accounts. Notwithstanding the character rules set forth above, no more than 50% of the total annual net gains attributable to the mixed straddle accounts for a taxable year may be treated as long-term capital gain, and no more than 40% of the total annual net losses attributable to the mixed straddle accounts for a taxable year may be treated as short-term capital loss. The mixed straddle account election is generally effective only for the taxable year for which the election is made. Accordingly, the Fund may elect to make the mixed straddle election for certain taxable years and not for other taxable years. The application of the temporary Regulations’ mixed straddle account rules is not entirely clear. Therefore, there is no assurance that any given mixed straddle account election by the Fund will be accepted by the Service.

Possible “Mark-to-Market” Election. To the extent that an Investment Fund is directly engaged in a trade or business as a trader in “securities” or commodities, it may elect to “mark-to-market” the securities or commodities, as the case may be, held in connection with such trade or business. Under such election and subject to certain exceptions, the securities and/or commodities, as the case may be, held by that Investment Fund at the end of each taxable year in connection with its respective trades or businesses as a trader in securities or a trader in commodities would be treated as if they were sold for their fair market value on the last day of such taxable year, and gains or losses recognized thereon will be treated as ordinary income or loss. Moreover, even if an Investment Fund determines that its securities or commodities activities will constitute trading rather than investing, there can be no assurance that the Service will agree, in which case the Investment Fund may not be able to mark-to-market its positions.

Short Sales/Constructive Sales. Gain or loss from a short sale of property is generally considered as capital gain or loss to the extent the property used to close the short sale constitutes a capital asset in the taxpayer’s hands. Except with respect to certain situations where the property used to close a short sale has a long-term holding period on the date of the short sale, special rules would generally treat the gains on short sales as short-term capital gains. Moreover, a loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, “substantially identical property” has been held by the taxpayer for more than one year. These rules may also terminate the running of the holding period of “substantially identical property” held by the taxpayer.

Gain or loss on a short sale generally will not be realized until such time that the short sale is closed. However, if the Fund holds a short sale position with respect to stock, certain debt obligations or partnership interests that has appreciated in value and then acquires property that is the same as or substantially identical to the property sold short, the Fund generally will recognize gain on the date it acquires such property as if the short sale were closed on such date with such property. Similarly, if the Fund holds an appreciated financial position with respect to stock, certain debt obligations or partnership interests and then enters into a short sale with respect to the same or substantially identical property, the Fund generally will recognize gain as if the appreciated financial position were sold at its fair market value on the date it enters into the short sale. The subsequent holding period for any appreciated financial position that is subject to these constructive sale rules will be determined as if such position were acquired on the date of the constructive sale.

Constructive Ownership Transactions. The Fund, through an Investment Fund, may indirectly gain exposure to other “pass-thru” investment vehicles through the use of certain derivatives (including long positions in a notional principal contract, forward or futures contracts, the simultaneous holding of a call option and granting of a put option with substantially equal strike prices and maturity dates, and other similar derivatives that may be prescribed under future Regulations). If an Investment Fund enters into a derivative transaction of this kind, any long-term capital gain from the derivative will be recharacterized as ordinary income to the extent the gain exceeds the long-term capital gain the Investment Fund would have realized had it held the relevant pass-thru investment vehicle directly. Further, the portion of the gain which is recharacterized as ordinary income will be treated as having accrued over the term of the relevant derivative such that an investor in the Fund, for a taxable year that such a derivative transaction is outstanding, may incur an interest charge with respect to any underpayment of tax that would have resulted had the ordinary income been included on the investor’s tax return for such year.

Effect of Straddle Rules on Investors’ Securities Positions. The Service may treat certain positions in securities held, directly or indirectly, by an investor and its indirect interest in similar securities held by the Fund as “straddles” for U.S. federal income tax purposes. In addition, investments by the Fund in particular combinations of Investment Funds may also be treated as a “straddle.” The application of the “straddle” rules in such a case could affect an investor’s and/or the Fund’s holding period for the securities involved and may defer the recognition of losses with respect to such securities. The Fund generally will not be in a position to furnish to investors information regarding the securities positions of its Investment Funds that would permit an investor to determine whether its transactions in securities, which are also held by such Investment Funds, should be treated as offsetting positions for purposes of the straddle rules. Investors should consult their own tax advisors to determine whether they should treat such transactions in securities as offsetting positions for purposes of the straddle rules.

Lending Portfolio Securities. If an Investment Fund lends securities from its portfolio to brokers, dealers and other financial institutions, the Investment Fund generally will not recognize gain or loss, either when the securities are transferred to the borrower or when they are returned to the Investment Fund, provided that, under the terms of the lending agreement (i) the borrower is required to return securities identical to the securities loaned and make payments to the Investment Fund of amounts equivalent to all interest, dividends, and other distributions (“substitute payments”) which the Investment Fund, as owner of the securities, is entitled to receive during the term of the lending transaction, and (ii) the Investment Fund’s risk of loss or opportunity for gain with respect to the loaned securities is not reduced. These loans, if and when made, may not exceed one third of the total asset value of a Fund (including the loan collateral).

The substitute payments received by the Investment Fund are sourced (either U.S. source or foreign source) by reference to the source of the payments (dividend or interest) they replace. Subject to special rules relating to substitute dividends on the stock of certain domestically-controlled regulated investment companies and real estate investment trusts, substitute interest or dividend payments generally have the same character as interest or dividend income, respectively, for purposes of determining the tax liability of and withholding of taxes with respect to a foreign person and the application of income tax treaties. Additionally, substitute dividend and substitute interest payments are potentially subject to the 3.8% surtax on net investment income (described above under the caption “—Tax Treatment of Fund Investments—In General”) in the same manner as dividends and interest, respectively. For other purposes, including the dividends received deduction, the application of preferential rates applicable to “qualified dividend income” and the foreign tax credit provisions, the substitute payments may not be treated as interest and dividends. Nevertheless, any substitute payments made to the Investment Fund enjoy the same general exemption from UBTI as the interest and dividends they replace so long as the lending agreement contains certain provisions, including reasonable procedures to implement the borrower’s obligation to furnish the Investment Fund with collateral that at all times has a value at least equal to the value of the loaned securities.

Limitation on Deductibility of Interest and Short Sale Expenses. There are limitations on noncorporate taxpayers’ deductions of “investment interest” (i.e., interest or short sale expenses for “indebtedness properly allocable to property held for investment”). Investment interest is not deductible in the current year to the extent that it exceeds a noncorporate taxpayer’s “net investment income,” consisting of net gain and ordinary income derived from investments in the current year less certain directly connected expenses (other than interest or short sale expenses). For this purpose, any long-term capital gain and any “qualified dividend income” eligible for taxation at preferential rates are excluded from net investment income unless the noncorporate taxpayer elects to pay tax on such amounts at ordinary non-preferential U.S. federal income tax rates.

For purposes of this provision, the Fund’s activities (other than certain activities that are treated as “passive activities” under the Code) will be treated as giving rise to investment income for an investor, and the investment interest limitation would apply to a noncorporate investor’s share of the interest and short sale expenses attributable to the Fund’s operation. In such case, a noncorporate investor would be denied a deduction for all or part of that portion of its distributive share of the Fund’s ordinary losses attributable to interest and short sale expenses unless it had sufficient investment income from all sources including the Fund. A noncorporate investor that could not deduct losses currently as a result of the application of the rules described above would be entitled to carry forward such losses to future years, subject to the same limitation. The investment interest limitation would also apply to interest paid by a noncorporate investor on money borrowed to finance its investment in the Fund. Potential investors are advised to consult with their own tax advisors with respect to the application of the investment interest limitation in their particular tax situations.

Limitations also may apply with respect to interest deductions on indebtedness of the Fund that is incurred to purchase or carry a Market Discount Obligation.

Deductions for “business interest” expenses generally are limited for taxpayers (other than certain small businesses that meet a gross receipts test under the Code) to the sum of (i) business interest income, (ii) 30% of “adjusted taxable income” (generally, taxable income taking into account certain adjustments), and (iii) floor plan financing interest. Under the Coronavirus Aid, Relief, and Economic Security Act of 2020 (the “CARES Act”), the 30% adjusted taxable income limitation is increased to 50% for taxable years beginning in 2019 or 2020 only (and for taxable years beginning in 2019 only, special rules apply to taxpayers that are partnerships). Pursuant to proposed Regulations, which define “interest” very broadly, the limitation applies to partnerships that are “traders” for U.S. federal income tax purposes. For a partnership, this limitation applies at the partnership level and, therefore, applies to the Fund and to the Investment Funds. Business interest is interest accrued on indebtedness that arises from a trade or business, but does not include certain investment interest of a noncorporate entity. If the Fund has excess business interest, it will be allocated to investors in the same manner as non-separately stated partnership taxable income or loss, and such investor may be able to carry forward excess business interest. Excess business interest allocated to an investor would reduce that investor’s adjusted basis in its Interests of the Fund (but not below zero) in the year of allocation (even though the business interest would not give rise to a deduction for the investor in that year). Investors should consult their own tax advisors regarding the applicability of the business interest limitations and the availability and effects of the carryover of excess business interest. In addition, investors may also be subject to the limitations on the deductibility of investment interest at the partner level (as discussed above).

Deductibility of Fund Investment Expenditures by Noncorporate Investors and Certain Other Expenditures. For taxable years through December 31, 2025, investment expenses (e.g., investment advisory fees) of a noncorporate taxpayer are not deductible. For taxable years beginning after December 31, 2025, investment expenses of a noncorporate taxpayer are deductible only to the extent that such expenses exceed 2% of the adjusted gross income of such taxpayer. In addition, for taxable years beginning after December 31, 2025, the Code may further restrict the ability of an individual with an adjusted gross income in excess of a specified amount to deduct such investment expenses. Under such provision, investment expenses in excess of 2% of adjusted gross income of a taxpayer may only be deducted to the extent such excess expenses, along with certain other itemized deductions, exceed the lesser of (i) 3% of the excess of the taxpayer’s adjusted gross income over the specified amount or (ii) 80% of the amount of certain itemized deductions otherwise allowable for the taxable year. The Fund’s direct expenses will, and it is possible that some or all of the Fund’s allocable share of each Investment Fund’s expenses may, be investment expenses (rather than trade or business expenses) subject to the disallowance and limitations described above.

Although the Fund intends to treat any allocable trade or business related expenses as not being subject to the foregoing disallowance and limitations on deductibility, there can be no assurance that the Service will not determine that some portion of such expenses should instead be properly characterized as investment expenses that are subject to the disallowance and limitations.

Noncorporate investors should consult their tax advisors with respect to the application of these disallowances and limitations.

No deduction is allowed for sales loads or other placement fees paid by an investor to acquire an Interest in the Fund; instead any such fees will be included in the investor’s adjusted tax basis for its Interest in the Fund.

A noncorporate investor is limited in its ability to deduct “excess business losses” (as defined under Section 461 of the Code) for taxable years beginning on or after January 1, 2021 and before January 1, 2026.

Application of Rules for Income and Losses from Passive Activities. The Code restricts the deductibility of losses from a “passive activity” against certain income which is not derived from a passive activity.

Application of Basis and “At Risk” Limitations on Deductions. The amount of any loss of the Fund that an investor is entitled to include in its income tax return is limited to its adjusted tax basis in its Interest as of the end of the Fund’s taxable year in which such loss occurred. Generally, an investor’s adjusted tax basis for its Interest is equal to the amount paid for such Interest, increased by the sum of (i) its share of the Fund’s liabilities, as determined for U.S. federal income tax purposes, and (ii) its distributive share of the Fund’s realized income and gains, and decreased (but not below zero) by the sum of (i) distributions (including decreases in its share of Fund liabilities) made by the Fund to such investor and (ii) such investor’s distributive share of the Fund’s realized losses and expenses.

Similarly, an investor in the Fund that is subject to the “at risk” limitations (generally, noncorporate taxpayers and closely held corporations) may not deduct losses of the Fund to the extent that they exceed the amount such investor has “at risk” with respect to its Interest at the end of the year. The amount that an investor has “at risk” generally will be the same as its adjusted basis as described above, except that it generally will not include any amount attributable to liabilities of the Fund or any amount borrowed by the investor on a non-recourse basis. Losses denied under the basis or “at risk” limitations are suspended and may be carried forward in subsequent taxable years, subject to these and other applicable limitations.

Limitation on Deductibility of Excess Business Loss. For taxable years beginning before January 1, 2026, an excess business loss of a noncorporate taxpayer is disallowed but is permitted to be carried over as a net operating loss. However, under the CARES Act, the disallowance is suspended for taxable years beginning in 2018, 2019 and 2020. In the case of a partnership like the Fund, this limitation is applied at the partner level, taking into account its allocable share of the relevant income, gain, deduction and loss items of the partnership. An excess business loss for any taxable year is the excess (if any) of a taxpayer’s otherwise allowable aggregate deductions for the taxable year that are attributable to trades or businesses of the taxpayer, over the sum of (i) the aggregate gross income of the taxpayer for such taxable year that are attributable to such trades or business, plus (ii) $250,000 ($500,000 for married taxpayers filing jointly), adjusted annually for inflation. The excess business loss rule applies after the application of the basis rules for partnerships, the passive activity loss rules, and the “at risk” rules.

“Phantom Income” from and Reporting Requirements Relating to Certain Foreign Equity Investments. As discussed in more detail below, pursuant to various “anti-deferral” provisions of the Code (the “Subpart F”, “passive foreign investment company” (“PFIC”), “global intangible low-tax income” (“GILTI”), and “foreign derived intangible income” (“FDII”) provisions), direct and indirect investments, if any, by the Fund in certain foreign corporations may cause an investor to (i) recognize taxable income prior to the Fund’s receipt of distributable proceeds, (ii) pay an interest charge on receipts that are deemed as having been deferred or (iii) recognize ordinary income that, but for the “anti-deferral” provisions, would have been treated as capital gain.

U.S. persons that directly or indirectly own stock in foreign corporations (including CFCs, as defined below, and PFICs) or equity interests in foreign partnerships or other foreign entities, may be subject to special information reporting requirements (including, for example, Forms 926, 5471, 8621, 8858 and 8865). It is possible the Fund and/or an Investment Fund may engage in transactions that subject the Fund and potentially the investors to such disclosure. Potential investors should consult their own tax advisors regarding such reporting requirements.

Controlled Foreign Corporations. Certain United States persons who hold stock in a foreign corporation that is a “controlled foreign corporation” (a “CFC”) during a taxable year must include in their income their pro rata share of certain of the CFC’s Subpart F income for the year, regardless of whether any portion of such income is distributed by the CFC to such shareholders. Subpart F income generally includes income or gain derived from portfolio-type investments, as well as rents and royalties (other than those derived from the active conduct of a trade or business, as defined in Regulations), certain income attributable to the sale of personal property or the provision of services between a CFC and a related corporation, and a CFC’s increase in earnings invested in U.S. property for a taxable year.

A CFC generally is a non-U.S. corporation in which “United States shareholders” own, directly, indirectly, or constructively, more than 50% of either (a) the total combined voting power of all classes of voting stock of such corporation or (b) the total value of the stock of such corporation. For this purpose, a “United States shareholder” is a United States person within the meaning of Code Section 7701(a)(30) that owns, directly, indirectly, or constructively, 10% or more of either (a) the total combined voting power of all classes of the foreign corporation’s voting stock or (b) the total value of shares of all classes of stock of such of such corporation. As a result, the Fund or a U.S. Investment Fund, as the case may be, will be a “United States shareholder” of any foreign corporation of which it, directly, indirectly, or constructively, acquires stock (or warrants, options or convertible debt to acquire stock) with 10% or more of either the voting power or the total value of all outstanding stock of such foreign corporation, and such foreign corporation will be a CFC if United States shareholders own, directly, indirectly, or constructively, more than 50% of the voting power or the value of the stock of such foreign corporation. In such event, investors who are United States persons (including those with a less than 10% indirect interest in a CFC) generally will include their pro rata shares of such CFC’s Subpart F income in their taxable income.

The Fund, and any Investment Fund that is a U.S. entity that is treated as a partnership for U.S. tax purposes, generally is not treated as owning stock of a CFC for purposes of determining the Subpart F income inclusions of an investor in the Fund. Instead, an investor generally is treated as owning stock of the CFC in proportion to its interest in the Fund (or the Investment Fund).

In addition, gain from the sale of the stock of such CFC to the extent attributable to the Fund’s pro rata share of such CFC’s earnings and profits during the period that it was a CFC and while the Fund or applicable Investment Fund owned its stock would be recharacterized as a dividend to the Fund, subject to tax at ordinary income rates (or, if eligible, the preferential rates that apply to “qualified dividend income”) with respect to investors who are United States persons.

Subpart F income cannot exceed a corporation’s earnings and profits, so a corporation with an aggregate deficit in earnings will not have Subpart F income. In addition, Subpart F income does not include certain income subject to income tax at a rate more than 90% of the maximum U.S. federal corporate income tax rate. Furthermore, Subpart F income and gain from sale of CFC stock to the extent of earnings and profits during the United States person’s holding period and while a CFC, are treated as deemed dividends and, therefore, may enable corporate investors holding an indirect interest of 10% or more of a CFC’s voting power, subject to certain limitations, to receive foreign tax credit for foreign taxes paid by a CFC in respect of such Subpart F income or earnings. The Fund is not precluded from investing in a foreign Investment Fund that may constitute a CFC and generate Subpart F income or from investing in an Investment Fund that invests in CFCs.

In addition to Subpart F income, a United States shareholder of a CFC will have to include in gross income on a current basis certain types of high-return income that is not otherwise Subpart F income. Under Regulations, the Fund, and any Investment Fund that is a U.S. entity that is treated as a partnership for U.S. tax purposes, generally would not be treated as owning stock of a CFC for purposes of determining the GILTI income inclusions of an investor in the Fund. Instead, an investor generally would be treated as owning stock of the CFC in proportion to its interest in the Fund (or the Investment Fund). Because the Fund is treated as a partnership for U.S. federal income tax purposes, it will be unable to take advantage of certain deductions to GILTI income. In addition, the limited foreign tax credits that are available to corporations generally are not available to the Fund, U.S. Investment Funds or investors. Investors should consult their own tax advisors regarding compliance with GILTI and its effect on such investor in its individual circumstances.

Certain income derived from the sale of goods or services to foreign purchasers for foreign use is eligible for deductions that will reduce the effective rate of taxation on such income. This deduction is available only to corporate taxpayers. Because the Fund is treated as a partnership for U.S. federal income tax purposes, income that may otherwise have been eligible for a deduction under FDII will not be eligible for such deduction if earned by the Fund. Similarly, a U.S. Investment Fund that is treated as a partnership or other flow-through entity for U.S. federal income tax purposes will not be eligible for such deductions.

Passive Foreign Investment Companies. A foreign corporation is classified as a PFIC for U.S. federal income tax purposes if either (i) 75% or more of its gross income is passive income for the taxable year, or (ii) on average for the taxable year 50% or more (by value or, in certain cases, by adjusted basis) of its assets produce or are held for the production of passive income. Generally, if a foreign corporation is a PFIC, as well as a CFC (as defined above), it will not be treated as a PFIC with respect to a United States person for the portion of that person’s holding period during which that person is a “United States shareholder” (as defined above) and the corporation is a CFC.

If a foreign corporation is a PFIC at any time during a United States person’s holding period for stock in the PFIC, certain distributions with respect to, and gain upon the disposition (including certain pledges) of, the PFIC stock (including indirect dispositions of PFIC stock by a partner in a partnership) generally will be taxed at the time of the distribution or disposition as if the income or gain were ratably allocated over the United States person’s holding period for the PFIC stock. The amount allocated to the year of the distribution or disposition or to years prior to the corporation becoming a PFIC are treated as ordinary income, and the amounts allocated to earlier years for which the corporation was a PFIC are taxed at the highest rate applicable to individuals or corporations, as the case may be, for the taxable year to which the income is allocated. Further, the tax on an amount allocated to such an earlier year is subject to an interest charge which accrues from the due date of the return for that earlier year. If the Fund directly or indirectly owns stock in a PFIC, an investor’s disposition of an Interest in the Fund could be treated as a disposition of the PFIC stock for purposes of applying the above described rules.

The above rules relating to distributions and dispositions generally will not apply if (i) the United States person elects to treat the PFIC as a qualified electing fund (a “QEF election”) for all taxable years that such person held the stock and the corporation was a PFIC, or (ii) the stock in the PFIC is “marketable stock” for which a mark-to-market election is made. If a QEF election is made, a United States person generally will pay tax currently on its pro-rata share of the PFIC’s ordinary earnings and net capital gains (at ordinary income and capital gains rates, respectively), even if no dividends are actually paid. If the mark-to-market election is made, United States persons generally account for changes in the value of the PFIC stock on an annual basis as ordinary income or loss.

It should be noted that dividends paid by a PFIC are not eligible for taxation at preferential rates that apply to “qualified dividend income” from domestic corporations and certain other foreign corporations.

Because the determination of whether a foreign corporation is a PFIC is made annually on the basis of facts and circumstances that may be beyond the Fund’s or an Investment Fund’s control or information, there can be no assurance that the Fund will not directly or indirectly invest in a foreign corporation that is a PFIC. Further, in the event the Fund or an Investment Fund does invest in a corporation that is or becomes a PFIC, there can be no assurance that the Fund or, if applicable, an Investment Fund, will have sufficient information to, will be the party legally entitled to, or will, make a QEF election with respect to the PFIC or that a mark-to-market election can or will be made with respect to the PFIC stock.

Foreign Taxes. It is possible that certain interest, dividends and other amounts received from sources within foreign countries will be subject to withholding taxes imposed by such countries. In addition, some foreign countries may impose capital gains or other taxes on certain securities transactions involving foreign issuers. Tax treaties between certain countries and the United States may reduce or eliminate such taxes.

The Fund will inform investors of their proportionate share of the foreign taxes paid or incurred by the Fund, or an Investment Fund, that investors will be required to include in their income. The investors generally will be entitled to claim either a credit (subject, however, to various limitations on foreign tax credits), or, if they itemize their deductions, a deduction (subject to the limitations generally applicable to deductions) for their share of such foreign taxes in computing their U.S. federal income taxes. An investor that is tax exempt will not ordinarily benefit from such credit or deduction. In the event that the Fund receives a distribution from or in respect of which tax has been withheld, the Fund shall be deemed to have received cash in an amount equal to the amount of such withheld tax, for purposes of computing net profits or net losses.

Unrelated Business Taxable Income

Generally, an exempt organization (such as an employee benefit plan, IRA or 401(k) or Keogh Plan) is exempt from U.S. federal income tax on its passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership in which it is a partner.

This general exemption from tax does not apply to the UBTI of an exempt organization. Generally, except as noted above with respect to certain categories of exempt trading activity, UBTI includes income or gain derived, either directly or through partnerships, from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function. UBTI also includes “unrelated debt-financed income,” which generally consists of (i) income derived by an exempt organization, directly or through a partnership, from income-producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year, and (ii) gains derived by an exempt organization, directly or through a partnership, from the disposition of property with respect to which there is “acquisition indebtedness” at any time during the 12-month period ending with the date of such disposition.

With respect to Investment Funds engaged in a trade or business, the Fund’s income, or loss, from these investments may constitute UBTI. Further, because the Investment Funds and the Fund may utilize leverage, the Fund expects that its investment activities will give rise to both income and gains that constitute UBTI to a tax-exempt investor. In such case, tax-exempt investors may incur an income tax liability with respect to their share of the Fund’s UBTI, may be required to make estimated payments of such tax liability, and may be required to file U.S. federal income tax returns for any year in which they have or are allocated UBTI. Accordingly, Interests in the Fund may not be a suitable investment for certain tax-exempt entities. Each prospective tax-exempt investor is urged to consult its own counsel regarding the acquisition of Interests.

UBTI is separately calculated for each trade or business of an exempt organization. Accordingly, an investor that is an exempt organization generally cannot use deductions relating to one trade or business to offset income from another. Under recent proposed Regulations, if finalized, an exempt organization that meets certain ownership and control tests with respect to its interests in the Fund may be able to aggregate UBTI arising from its interest the Fund (including UBTI arising from Investment Funds that are treated as partnerships for U.S. federal income tax purposes), even if the Fund (or the Investment Fund) is treated as having multiple trades or businesses. In addition, if finalized, these Regulations would also permit such an exempt organization to aggregate UBTI arising from the Fund with UBTI arising from other investment partnerships with respect to which the exempt organization satisfies the ownership and control tests. These rules are complex and each prospective tax-exempt investor should consult its own tax advisor about the application of these proposed Regulations to its investment in the Fund. The Fund may receive UBTI from different trades or businesses, and may not be able to provide a U.S. tax-exempt investor all of the information it requires to calculate its UBTI.

As discussed above, if the Fund directly or indirectly holds equity investments in any non-U.S. entities that are properly treated as corporations for U.S. federal income tax purposes, various “anti-deferral” provisions of the Code (for example, the “CFC” and “PFIC” provisions) could apply. If a U.S. tax-exempt investor’s indirect interest in a PFIC or CFC is considered debt-financed, then in addition to other adverse tax consequences associated with such investor earning UBTI, the application of the PFIC and/or CFC anti-deferral rules could cause the applicable U.S. tax-exempt investor to (i) recognize taxable income prior to the Fund’s or the investor’s receipt of distributable proceeds, (ii) pay an interest charge on receipts that are deemed to have been deferred, and/or (iii) recognize ordinary income that, but for the “anti-deferral” provisions, would have been treated as capital gain.

Special rules apply to certain classes of U.S. tax-exempt investors, including, among others, investors that are charitable remainder trusts, private foundations, endowment funds and pension funds. Each prospective tax-exempt investor should consult its tax advisor about the specific tax consequences to it of an investment in the Fund.

The potential for having income treated as UBTI may have a significant effect on any investment in the Fund by a U.S. tax-exempt investor. All prospective U.S. tax-exempt investors are strongly urged to consult their tax advisors about the application of the UBTI rules to their investment in the Fund.

Special Considerations for U.S. Governmental Pension Plans. The income derived by a U.S. state or any political subdivision thereof from the exercise of an essential governmental function is not subject to U.S. federal income tax by reason of Code Section 115 and the intergovernmental immunity doctrine established under the U.S. Constitution. It is possible that the investment income of a governmental pension plan of a U.S. state may not be subject to U.S. federal income taxation by reason of these provisions (even where such investment income would be taxed as UBTI for a non-governmental tax-exempt entity); however, there are no Regulations, revenue rulings or judicial decisions that directly consider this precise issue. In addition, it is uncertain whether a governmental plan that also is a tax-exempt entity, by reason of a determination that it meets the requirements of Code Section 401(a), may be subject to tax on UBTI by reason of its status as a tax-exempt entity. Accordingly, U.S. governmental plans should consult with their tax advisors prior to becoming investors in the Fund.

Excise Tax on Certain Reportable Transactions

A tax-exempt entity (including a state or local government or its political subdivision) may be subject to an excise tax equal to the greater of (i) 100% of the net income or (ii) 75% of the proceeds, attributable to certain reportable transactions, including “listed transactions,” if any, to which it is a party. The scope of this provision and the manner in which it may apply to a tax-exempt investor in the Fund is not entirely clear. Tax-exempt investors should discuss with their own advisers the applicability of these rules to their investment in the Fund. See “—Disclosure Provisions” below.

Disclosure Provisions

Provisions of the Code and the Regulations (the “Disclosure Provisions”) intended to address so-called tax shelters and other potentially tax-motivated transactions require participants in a “reportable transaction” to disclose certain information about the transaction on Internal Revenue Service Form 8886 and retain information relating to the transaction. “Material advisors” with respect to a reportable transaction are also required to disclose certain information about the transaction to the Service and are required to maintain lists identifying the transaction investors and furnish to the Service upon demand such investor information, as well as detailed information regarding the transactions. A transaction may be a “reportable transaction” based upon any of several indicia, including, among potentially others, the Service’s designation of such transaction as a “listed transaction” or “transaction of interest,” the existence of confidentiality agreements, certain indemnity arrangements, or the recognition of large investment or other losses, one or more of which may be present with respect to or in connection with an investment in or by the Fund. In addition, the Disclosure Provisions could be interpreted to cover and require reporting of transactions that generally are not considered tax shelters, including certain foreign currency transactions. Significant penalties may apply upon a failure to comply with these disclosure and/or list maintenance requirements, and with respect to understatements of tax resulting from participation in certain reportable transactions. Investors are urged to consult their own tax advisors concerning any possible disclosure obligation with respect to their investment in the Fund and should be aware that the Fund and the Adviser intend to comply with the disclosure and list maintenance requirements under the Disclosure Provisions if they determine that they apply to the Fund. Disclosure of a transaction to the Service does not indicate that the transaction or any claimed tax benefits pertaining to the transaction have been reviewed, examined or approved by the Service.

Foreign Account Tax Compliance Provisions of the Hiring Incentives to Restore Employment Act (“FATCA”)

Under FATCA, certain payments of U.S. source interest, dividends, and other fixed or determinable annual or periodical gains, profits and income, which are made to a “foreign financial institution” (which term may include certain foreign investors and certain non-U.S. Investment Funds and investments) may be subject to a 30% withholding tax, if the foreign financial institution does not, among other things, comply, under an agreement with the Secretary of the U.S. Treasury or his/her delegate or the terms of an applicable intergovernmental agreement, with prescribed due diligence requirements necessary to determine which of its accounts (including equity interests in the foreign financial institution) are held by specified United States persons or United States owned foreign entities (such accounts, “United States accounts”), and prescribed reporting requirements in respect of its United States accounts. FATCA imposes a 30% withholding tax on payments of gross U.S.-source dividend and interest income, gross proceeds from the sale of property that produces U.S.-source dividend or interest income paid on or after January 1, 2019, and certain other payments made by “participating” foreign financial institutions to “recalcitrant account holders” on or after January 1, 2019 (so called “foreign passthru payments”); however, proposed Regulations eliminate the withholding requirement on gross proceeds and generally suspend withholding on foreign passthru payments until two years after the publication of final Regulations addressing such foreign passthru payments. The proposed Regulations provide that taxpayers generally may rely on them pending the issuance of final Regulations. FATCA also imposes a 30% withholding tax on certain payments to non-financial foreign entities. No assurance can be given that some or all of the income of the Fund, any Investment Fund, any investment and/or certain of the investors will not be subject to any of the above-described withholding taxes or that information will not be required to be reported to the Service or any other person in respect of an investor’s Interests in the Fund. To comply with the requirements of FATCA, the Fund may, in appropriate circumstances, require investors to provide information and tax documentation regarding their direct and indirect owners, and investors will be required to waive the application of any non-U.S. laws that, but for such waiver, would prevent the Fund or any other person or entity from reporting information in respect of any United States account in accordance with FATCA, including under any agreement described in Section 1471(b) of the Code (and, if necessary to effectuate the information reporting contemplated by FATCA, investors will be required to obtain similar waivers from their direct and indirect owners).

FATCA also imposes information reporting requirements on certain individuals (and, to the extent provided in regulations, certain domestic entities) that hold any interest in a “specified foreign financial asset.” Significant penalties can apply upon a failure to make the required disclosure and in respect of understatements of tax attributable to undisclosed foreign financial assets.

ERISA CONSIDERATIONS

Persons who are fiduciaries with respect to an employee benefit plan or other arrangements or entities subject to ERISA (an “ERISA Plan”), and persons who are fiduciaries with respect to an IRA or Keogh Plan, which is not subject to ERISA but is subject to the prohibited transaction rules of Section 4975 of the Code (together with ERISA Plans, “Benefit Plans”) should consider, among other things, the matters described below before determining whether to invest in the Fund.

ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, an obligation not to engage in a non-exempt prohibited transaction and other standards. In determining whether a particular investment is appropriate for an ERISA Plan, U.S. Department of Labor (“DOL”) regulations provide that a fiduciary of an ERISA Plan must give appropriate consideration to, among other things, the role that the investment plays in the ERISA Plan’s portfolio, taking into consideration whether the investment is designed reasonably to further the ERISA Plan’s purposes, an examination of the risk and return factors, the portfolio’s composition with regard to diversification, the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the ERISA Plan, the income tax consequences of the investment (see “Tax Aspects—Unrelated Business Taxable Income”) and the projected return of the total portfolio relative to the ERISA Plan’s funding objectives. Before investing the assets of an ERISA Plan in the Fund, a fiduciary should determine whether such an investment is consistent with its fiduciary responsibilities and the foregoing regulations. For example, a fiduciary should consider whether an investment in the Fund may be too illiquid or too speculative for a particular ERISA Plan, and whether the assets of the ERISA Plan would be sufficiently diversified. Fiduciaries of such plans or arrangements should also confirm that investment in the Fund is consistent, and complies, with the governing provisions of the plan or arrangement, including any eligibility and nondiscrimination requirements that may be applicable under law with respect to any “benefit, right or feature” affecting the qualified status of the plan or arrangement, which may be of particular importance for participant-directed plans given that the Fund sells Interests only to Qualified Investors, as described in the Fund’s Prospectus. If a fiduciary with respect to any such ERISA Plan breaches his, her or its responsibilities with regard to selecting an investment or an investment course of action for such ERISA Plan, the fiduciary itself or himself may be held liable for losses incurred by the ERISA Plan as a result of such breach. A fiduciary with respect to arrangements governed by Section 4975 of the Code (such as IRAs and Keoghs) but not subject to ERISA should undertake a similar analysis in light of their fiduciary duties.

The DOL has adopted regulations, which, along with provisions of ERISA adopted by Congress (collectively, the “Plan Assets Rules”), treat the assets of certain pooled investment vehicles as “plan assets” for purposes of, and subject to, Title I of ERISA and Section 4975 of the Code (“Plan Assets”). The Plan Assets Rules provide, however, that in general, funds registered as investment companies under the Investment Company Act are not deemed to be subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code merely because of investments made in the fund by Benefit Plans. Accordingly, it is expected that the underlying assets of the Fund should not be considered to be Plan Assets of the Benefit Plans investing in the Fund for purposes of ERISA’s (or the Code’s) fiduciary responsibility and prohibited transaction rules. Thus, the Adviser should not be considered a fiduciary within the meaning of ERISA or the Code by reason of its authority with respect to the Fund.

The Fund requires a Benefit Plan (and each person causing such Benefit Plan to purchase or hold an Interest in the Fund) to represent that it, and any such fiduciaries responsible for such Benefit Plan’s investments, are aware of and understand the Fund’s investment objective, policies and strategies, that the decision to invest Plan Assets in the Fund was made with appropriate consideration of relevant investment factors with regard to the Benefit Plan and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA and/or the Code.

Certain prospective Benefit Plan investors may currently maintain relationships with the Adviser, the Distributor or other entities that are affiliated with the Adviser or the Distributor. Each of such persons may be deemed to be a party in interest or a disqualified person to and/or a fiduciary of any Benefit Plan to which it provides investment management, investment advisory or other services. ERISA prohibits (and the Code penalizes) the use of Benefit Plan assets for the benefit of a party in interest (or a disqualified person) and also prohibits (or penalizes) a Benefit Plan fiduciary from using its position to cause such Benefit Plan to make an investment from which it or certain third parties in which such fiduciary has an interest would receive a fee or other consideration. Benefit Plan investors should consult with counsel to determine if participation in the Fund is a transaction which is prohibited by ERISA or the Code. Fiduciaries of Benefit Plan investors are required to represent that the decision to invest in the Fund was made by them as fiduciaries that are independent of such affiliated persons (except under certain limited circumstances and only pursuant to an applicable exemption from the prohibited transaction rules of ERISA and Section 4975 of the Code), that such fiduciaries are duly authorized to make such investment decision, that they have not relied on any advice or recommendation of such affiliated persons as a basis for the decision to invest in the Fund (except under such limited circumstances referred to above and only pursuant to any such applicable exemption) and that any information provided by the Fund and the affiliated persons is not a recommendation to invest in the Fund.

Benefit Plan investors may be required to report certain compensation paid by the Fund (or by third parties) to the Fund’s service providers as “reportable indirect compensation” on Schedule C to Internal Revenue Service Form 5500 (“Form 5500”). To the extent that any compensation arrangements described herein or in the Fund’s Prospectus constitute reportable indirect compensation, any such descriptions are intended to satisfy the disclosure requirements for the alternative reporting option for “eligible indirect compensation,” as defined for purposes of Schedule C to Form 5500.

The provisions of ERISA and the Code are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA and the Code contained in this SAI is general, does not purport to be a thorough analysis of ERISA or the Code, may be affected by future publication of regulations and rulings and should not be considered legal advice. Potential Benefit Plan investors and their fiduciaries should consult their legal advisers regarding the consequences under ERISA and the Code of the acquisition and ownership of Interests.

Employee benefit plans that are not subject to the requirements of ERISA or Section 4975 of the Code (such as governmental plans, foreign plans and certain church plans) may be subject to similar rules under other applicable laws or documents, and should consult their own advisers as to the propriety of an investment in the Fund. In particular, “governmental plans” (as defined in Section 3(32) of ERISA) are not subject to Title I of ERISA or Section 4975 of the Code. However, state laws applicable to certain governmental plans have provisions that impose restrictions on the investments and management of the assets of such plans that are, in some cases, similar to those under ERISA and the Code discussed above. It is uncertain whether exemptions and interpretations under ERISA would be recognized by the respective state authorities in such cases. Also, some state laws prohibit or impose percentage limitations on investments of a particular type, in obligations or securities of foreign governments or entities, or bar investments in particular countries or businesses operating in such countries. Fiduciaries of governmental plans, in consultation with their advisers, should consider the impact of their respective state pension laws and regulations on investments in the Fund, as well as the considerations discussed above to the extent applicable.

BROKERAGE

Each Investment Manager is directly responsible for the execution of portfolio transactions and the allocation of brokerage for its Investment Funds. Transactions on U.S. stock exchanges and on some foreign stock exchanges involve the payment of negotiated brokerage commissions. On the great majority of foreign stock exchanges, commissions are fixed. No stated commission is generally applicable to securities traded in OTC markets, but the prices of those securities include undisclosed commissions or mark-ups. Investment Funds may not necessarily pay the lowest available commissions or mark-ups or mark-downs on each securities transaction.

The Fund did not pay brokerage commissions during the fiscal years ended December 31, 2020, December 31, 2019 and December 31, 2018.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AND LEGAL COUNSEL

Ernst & Young LLP serves as the independent registered public accounting firm of the Fund. Its principal business address is 5 Times Square, New York, New York 10036.

Proskauer Rose LLP, Eleven Times Square, New York, New York 10036, acts as legal counsel to the Fund.

CUSTODIAN

The Bank of New York Mellon (the “Custodian”) serves as the primary custodian of the assets of the Fund, and may maintain custody of such assets with domestic and foreign subcustodians (which may be banks, trust companies, securities depositories and clearing agencies) approved by the Directors. Assets of the Fund are not held by the Adviser or commingled with the assets of other accounts other than to the extent that securities are held in the name of a custodian in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian’s principal business address is 225 Liberty Street, New York, New York 10286.

SUMMARY OF LIMITED LIABILITY COMPANY AGREEMENT

The following is a summary description of additional items and of select provisions of the LLC Agreement that are not described elsewhere in the Fund’s Prospectus and this SAI. The description of such items and provisions is not definitive and reference should be made to the complete text of the LLC Agreement contained in Appendix A in the Fund’s Prospectus.

Interests in the Fund

Persons who purchase Interests in the offering being made hereby will be members of the Fund. The Adviser and its affiliates may contribute capital to and maintain an investment in the Fund, and to that extent will be members of the Fund.

Duty of Care of the Board, the Administrator and the Adviser

The LLC Agreement provides that none of the Directors, the Administrator or the Adviser (including certain of its affiliates, among others) shall be liable to the Fund or any of the investors for any loss or damage occasioned by any act or omission in the performance of their respective services as such in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of their duties. The LLC Agreement also contains provisions for the indemnification, to the extent permitted by law, of the Directors, the Administrator and the Adviser (including certain of its affiliates, among others) by the Fund, but not by the investors individually, against any liability and expense to which any of them may be liable which arises in connection with the performance of their activities on behalf of the Fund. None of these persons will be personally liable to any investor for the repayment of any balance in such investor’s capital account or for contributions by such investor to the capital of the Fund or by reason of any change in the federal or state income tax laws applicable to the Fund or its investors. The rights of indemnification and exculpation provided under the LLC Agreement do not provide for indemnification of a Director, the Administrator or the Adviser for any liability, including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith, to the extent, but only to the extent, that such indemnification would be in violation of applicable law.

Amendment of the LLC Agreement

The LLC Agreement may be amended with the approval of (i) the Board, including a majority of the Independent Directors, if required by the Investment Company Act, (ii) the Administrator in its administrative capacity or (iii) a majority, as defined in the Investment Company Act, of the outstanding voting securities of the Fund. Certain amendments involving capital accounts, allocations thereto and the modification of events causing dissolution of the Fund may not be made without the consent of each investor adversely affected thereby or unless each investor has received notice of such amendment and any investor objecting to such amendment has been allowed a reasonable opportunity to tender its entire Interest for repurchase by the Fund.

Power of Attorney

By purchasing an Interest in the Fund, each investor will appoint the Administrator and each of the Directors his or her attorney-in-fact for purposes of filing required certificates and documents relating to the formation and continuance of the Fund as a limited liability company under Delaware law or signing all instruments effecting authorized changes in the Fund or the LLC Agreement and conveyances and other instruments deemed necessary to effect the dissolution or termination of the Fund.

The power-of-attorney granted in the LLC Agreement is a special power-of-attorney coupled with an Interest in favor of the Administrator and each of the Directors and as such is irrevocable and continues in effect until all of such investor’s Interest in the Fund has been withdrawn pursuant to a periodic tender or transferred to one or more transferees that have been approved by the Board for admission to the Fund as substitute investors.

Term, Dissolution and Liquidation

The Fund will be dissolved at any time there are no investors, unless the Fund is continued in accordance with the Delaware Limited Liability Company Act, or upon the occurrence of any of the following events:

•	the affirmative vote to dissolve the Fund by both (i) the Board and (ii) investors holding at least two-thirds of the total number of votes eligible to be cast by all investors;

•	the determination of investors not to continue the business of the Fund at a meeting called by the Administrator when no Director remains or if the required number of Directors is not elected within 60 days after the date on which the last Director ceased to act in that capacity;

•	the expiration of any two-year period which commences on the date on which any investor has submitted to the Fund a written request in accordance with the LLC Agreement, to tender its entire Interest for repurchase by the Fund if such investor’s Interest has not been repurchased during such period;

•	the determination by the Adviser to dissolve the Fund;

•	the termination of the Investment Management Agreement; or

•	as required by operation of law.

Upon the occurrence of any event of dissolution, the Board, acting directly, or a liquidator under appointment by the Board, is charged with winding up the affairs of the Fund and liquidating its assets. Net profits or net loss during the fiscal period including the period of liquidation will be allocated as described in the section of the Prospectus titled “Capital Accounts—Allocation of Net Profits and Net Losses.”

Upon the dissolution of the Fund, its assets are to be distributed (i) first to satisfy the debts, liabilities and obligations of the Fund, other than debts to investors, including actual or anticipated liquidation expenses, (ii) next to satisfy debts owing to the investors, and (iii) finally to the investors proportionately in accordance with the balances in their respective capital accounts. Assets may be distributed in-kind on a pro rata basis if the Board or liquidator determines that such a distribution would be in the interests of the investors in facilitating an orderly liquidation.

Reports to Investors

The Fund will furnish to each investor after the end of each taxable year such information regarding the operation of the Fund and such investor’s Interest as is necessary for such investors to complete federal and state income tax or information returns, along with any other tax information required by law. The Fund will send to investors a semi-annual and an audited annual report within 60 days after the close of the period for which it is being made, or as otherwise required by the Investment

Company Act. Quarterly reports from the Adviser regarding the Fund’s operations during such period also will be sent to investors.

Arbitration

Investors shall submit to arbitration that is final and binding on the parties for all controversies arising between or among investors, or one or more investors and the Fund, in connection with the Fund or its businesses or concerning any transaction, dispute or the construction, performance or breach of the LLC Agreement or any other agreement. Investors waive their rights to seek remedies in court, including the right to jury trial. An award in arbitration is not required to include factual findings or legal reasoning, and a party’s right to appeal or to seek modification of rulings by arbitrators is strictly limited.

Controversies shall be determined by arbitration before an arbitration panel convened by The New York Stock Exchange, Inc. or the Financial Industry Regulatory Authority, Inc. (FINRA). The parties also may select another national securities exchange’s arbitration forum upon which a party is legally required to arbitrate the controversy. Arbitration shall be governed by the rules of the organization convening the panel. Judgment on any award of any such arbitration may be entered in any court with jurisdiction over the party or parties against whom such award is rendered.

No investor shall bring a putative or certified class action to arbitration nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action unless and until: (i) the class certification is denied; or (ii) the class is decertified; or (iii) the investor is excluded from the class by the court.

Fiscal Year

The Fund’s fiscal year ends on December 31.

FINANCIAL STATEMENTS

The financial statements of the Fund for the fiscal year ended December 31, 2020 follow.

A&Q LONG/SHORT STRATEGIES FUND LLC

Financial Statements

with Report of Independent Registered Public Accounting Firm

Year Ended

December 31, 2020

An exemption under Regulation 4.5 has been obtained from the Commodity Futures Trading Commission for
A&Q Long/Short Strategies Fund LLC

A&Q LONG/SHORT STRATEGIES FUND LLC

Financial Statements

with Report of Independent Registered Public Accounting Firm

Year Ended

December 31, 2020

Ernst & Young LLP	Tel: +1 212 773 3000
5 Times Square	Fax: +1 212 773 6350
New York, NY– 10036	ey.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Members of

A&Q Long/Short Strategies Fund LLC

Opinion on the Financial Statements

We have audited the accompanying statement of assets, liabilities and members’ capital of A&Q Long/Short Strategies Fund LLC (the “Fund”), including the schedule of portfolio investments, as of December 31, 2020 and the related statements of operations and cash flows for the year then ended, the statements of changes in members’ capital for each of the two years in the period then ended, the financial highlights for each of the five years in the period then ended and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of A&Q Long/Short Strategies Fund LLC at December 31, 2020, the results of its operations and its cash flows for the year then ended, the changes in its members’ capital for each of the two years in the period then ended and its financial highlights for each of the five years in the period then ended, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on the Fund’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Fund is not required to have, nor were we engaged to perform, an audit of the Fund’s internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our procedures included confirmation of investments in investment funds as of December 31, 2020, by correspondence with management of the underlying investment funds. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the auditor of one or more of the UBS Hedge Fund Solutions LLC investment companies since 1995.

New York, NY

February 25, 2021

1

A&Q Long/Short Strategies Fund LLC

Statement of Assets, Liabilities and Members’ Capital

December 31, 2020
ASSETS
Investments in Investment Funds, at fair value (cost $65,464,862 )	$99,674,200
Cash	7,457,349
Receivable from Investment Funds	345,622
Other assets	9,952
Total Assets	107,487,123
LIABILITIES
Withdrawals payable	3,467,025
Investment Management Fee payable (See Note 3)	362,456
Professional fees payable	247,995
Management Fee payable (See Note 3)	74,991
Administration fee payable (See Note 4)	34,333
Officer’s and Directors’ fees payable	7,678
Payable to Adviser	4,478
Custody fee payable	720
Other liabilities	51,380
Total Liabilities	4,251,056
Members’ Capital	$103,236,067

MEMBERS’ CAPITAL
Represented by:
Net capital contributions	$69,026,729
Accumulated net unrealized appreciation/(depreciation) on investments in Investment Funds	34,209,338
Members’ Capital	$103,236,067

The accompanying notes are an integral part of these financial statements.

2

A&Q Long/Short Strategies Fund LLC
Schedule of Portfolio Investments

December 31, 2020

Investment Fund (a)	Geographic Focus	Cost	Fair Value	% of Members’ Capital	Initial Acquisition Date	Redemption Frequency (b)	Redemption Notice Period (c)	First Available Redemption Date		Dollar Amount of Fair Value for First Available Redemption
Equity Hedged
Alvento Long/Short Equity Fund LP	Europe including UK	$3,852,083	$4,890,106	4.74%	12/1/2016	Monthly	30 days	12/31/2020		$4,890,106
Biomedical Value Fund, L.P.	US/Canada	5,803,951	7,269,242	7.04	3/1/2019	Quarterly	120 days	12/31/2020		$7,269,242
Brilliant US Feeder 2 Fund Limited	Greater China	5,311,214	7,507,921	7.27	8/1/2019	Monthly	30 days	12/31/2020	(d)	$1,501,584
Crake Global US Feeder L.P.	Global Markets	6,500,000	9,724,978	9.42	10/1/2019	Monthly	45 days	12/31/2020		$9,724,978
Jericho Capital Partners L.P.	US/Canada	2,975,394	10,267,643	9.95	6/1/2011	Quarterly	60 days	12/31/2020		$10,267,643
Pelham Long/Short Fund, L.P.	Europe including UK	2,339,470	5,918,324	5.73	5/1/2010	Monthly	90 days	12/31/2020		$5,918,324
Pleiad Asia Onshore Feeder Fund	Developed Asia including Japan	5,098,494	7,344,033	7.11	8/1/2015	Quarterly	60 days	12/31/2020	(e)	$1,836,008
Point72 Capital, L.P.	Global	6,749,855	8,786,101	8.51	6/1/2018	Quarterly	45 days	12/31/2020	(e)	$2,196,525
Stamina Partners L.P.	US/Canada	6,000,000	6,949,252	6.73	5/1/2020	Quarterly	60 days	6/30/2021	(f)	$6,949,252
TPG Public Equity Partners-A, L.P.	Global	5,720,493	8,296,611	8.04	9/1/2015	Quarterly	60 days	12/31/2020	(e)	$2,074,153
WT China Fund Ltd.	China	4,899,726	9,786,057	9.48	3/1/2019	Monthly	45 days	12/31/2020		$9,786,057
York Asian Opportunities Fund, L.P.	Developed Asia including Japan	5,214,182	7,485,034	7.25	8/1/2019	Quarterly	60 days	12/31/2020		$7,485,034
Equity Hedged Subtotal		60,464,862	94,225,302	91.27
Relative Value
PSquared US Feeder Fund, LP	Europe including UK	5,000,000	5,448,898	5.28	4/1/2020	Monthly	90 days	3/31/2021	(f)	$5,448,898
Relative Value Subtotal		5,000,000	5,448,898	5.28
Total		$65,464,862	$99,674,200	96.55%

(a)	Each Investment Fund noted within the Schedule of Portfolio Investments is non-income producing.
(b)	Available frequency of redemptions after the initial lock-up period, if any. Different tranches may have varying liquidity terms.
(c)	Unless otherwise noted, the redemption notice periods are shown in calendar days.
(d)	The Investment Fund is subject to an investor level gate of 20%.
(e)	The Investment Fund is subject to an investor level gate of 25%.
(f)	This holding is under lock-up and is not redeemable without paying a fee.

Complete information about the Investment Funds’ underlying investments is not readily available.

The Fund’s valuation procedures require evaluation of all relevant factors available at the time the Fund values its portfolio. These relevant factors include the individual Investment Funds’ compliance with fair value measurements, price transparency and valuation procedures in place, and subscription and redemption activity.

The accompanying notes are an integral part of these financial statements.

3

A&Q Long/Short Strategies Fund LLC
Statement of Operations

Year Ended December 31, 2020

EXPENSES
Investment Management Fee (See Note 3)	$1,451,980
Professional fees	745,242
Management Fee (See Note 3)	300,410
Officer’s and Directors’ fees	114,711
Administration fee (See Note 4)	81,703
Commitment Fee	74,989
Loan interest	16,945
Custody fee	8,420
Other Adviser fees	4,478
Printing, insurance and other expenses	128,073
Total Expenses	2,926,951
Net Investment Loss	(2,926,951)
NET REALIZED AND UNREALIZED GAIN/(LOSS) FROM INVESTMENTS
Net realized gain/(loss) from investments in Investment Funds	4,228,588
Net change in unrealized appreciation/depreciation on investments in Investment Funds	14,860,141
Net Realized and Unrealized Gain/(Loss) from Investments	19,088,729
Net Increase in Members’ Capital Derived from Operations	$16,161,778

The accompanying notes are an integral part of these financial statements.

4

A&Q Long/Short Strategies Fund LLC
Statements of Changes in Members’ Capital

Years Ended December 31, 2019 and 2020

	Adviser	Members	Total
Members’ Capital at January 1, 2019	$74,264	$116,080,107	$116,154,371

INCREASE (DECREASE) FROM OPERATIONS
Pro rata allocation:
Net investment loss	(743)	(3,055,096)	(3,055,839)
Net realized gain/(loss) from investments in Investment Funds	4,867	6,461,733	6,466,600
Net change in unrealized appreciation/depreciation on investments in Investment Funds	3,826	6,117,025	6,120,851
Net Increase in Members’ Capital Derived from Operations	7,950	9,523,662	9,531,612

MEMBERS’ CAPITAL TRANSACTIONS
Members’ withdrawals	–	(22,968,317)	(22,968,317)
Net Decrease in Members’ Capital Derived from Capital Transactions	–	(22,968,317)	(22,968,317)
Members’ Capital at December 31, 2019	$82,214	$102,635,452	$102,717,666

INCREASE (DECREASE) FROM OPERATIONS
Pro rata allocation:
Net investment loss	(1,012)	(2,925,939)	(2,926,951)
Net realized gain/(loss) from investments in Investment Funds	3,598	4,224,990	4,228,588
Net change in unrealized appreciation/depreciation on investments in Investment Funds	13,493	14,846,648	14,860,141
Net Increase in Members’ Capital Derived from Operations	16,079	16,145,699	16,161,778

MEMBERS’ CAPITAL TRANSACTIONS
Members’ withdrawals	–	(15,643,377)	(15,643,377)
Net Decrease in Members’ Capital Derived from Capital Transactions	–	(15,643,377)	(15,643,377)
Members’ Capital at December 31, 2020	$98,293	$103,137,774	$103,236,067

The accompanying notes are an integral part of these financial statements.

5

A&Q Long/Short Strategies Fund LLC
Statement of Cash Flows

Year Ended December 31, 2020

CASH FLOWS FROM OPERATING ACTIVITIES
Net increase in members’ capital derived from operations	$16,161,778
Adjustments to reconcile net increase in members’ capital derived from operations to net cash provided by operating activities:
Purchases of investments in Investment Funds	(14,500,000)
Proceeds from disposition of investments in Investment Funds	28,249,044
Net realized (gain)/loss from investments in Investment Funds	(4,228,588)
Net change in unrealized appreciation/depreciation on investments in Investment Funds	(14,860,141)
Changes in assets and liabilities:
(Increase)/decrease in assets:
Advanced subscriptions in Investment Funds	3,500,000
Receivable from Investment Funds	18,381,604
Other assets	2,735
Increase/(decrease) in liabilities:
Administration fee payable	12,957
Investment Management Fee payable	(149,218)
Loan interest payable	(11,099)
Management Fee payable	(30,873)
Officer’s and Directors’ fees payable	(824)
Payable to Adviser	4,478
Professional fees payable	68,709
Other liabilities	7,846
Net cash provided by operating activities	32,608,408

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on Members’ withdrawals, including change in withdrawals payable	(18,131,216)
Principal payment on loan	(7,100,000)
Net cash used in financing activities	(25,231,216)
Net increase in cash	7,377,192
Cash-beginning of year	80,157
Cash-end of year	$7,457,349
Supplemental disclosure of cash flow information:
Interest paid	$28,044

The accompanying notes are an integral part of these financial statements.

6

A&Q Long/Short Strategies Fund LLC
Financial Highlights

December 31, 2020

The following represents the ratios to average members’ capital and other supplemental information for all Members, excluding the Adviser, for the periods indicated. An individual Member’s ratios and returns may vary from the below based on the timing of capital transactions.

	Years Ended December 31,
	2020	2019	2018	2017	2016
Ratio of net investment loss to average members’ capital [a,b]	(2.88%)	(2.68%)	(2.61%)	(2.47%)	(2.38%)
Ratio of gross expenses to average members’ capital [a,b]	2.88%	2.68%	2.61%	2.47%	2.39%
Ratio of net expenses to average members’ capital [a,b]	2.88%	2.68%	2.61%	2.47%	2.39%
Portfolio turnover rate	15.73%	35.68%	16.66%	23.11%	11.93%
Total return [c]	17.51%	8.80%	(6.20%)	9.76%	(3.07%)
Asset coverage [d]	N/A	15.467	30.039	14.738	19.995
Members’ capital at end of year (including the Adviser)	$103,236,067	$102,717,666	$116,154,371	$144,245,208	$161,455,751

a	The average members’ capital used in the above ratios is calculated using pre-tender members’ capital, excluding the Adviser’s capital.
b	Ratios of net investment loss and gross/net expenses to average members’ capital do not include the impact of expenses and incentive allocations or incentive fees incurred by the underlying Investment Funds.
c	The total return is based on the change in value during the year of a theoretical investment made at the beginning of the year. The change in value of a theoretical investment is measured by comparing the aggregate ending value, adjusted for cash flows related to capital subscriptions or withdrawals during the year.
d	Calculated by subtracting the Fund’s liabilities and indebtedness not represented by senior securities from the Fund’s total assets and dividing the result by the aggregate amount of the Fund’s senior securities representing indebtedness then outstanding. The Fund’s senior securities during this time period were comprised only of temporary borrowings made pursuant to secured revolving lines of credit agreements (see Note 5). There were no senior securities payable outstanding for the year ended December 31, 2020.

The accompanying notes are an integral part of these financial statements.

7

A&Q Long/Short Strategies Fund LLC

Notes to Financial Statements

December 31, 2020

1.       Organization

A&Q Long/Short Strategies Fund LLC (the “Fund”) was organized as a limited liability company under the laws of Delaware on August 13, 2001 and commenced operations on February 1, 2003. The Fund is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end, non-diversified management investment company. The Fund is commonly referred to as a “fund of funds.” Its investment objective is to seek capital appreciation over the long term. The Fund seeks to achieve its investment objective principally through the allocation of assets among a select group of alternative asset managers (the “Investment Managers”) and the funds they operate. Investment Managers generally conduct their investment programs through unregistered investment vehicles, such as hedge funds, that have investors other than the Fund, and in other registered investment companies (collectively, the “Investment Funds”).

Subject to the requirements of the 1940 Act, the business and affairs of the Fund shall be managed under the direction of the Fund’s Board of Directors (the “Board”, with an individual member referred to as a “Director”). The Board shall have the right, power and authority, on behalf of the Fund and in its name, to do all things necessary and proper to carry out its duties under the Fund’s Limited Liability Company Agreement, as amended and restated from time to time. Each Director shall be vested with the same powers, authority and responsibilities on behalf of the Fund as are customarily vested in each director of a Delaware corporation, and each Director who is not an “interested person” (as defined in the 1940 Act) of the Fund shall be vested with the same powers, authority and responsibilities on behalf of the Fund as are customarily vested in each director of a closed-end management investment company registered under the 1940 Act that is organized as a Delaware corporation who is not an “interested person” of such company. No Director shall have the authority individually to act on behalf of or to bind the Fund except within the scope of such Director’s authority as delegated by the Board. The Board may delegate the management of the Fund’s day-to-day operations to one or more officers of the Fund or other persons (including, without limitation, UBS Hedge Fund Solutions (as defined below)), subject to the investment objective and policies of the Fund and to the oversight of the Board.

The Board has engaged UBS Hedge Fund Solutions LLC (“UBS Hedge Fund Solutions”, the “Adviser” and, when providing services under its Administration Agreement with the Fund, the “Administrator”), a Delaware limited liability company, to provide investment advice regarding the selection of Investment Funds and to be responsible for the day-to-day management of the Fund. The Adviser is a wholly owned subsidiary of UBS AG and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

Initial and additional applications for interests by eligible investors may be accepted at such times as the Board may determine and are generally accepted monthly. The Board reserves the right to reject any application for interests in the Fund.

8

A&Q Long/Short Strategies Fund LLC

Notes to Financial Statements (continued)

December 31, 2020

1.       Organization (continued)

The Fund from time to time may offer to repurchase interests pursuant to written tenders to members (the “Members”). These repurchases will be made at such times and on such terms as may be determined by the Board, in its complete and exclusive discretion. The Adviser expects that generally it will recommend to the Board that the Fund offer to repurchase interests from Members on a quarterly basis. Members can only transfer or assign their membership interests or a portion thereof (i) by operation of law pursuant to the death, bankruptcy, insolvency or dissolution of a Member, or (ii) with the written approval of the Board, which may be withheld in the Board’s sole and absolute discretion. Such transfers may be made even if the balance of the capital account to such transferee is equal to or less than the transferor’s initial capital contribution.

The Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) is the exclusive reference of authoritative US generally accepted accounting principles (“US GAAP”) recognized by the FASB to be applied by non-governmental entities. The Fund’s financial statements are prepared in accordance with US GAAP.

Certain impacts to public health conditions particular to the coronavirus (COVID-19) outbreak that occurred may have a significant negative impact on the operations and profitability of the Fund’s investments. The extent of the impact to the financial performance of the Fund will depend on future developments, including (i) the duration and spread of the outbreak, (ii) the restrictions and advisories, (iii) the effects on the financial markets, (iv) the effects on the economy overall, and (v) the effectiveness and the roll-out of the vaccines, all of which are highly uncertain and cannot be predicted. These developments may adversely impact certain companies in which the Investment Funds held by the Fund may invest and the value of the Fund’s investments therein.

2.       Significant Accounting Policies

a.       Portfolio Valuation

The Fund values its investments at fair value, in accordance with US GAAP, which is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The Fund uses net asset value (“NAV”) as its measure of fair value of an investment in an investee when (i) the Fund’s investment does not have a readily determinable fair value and (ii) the NAV of the Investment Fund is calculated in a manner consistent with the measurement principles of investment company accounting, including measurement of the underlying investments at fair value. In evaluating the level at which the fair value measurement of the Fund’s investments have been classified, the Fund has assessed factors including, but not limited to, price transparency, the ability to redeem at NAV at the measurement date and the existence or absence of certain restrictions at the measurement date.

9

A&Q Long/Short Strategies Fund LLC

Notes to Financial Statements (continued)

December 31, 2020

2.       Significant Accounting Policies (continued)

a.       Portfolio Valuation (continued)

US GAAP provides guidance in determining whether there has been a significant decrease in the volume and level of activity for an asset or liability when compared with normal market activity for such asset or liability (or similar assets or liabilities). US GAAP also provides guidance on identifying circumstances that indicate a transaction with regards to such an asset or liability is not orderly. In its consideration, the Fund must consider inputs and valuation techniques used for each class of assets and liabilities. Judgment is used to determine the appropriate classes of assets and liabilities for which disclosures about fair value measurements are provided. Fair value measurement disclosures for each class of assets and liabilities require greater disaggregation than the Fund’s line items in the Statement of Assets, Liabilities and Members’ Capital.

The following is a summary of the investment strategies and any restrictions on the liquidity provisions of the investments in Investment Funds held by the Fund as of December 31, 2020. Investment Funds with no current redemption restrictions may be subject to future gates, lock-up provisions or other restrictions, in accordance with their offering documents. The Fund had no unfunded capital commitments as of December 31, 2020. The Fund used the following categories to classify its Investment Funds:

The Investment Funds in the equity hedged strategy (total fair value of $94,225,302) generally utilize fundamental analysis to invest in publicly traded equities through both long and short positions seeking to capture perceived security mispricing. Portfolio construction is driven primarily by bottom-up fundamental research; top-down analysis may also be applied. As of December 31, 2020, the Investment Funds in the equity hedged strategy had $38,883,918, representing 41% of the value of the investments in this category, subject to investor level gates and/or lock-ups. Included in this amount is $6,949,252, representing 7% of the value of the investments in this category, that cannot be redeemed in full because the investments include restrictions that do not allow for redemptions in the first 12 months after acquisition. The remaining restriction period for this investment ranges from 2-6 months at December 31, 2020.

The Investment Fund in the relative value strategy (total fair value of $5,448,898), a broad category, generally encompasses strategies that are non-fundamental and non-directional, and often quantitatively driven. The Investment Fund in this strategy typically uses arbitrage to exploit mispricing and other opportunities in various asset classes, geographies, and time horizons. The Investment Fund frequently focuses on capturing the spread between two assets, while maintaining neutrality to other factors, such as geography, changes in interest rates, equity market movement, and currencies, to name a few examples. As of December 31, 2020, the Investment Fund in the

10

A&Q Long/Short Strategies Fund LLC

Notes to Financial Statements (continued)

December 31, 2020

2.       Significant Accounting Policies (continued)

a.       Portfolio Valuation (continued)

relative value strategy had $5,448,898, representing 100% of the value of the investments in this category, that cannot be redeemed in full because the investment includes restrictions that do not allow for redemptions in the first 12 months after acquisition. The remaining restriction period for this investment is 3 months at December 31, 2020.

The investments within the scope of ASC 820, for which fair value is measured using NAV as a practical expedient, should not be categorized within the fair value hierarchy. The total fair value of the investments in Investment Funds valued using NAV as a practical expedient is $99,674,200 and is therefore excluded from the fair value hierarchy. Additional disclosures, including liquidity terms and conditions of the underlying investments, are included in the Schedule of Portfolio Investments.

The three levels of the fair value hierarchy are as follows:

Level 1—	quoted prices in active markets for identical investments
Level 2—	inputs to the valuation methodology include quotes for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument
Level 3—	inputs to the valuation methodology include significant unobservable inputs (including the Fund’s own assumptions in determining the fair value of investments)

The NAV of the Fund is determined by the Fund’s administrator, under the oversight of the Adviser, as of the close of business at the end of any fiscal period in accordance with the valuation principles set forth below or as may be determined from time to time pursuant to policies established by the Board. The Fund’s investments in Investment Funds are subject to the terms and conditions of the respective operating agreements and offering memorandums, as appropriate. The Adviser has adopted procedures pursuant to ASC 820 in which the Fund values its investments in Investment Funds at fair value. Fair value is generally determined utilizing NAVs supplied by, or on behalf of, the Investment Funds’ Investment Managers, which are net of management and incentive fees charged by the Investment Funds. NAVs received by, or on behalf of, the Investment Funds’ Investment Managers are based on the fair value of the Investment Funds’ underlying investments in accordance with the policies established by the Investment Funds. Because of the inherent uncertainty of valuation, the value of the Fund’s investments in the Investment Funds may differ significantly from the value that would have been used had a ready market been available. See Schedule of Portfolio Investments for further information.

11

A&Q Long/Short Strategies Fund LLC

Notes to Financial Statements (continued)

December 31, 2020

2.       Significant Accounting Policies (continued)

a.       Portfolio Valuation (continued)

The fair value relating to certain underlying investments of these Investment Funds, for which there is no ready market, has been estimated by the respective Investment Fund’s Investment Manager and is based upon available information in the absence of readily ascertainable fair values and does not necessarily represent amounts that might ultimately be realized. Due to the inherent uncertainty of valuation, those estimated fair values may differ significantly from the values that would have been used had a ready market for the investments existed. These differences could be material.

It is unknown, on an aggregate basis, whether the Investment Funds held any investments whereby the Fund’s proportionate share exceeded 5% of the Fund’s members’ capital at December 31, 2020.

The fair value of the Fund’s assets and liabilities which qualify as financial instruments approximates the carrying amounts presented in the Statement of Assets, Liabilities and Members’ Capital.

b.       Investment Transactions and Income Recognition

The Fund accounts for realized gains and losses from Investment Fund transactions based on the pro-rata ratio of the fair value and cost of the underlying investment at the date of redemption. Interest income is recorded on the accrual basis.

c.       Fund Expenses

The Fund bears all expenses incurred in its business, including, but not limited to, the following: all costs and expenses related to portfolio transactions and positions for the Fund’s account; legal fees; accounting and auditing fees; custodial fees; costs of computing the Fund’s NAV; costs of insurance; registration expenses; interest expense; due diligence, including travel and related expenses; expenses of meetings of the Board; all costs with respect to communications to Members; and other types of expenses approved by the Board. Expenses are recorded on the accrual basis.

d.       Income Taxes

The Fund has reclassified $2,926,951 and $4,228,588 from accumulated net investment loss and accumulated net realized gain from investments in Investment Funds, respectively, to net capital contributions during the year ended December 31, 2020. The reclassification was to reflect, as an adjustment to net contributions, the amount of estimated taxable income or loss that has been allocated to the Fund’s Members as of December 31, 2020 and had no effect on members’ capital.

12

A&Q Long/Short Strategies Fund LLC

Notes to Financial Statements (continued)

December 31, 2020

2.       Significant Accounting Policies (continued)

d.       Income Taxes (continued)

The Fund files income tax returns in the U.S. federal jurisdiction and applicable states. The Adviser has analyzed the Fund’s tax positions taken on its federal and state income tax returns for all open tax years, and has concluded that no provision for federal or state income tax is required in the Fund’s financial statements. The Fund’s federal and state income tax returns for tax years for which the applicable statutes of limitations have not expired are subject to examination by the Internal Revenue Service and state departments of revenue. The Fund will recognize interest and penalties, if any, related to unrecognized tax benefits as income tax expense in the Statement of Operations. For the year ended December 31, 2020, the Fund did not incur any interest or penalties. The Adviser does not believe there are positions for which it is reasonably likely that the total amounts of unrecognized tax liability will significantly change within twelve months of the reporting date.

Each Member is individually required to report on its own tax return its distributive share of the Fund’s taxable income or loss.

e.       Cash

Cash consists of monies held at The Bank of New York Mellon (the “Custodian”). Such cash, at times, may exceed federally insured limits. The Fund has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risk on such accounts. There were no restricted cash balances held as of December 31, 2020.

f.       Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in members’ capital from operations during the reporting period. Actual results could differ from those estimates. Because of the uncertainty of valuation, such estimates may differ significantly from values that would have been used had a ready market existed, and the differences could be material.

3.       Related Party Transactions

The Adviser provides investment advisory services to the Fund pursuant to an Investment Management Agreement. Pursuant to that agreement, the Fund pays the Adviser a monthly fee (the “Investment Management Fee”) at the annual rate of 1.45% of the Fund’s members’ capital, excluding the capital account attributable to the Adviser and Administrator. For the year ended

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A&Q Long/Short Strategies Fund LLC

Notes to Financial Statements (continued)

December 31, 2020

3.       Related Party Transactions (continued)

December 31, 2020, the Fund incurred an Investment Management Fee of $1,451,980, of which $362,456 remains payable and is included on the Statement of Assets, Liabilities and Members’ Capital at December 31, 2020.

The Administrator provides certain administrative services to the Fund, including, among other things, providing office space and other support services. In consideration for such services, the Fund pays the Administrator a monthly fee (the “Management Fee”) at an annual rate of 0.30% of the Fund’s members’ capital, excluding the capital account attributable to the Adviser and Administrator. The Management Fee and the Investment Management Fee will be paid to the Adviser and Administrator out of the Fund’s assets and debited against the Members’ capital accounts, excluding the capital account attributable to the Adviser and Administrator. A portion of the Investment Management Fee and the Management Fee is paid by UBS Hedge Fund Solutions to its affiliates. For the year ended December 31, 2020, the Fund incurred a Management Fee of $300,410, of which $74,991 remains payable and is included on the Statement of Assets, Liabilities and Members’ Capital at December 31, 2020.

UBS Financial Services Inc. (“UBS FSI”), a wholly owned subsidiary of UBS Americas, Inc., acts as the distributor for the Fund, without special compensation from the Fund, and bears its own costs associated with its activities as distributor. Sales loads, if any, charged on contributions are debited against the contribution amounts, to arrive at a net subscription amount. The sales load does not constitute assets of the Fund.

The net increase or decrease in members’ capital derived from operations (net income or loss) is allocated to the capital accounts of all Members on a pro-rata basis, other than the Investment Management Fee and the Management Fee which are similarly allocated to all Members other than the Adviser as described above.

Effective January 1, 2016, each Director of the Fund receives an annual retainer of $12,500 plus a fee for each meeting attended. The Chairman of the Board and the Chairman of the Audit Committee of the Board each receive an additional annual retainer in the amount of $20,000. These additional annual retainer amounts are paid for by the Fund on a pro-rata basis along with the three other registered alternative investment funds advised by UBS Hedge Fund Solutions. All Directors are reimbursed by the Fund for all reasonable out of pocket expenses.

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A&Q Long/Short Strategies Fund LLC

Notes to Financial Statements (continued)

December 31, 2020

3.       Related Party Transactions (continued)

During the year ended December 31, 2020, the Fund incurred a portion of the annual compensation of the Fund’s Chief Compliance Officer in the amount of $6,853 which is included in Officer’s and Directors’ fees on the Statement of Operations. The related payable of $7,678 is included in Officer’s and Directors’ fees payable on the Statement of Assets, Liabilities and Members’ Capital.

The Fund, along with other funds advised by UBS Hedge Fund Solutions, and the Directors are insured under an insurance policy which protects against claims alleging a wrongful act, error, omission, misstatement, misleading statement, and other items made in error. The annual premiums are allocated among the UBS funds on a pro-rata basis based on each fund’s assets under management. On an annual basis, the allocation methodology recommended by the risk adjuster is reviewed and approved by the Board and the Adviser determines the amounts to be charged to each fund based upon the Board approved methodology. During the year ended December 31, 2020, the Fund incurred $43,778 in insurance fees, which is included in printing, insurance and other expenses on the Statement of Operations, of which none was payable at December 31, 2020.

The Fund, along with several other funds advised by UBS Hedge Fund Solutions, is party to a Credit Agreement (See Note 5). On a quarterly basis, the credit provider will charge a fee (the “Commitment Fee”) on the unused portion of the total amount of the Credit Agreement. The Adviser will negotiate the commitment amount with the counterparty based on the amount each fund will be expected to borrow at a given time. The Commitment Fee will be allocated to each fund based on the expected borrowing amount which is disclosed within the Credit Agreement. For the year ended December 31, 2020, the Fund incurred a Commitment Fee of $74,989 to the counterparty, of which $17,889 remains payable and is included in other liabilities on the Statement of Assets, Liabilities and Members’ Capital at December 31, 2020.

During the year ended December 31, 2020, the Adviser incurred expenses on behalf of the Fund for certain activities which benefit the investment funds managed by the Adviser. For the year ended December 31, 2020, the Fund incurred other Adviser fees of $4,478, of which $4,478 remains payable and is included in the Statement of Assets, Liabilities and Members’ Capital at December 31, 2020.

Other investment partnerships sponsored by UBS AG or its affiliates may also maintain investment interests in the Investment Funds owned by the Fund.

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A&Q Long/Short Strategies Fund LLC

Notes to Financial Statements (continued)

December 31, 2020

4.       Administration and Custody Fees

BNY Mellon Investment Servicing (US) Inc. (“BNY Mellon”), as Fund administrator, performs certain additional administrative, accounting, record keeping, tax and investor services for the Fund. BNY Mellon receives a monthly administration fee primarily based upon (i) the average members’ capital of the Fund subject to a minimum monthly administration fee, and (ii) the aggregate members’ capital of the Fund and certain other investment funds sponsored or advised by UBS AG, UBS Americas, Inc. or their affiliates. Additionally, the Fund reimburses certain out of pocket expenses incurred by BNY Mellon.

The Custodian has entered into a service agreement whereby it provides custodial services for the Fund.

5.       Loan Payable

The Fund, along with several other funds advised by UBS Hedge Fund Solutions, has entered into a secured Amended and Restated Credit Agreement dated as of September 1, 2015, as amended, supplemented or otherwise modified from time to time with a third-party commercial bank, which will terminate on August 24, 2021 unless extended (the “Credit Agreement”). Under the Credit Agreement, the Fund may borrow from time to time on a revolving basis at any time up to $14,000,000 for temporary investment purposes and to meet requests for tenders. Indebtedness outstanding under the Credit Agreement accrues interest at a rate per annum for each day equal to 1.5% plus the higher of the Overnight LIBOR Rate and the Federal Funds Rate for such day (the “Interest Rate”), or at 2% over the Interest Rate during an event of default. There is a Commitment Fee payable by the Fund, calculated at 50 basis points times the actual daily amount of the line of credit not utilized.

For the year ended December 31, 2020, the Fund’s average interest rate paid on borrowings was 3.07% per annum and the average borrowings outstanding was $552,222. The Fund did not have any borrowings outstanding at December 31, 2020. Interest expense for the year ended December 31, 2020 was $16,945, of which none was payable at December 31, 2020.

6.       Investments

As of December 31, 2020, the Fund had investments in Investment Funds, none of which were related parties.

Aggregate purchases and proceeds from sales of investments for the year ended December 31, 2020 amounted to $14,500,000 and $28,249,044, respectively.

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A&Q Long/Short Strategies Fund LLC

Notes to Financial Statements (continued)

December 31, 2020

6.       Investments (continued)

The cost of investments for federal income tax purposes is adjusted for items of taxable income allocated to the Fund from the Investment Funds. The allocated taxable income is reported to the Fund by the Investment Funds’ tax reports. The Fund has not yet received all such tax reports for the year ended December 31, 2020; therefore, the tax basis of investments for 2020 will not be finalized by the Fund until after the fiscal year end.

The agreements related to investments in Investment Funds provide for compensation to the general partners/managers in the form of management fees of 0.45% to 2.85% (per annum) of net assets and incentive fees or allocations ranging from 9.00% to 20.00% of net profits earned. Detailed information about the Investment Funds’ portfolios is not available. Please see the Schedule of Portfolio Investments for further information.

7.       Financial Instruments with Off-Balance Sheet Risk

In the normal course of business, the Investment Funds in which the Fund invests trade various financial instruments and enter into various investment activities with off-balance sheet risk. These include, but are not limited to, short selling activities, writing option contracts, contracts for differences and equity swaps. The Fund’s risk of loss in these Investment Funds is limited to the fair value of these investments.

8.       Indemnification

In the ordinary course of business, the Fund may enter into contracts or agreements that contain indemnifications or warranties. Future events could occur that lead to the execution of these provisions against the Fund. Based on its history and experience, the Fund believes that the likelihood of such an event is remote.

9.       Subsequent Events

The Adviser has evaluated the impact of all subsequent events on the Fund through the date the financial statements were available to be issued, and has determined that there were no events that required disclosure other than the following:

Subsequent to December 31, 2020, the Fund paid withdrawals payable of $3,467,025 in full.

17

APPROVAL OF INVESTMENT MANAGEMENT AGREEMENT (UNAUDITED)

The Board of Directors of the Fund, including the Directors who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Fund (the “Independent Directors”), last evaluated the Investment Management Agreement (the “Management Agreement”) at a meeting on September 24, 2020. The Directors met in an executive session during which they were advised by and had the opportunity to discuss with independent legal counsel the approval of the Management Agreement. The Directors reviewed materials furnished by UBS Hedge Fund Solutions LLC (the “Adviser”), including information regarding the Adviser, its affiliates and its personnel, operations and financial condition. Tables indicating comparative fee information, and comparative performance information, as well as a summary financial analysis for the Fund, also were included in the meeting materials and were reviewed and discussed. The Directors discussed with representatives of the Adviser the Fund’s operations and the Adviser’s ability to provide advisory and other services to the Fund.

The Directors reviewed, among other things, the nature of the advisory services to be provided by the Adviser to the Fund, including its investment process, and the experience of the investment advisory and other personnel proposing to provide services to the Fund. The Directors discussed the ability of the Adviser to manage the Fund’s investments in accordance with the Fund’s stated investment objectives and policies, as well as the services to be provided by the Adviser to the Fund, including administrative and compliance services, oversight of fund accounting, marketing services, assistance in meeting legal and regulatory requirements and other services necessary for the operation of the Fund. The Directors acknowledged the Adviser’s employment of skilled investment professionals, research analysts and administrative, legal and compliance staff members to ensure that a high level of quality in compliance and administrative services would be provided to the Fund. The Directors recognized the benefits that the Fund derives from the resources available to the Adviser and the Adviser’s affiliates. Accordingly, the Directors felt that the quality of service offered by the Adviser to the Fund was appropriate and that the personnel providing such services had sufficient expertise to manage the Fund.

The Directors reviewed the performance of the Fund and compared that performance to the performance of other investment companies presented by the Adviser which had objectives and strategies similar to those of the Fund and which are managed by other, third-party investment advisers (the “Comparable Funds”). The Directors recognized that certain of the Comparable Funds that are structured as private funds are not subject to certain investment restrictions under the 1940 Act that are applicable to the Fund and which can adversely affect the Fund’s performance relative to that of the Comparable Funds. The Directors recognized that the Fund’s performance for the year-to-date period ended June 30, 2020 exceeded the median performance of the Comparable Funds for the same period and that the Fund’s performance for the three- and five-year periods ended June 30, 2020 approximated the median performance of the Comparable Funds for the same periods. The Directors discussed that the Fund’s volatility for the three- and five-year periods ended June 30, 2020 was the lowest and second lowest, respectively, as compared to the Comparable Funds for the same periods.

The Directors considered the advisory fees being charged by the Adviser for its services to the Fund as compared to those charged to the Comparable Funds. The information presented to the Directors showed that, while the Fund’s management fee was above the median management fee of the Comparable Funds, the Fund does not charge an incentive fee, unlike most of the Comparable Funds. In comparing the advisory fees being charged to the Fund to those charged to other advisory clients of the Adviser, the Directors noted that, while the Fund’s management fee was above the standard management fee of the Adviser’s retail clients and non-retail clients, the Fund does not charge an incentive fee, unlike the Adviser’s retail clients and non-retail clients.

The Directors also considered the profitability of the Adviser both before payment to brokers and after payment to brokers and concluded that the profits to be realized by the Adviser and its affiliates

18

under the Fund’s Management Agreement and from other relationships between the Fund and the Adviser were within a range the Directors considered reasonable and appropriate. The Directors also discussed the fact that the Fund was not large enough at that time to support a request for breakpoints due to economies of scale.

The Directors determined that the fees under the Management Agreement do not constitute fees that are so disproportionately large as to bear no reasonable relationship to the services rendered and that could not have been the product of arm’s length bargaining. After considering all factors that it considered relevant, the Board, including a majority of the Independent Directors, approved the renewal of the Management Agreement.

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DIRECTORS AND OFFICERS (UNAUDITED)

Information pertaining to the Directors and Officers of the Fund as of December 31, 2020 is set forth below. The Statement of Additional Information (SAI) includes additional information about the Directors and is available without charge, upon request, by calling UBS Hedge Fund Solutions, LLC (“UBS HFS”) at (888) 793-8637.

Name, Age, Address and Position(s) with Funds	Term of Office and Length of Time Served[1]	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director[2]	Other Directorships/ Trusteeships Held by Director Outside Fund Complex During Past 5 Years
INDEPENDENT DIRECTORS
Virginia G. Breen (56) c/o UBS HFS 600 Washington Boulevard Stamford, Connecticut 06901 Director	Term — Indefinite Length—since Aug. 7, 2008	Private investor and board member of certain entities (as listed herein).	4	Director of: Paylocity Holding Corp.; the Neuberger Berman Private Equity Registered Funds (19 funds); certain funds in the Calamos Fund Complex (26 portfolios); Jones Lang LaSalle Income Property Trust, Inc.
Stephen H. Penman (74) c/o UBS HFS 600 Washington Boulevard Stamford, Connecticut 06901 Director	Term — Indefinite Length—since Jul. 1, 2004	Professor of Financial Accounting of the Graduate School of Business, Columbia University.	4	Member, Board of Advisors, Boston Harbor Investment Management, LLC.
INTERESTED DIRECTOR
Meyer Feldberg (78)[3] c/o UBS HFS 600 Washington Boulevard Stamford, Connecticut 06901 Chairman and Director	Term — Indefinite Length—since Commencement of Operations	Dean Emeritus and Professor of Management of the Graduate School of Business, Columbia University; Senior Advisor for Morgan Stanley.	51	Director of: NYC Ballet; Revlon, Inc. (1997 to 2017); Macy’s, Inc. (1992 to 2016). Advisory Director of Welsh Carson Anderson & Stowe.
OFFICER(S) WHO ARE NOT DIRECTORS
William J. Ferri (54) UBS HFS 787 7th Avenue New York, New York 10019 Principal Executive Officer	Term — Indefinite Length—since Oct. 1, 2010	Head of UBS Asset Management
(Americas) Inc. (“UBS AM”) and
Head of Multi-Manager and Hedge
Fund Solutions of UBS AM since
March 2017.  Prior to serving in
this role, Mr. Ferri was Global
Head of UBS HFS from 2010 to
		2017.	N/A	N/A
Dylan Germishuys (51) UBS HFS 600 Washington Boulevard Stamford, Connecticut 06901 Principal Accounting Officer	Term — Indefinite Length—since Nov. 19, 2013	Head of Operations and Product Control of UBS HFS since 2004.	N/A	N/A

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Name, Age, Address and Position(s) with Funds	Term of Office and Length of Time Served[1]	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director[2]	Other Directorships/ Trusteeships Held by Director Outside Fund Complex During Past 5 Years
Frank S. Pluchino (61) UBS HFS 600 Washington Boulevard Stamford, Connecticut 06901 Chief Compliance Officer	Term — Indefinite Length—since Jul. 19, 2005	Executive Director and Chief
Compliance Officer of UBS HFS
since October 2010, and Executive
Director of UBS Business
Solutions US LLC since January
2017.  Mr. Pluchino also serves as
Chief Compliance Officer of the
registered investment funds
advised by UBS HFS and UBS
		AM.	N/A	N/A
Keith A. Weller (58) UBS AM One North Wacker Drive Chicago, IL 60606 Chief Legal Officer	Term — Indefinite Length—since Jul. 25, 2019	Executive Director and Deputy
General Counsel (since February
2019, prior to which he was Senior
Associate General Counsel) of
UBS Business Solutions US LLC
(since January 2017) and UBS AM
(since 2005).  Mr. Weller also
serves as a Vice President and
Secretary of the registered
investment funds advised by UBS
		AM.	N/A	N/A

[1]	The Fund commenced operations on February 1, 2003.

[2]	As of December 31, 2020, of the 51 funds/portfolios in the complex, 47 were advised by an affiliate of UBS HFS and four comprised the registered alternative investment funds advised by UBS HFS.

[3]	Mr. Feldberg is an “interested person” of the Fund because he is an affiliated person of a broker-dealer with which the funds advised by UBS HFS may do business. Mr. Feldberg is not affiliated with UBS Financial Services Inc. or its affiliates.

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ADDITIONAL INFORMATION (UNAUDITED)

PROXY VOTING

A description of the policies and procedures that the Fund uses to determine how to vote proxies relating to portfolio securities is available: (i) without charge, upon request, by calling (888) 793-8637; and (ii) on the Securities and Exchange Commission’s (the “SEC”) website at http://www.sec.gov.

The Fund is required to file, on Form N-PX, its complete proxy voting record for the most recent twelve-month period ended June 30, no later than August 31. The Fund’s Form N-PX filings are available: (i) without charge, upon request, by calling (888) 793-8637; and (ii) on the SEC’s website at http://www.sec.gov.

FILING OF QUARTERLY SCHEDULE OF PORTFOLIO HOLDINGS (“FORM N-PORT”)

The Fund files its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year as an exhibit to its reports on Form N-PORT. The Fund’s Form N-PORT reports are available, without charge, on the SEC’s website at http://www.sec.gov.

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